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                                 EXHIBIT 10.12


                              AMENDED AND RESTATED
                    ASSET TRANSFER AND ACQUISITION AGREEMENT


                                 By and Between



                     UNUM LIFE INSURANCE COMPANY OF AMERICA


                                       and


                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


                          Dated as of January 24, 1996





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                                TABLE OF CONTENTS

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ARTICLE I
          DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     1.01. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
               Accrued Liabilities . . . . . . . . . . . . . . . . . . . . .   4
               Administrative Services Agreement . . . . . . . . . . . . . .   4
               Affected Employees. . . . . . . . . . . . . . . . . . . . . .   4
               Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . .   4
               Ancillary Agreements. . . . . . . . . . . . . . . . . . . . .   4
               Annual Rate . . . . . . . . . . . . . . . . . . . . . . . . .   4
               Antitrust Division. . . . . . . . . . . . . . . . . . . . . .   4
               Asserted Liability. . . . . . . . . . . . . . . . . . . . . .   4
               Assignable Licensed Principally Used Software . . . . . . . .   5
               Assigned and Assumed Contracts. . . . . . . . . . . . . . . .   5
               Assumption Reinsurance Agreements . . . . . . . . . . . . . .   5
               Band 1 Employees. . . . . . . . . . . . . . . . . . . . . . .   5
               Band 2 Employees. . . . . . . . . . . . . . . . . . . . . . .   5
               Baseline Balance Sheet. . . . . . . . . . . . . . . . . . . .   5
               Baseline Customer Asset Value . . . . . . . . . . . . . . . .   5
               Baseline Purchase Price . . . . . . . . . . . . . . . . . . .   5
               Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . .   5
               Benefits Affected Employee. . . . . . . . . . . . . . . . . .   5
               Benefits Information Schedule . . . . . . . . . . . . . . . .   5
               Bill of Sale. . . . . . . . . . . . . . . . . . . . . . . . .   5
               Books and Records . . . . . . . . . . . . . . . . . . . . . .   5
               Business. . . . . . . . . . . . . . . . . . . . . . . . . . .   6
               Business Day. . . . . . . . . . . . . . . . . . . . . . . . .   6
               Cash Equivalents. . . . . . . . . . . . . . . . . . . . . . .   6
               Claims Notice . . . . . . . . . . . . . . . . . . . . . . . .   6
               Closing . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
               Closing Balance Sheet . . . . . . . . . . . . . . . . . . . .   7
               Closing Date. . . . . . . . . . . . . . . . . . . . . . . . .   7
               COBRA . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
               Code. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
               Coinsurance and Assumption Agreement. . . . . . . . . . . . .   7
               Combined Business . . . . . . . . . . . . . . . . . . . . . .   7
               Commission. . . . . . . . . . . . . . . . . . . . . . . . . .   7
               Contract Employees. . . . . . . . . . . . . . . . . . . . . .   7
               Contractholder. . . . . . . . . . . . . . . . . . . . . . . .   7
               Contractholder Affiliate. . . . . . . . . . . . . . . . . . .   7

                                                                            PAGE
                                                                            ----

               Core Insurance Contracts. . . . . . . . . . . . . . . . . . .   7
               Custodian . . . . . . . . . . . . . . . . . . . . . . . . . .   8
               Custodian Agreement . . . . . . . . . . . . . . . . . . . . .   8
               Customer Asset Value. . . . . . . . . . . . . . . . . . . . .   8
               Effective Date. . . . . . . . . . . . . . . . . . . . . . . .   9
               Employer Claim. . . . . . . . . . . . . . . . . . . . . . . .   9
               ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
               Executive Officer . . . . . . . . . . . . . . . . . . . . . .   9
               Extra Contractual Obligations . . . . . . . . . . . . . . . .   9
               FAS 87. . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
               FAS 106 . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
               Final Balance Sheet . . . . . . . . . . . . . . . . . . . . .  10
               Final Customer Asset Value. . . . . . . . . . . . . . . . . .  10
               Final Purchase Price. . . . . . . . . . . . . . . . . . . . .  10
               First UNUM. . . . . . . . . . . . . . . . . . . . . . . . . .  10
               401(a) Contract . . . . . . . . . . . . . . . . . . . . . . .  10
               403(b) Contract . . . . . . . . . . . . . . . . . . . . . . .  10
               403(b) Contractholder . . . . . . . . . . . . . . . . . . . .  10
               FTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
               GAAP. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
               General Account Reserves. . . . . . . . . . . . . . . . . . .  11
               General Assignment Agreements . . . . . . . . . . . . . . . .  11
               HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
               Indemnified Party . . . . . . . . . . . . . . . . . . . . . .  11
               Indemnifying Party. . . . . . . . . . . . . . . . . . . . . .  11
               Indemnity Reinsurance Agreements. . . . . . . . . . . . . . .  11
               Insurance Contracts . . . . . . . . . . . . . . . . . . . . .  11
               Insurance Liabilities . . . . . . . . . . . . . . . . . . . .  12
               Interim Purchaser Financial Statements. . . . . . . . . . . .  12
               IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
               knowledge . . . . . . . . . . . . . . . . . . . . . . . . . .  12
               License Agreements. . . . . . . . . . . . . . . . . . . . . .  12
               Licensed Generally Used Software. . . . . . . . . . . . . . .  13
               Licensed Principally Used Software. . . . . . . . . . . . . .  13
               Losses. . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
               Maine SAP . . . . . . . . . . . . . . . . . . . . . . . . . .  13
               Maine Severance Pay Law . . . . . . . . . . . . . . . . . . .  13
               Material Adverse Effect . . . . . . . . . . . . . . . . . . .  14
               1940 Act. . . . . . . . . . . . . . . . . . . . . . . . . . .  14
               NAIC. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                                            PAGE
                                                                            ----

               90-Day Treasury Rate. . . . . . . . . . . . . . . . . . . . .  14
               Newco . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
               Newco Assumption Reinsurance Agreement. . . . . . . . . . . .  14
               Newco Indemnity Reinsurance Agreement . . . . . . . . . . . .  14
               Newco Separate Accounts . . . . . . . . . . . . . . . . . . .  15
               Newco Trust Agreement . . . . . . . . . . . . . . . . . . . .  15
               Non-Compete Period. . . . . . . . . . . . . . . . . . . . . .  15
               Owned Generally Used Software . . . . . . . . . . . . . . . .  15
               Owned Principally Used Software . . . . . . . . . . . . . . .  15
               Participant . . . . . . . . . . . . . . . . . . . . . . . . .  15
               Pension Plans . . . . . . . . . . . . . . . . . . . . . . . .  15
               Permits . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
               Person. . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
               Preliminary Purchase Price. . . . . . . . . . . . . . . . . .  16
               Pre-Paid Items and Receivables. . . . . . . . . . . . . . . .  16
               premiums. . . . . . . . . . . . . . . . . . . . . . . . . . .  16
               previously disclosed. . . . . . . . . . . . . . . . . . . . .  16
               Proposed Balance Sheet. . . . . . . . . . . . . . . . . . . .  16
               Purchase Price Percentage . . . . . . . . . . . . . . . . . .  16
               Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . .  16
               Purchaser Assumption Reinsurance Agreement. . . . . . . . . .  16
               Purchaser Financial Statements. . . . . . . . . . . . . . . .  16
               Purchaser Indemnity Reinsurance Agreement . . . . . . . . . .  17
               Purchaser Separate Accounts . . . . . . . . . . . . . . . . .  17
               Purchaser Trust Agreement . . . . . . . . . . . . . . . . . .  17
               Purchaser's Defined Benefit Plan. . . . . . . . . . . . . . .  17
               Purchaser's 401(k) Plan . . . . . . . . . . . . . . . . . . .  17
               Purchaser's Plan. . . . . . . . . . . . . . . . . . . . . . .  17
               Purchaser's Retiree Welfare Plans . . . . . . . . . . . . . .  17
               Purchaser's SERPs . . . . . . . . . . . . . . . . . . . . . .  17
               related to" or "arising in connection with. . . . . . . . . .  17
               Retention Bonus . . . . . . . . . . . . . . . . . . . . . . .  17
               Securities Act. . . . . . . . . . . . . . . . . . . . . . . .  17
               Seller. . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
               Seller Custodian Account. . . . . . . . . . . . . . . . . . .  18
               Seller Custodian Agreement. . . . . . . . . . . . . . . . . .  18
               Seller Custodian. . . . . . . . . . . . . . . . . . . . . . .  18
               Seller Separate Account . . . . . . . . . . . . . . . . . . .  18
               Seller's Defined Benefit Plan . . . . . . . . . . . . . . . .  18
               Seller's 401(k) Plan. . . . . . . . . . . . . . . . . . . . .  18

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                                TABLE OF CONTENTS      (CONT'D)

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                                                                            ----

               Seller's SERP . . . . . . . . . . . . . . . . . . . . . . . .  18
               Seller's Employee Welfare Plan. . . . . . . . . . . . . . . .  18
               Separate Account Liabilities. . . . . . . . . . . . . . . . .  18
               Settlement Notice . . . . . . . . . . . . . . . . . . . . . .  18
               Shared Cost Period. . . . . . . . . . . . . . . . . . . . . .  18
               Significant Brokers . . . . . . . . . . . . . . . . . . . . .  19
               Subsidiary. . . . . . . . . . . . . . . . . . . . . . . . . .  19
               Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
               Third Party Accountant. . . . . . . . . . . . . . . . . . . .  19
               Third Party Claimant. . . . . . . . . . . . . . . . . . . . .  19
               Transferred Assets. . . . . . . . . . . . . . . . . . . . . .  19
               Transferred Contract. . . . . . . . . . . . . . . . . . . . .  20
               Transition Services Agreement . . . . . . . . . . . . . . . .  20
               Trust Accounts. . . . . . . . . . . . . . . . . . . . . . . .  20
               Trust Agreements. . . . . . . . . . . . . . . . . . . . . . .  20
               Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
               WARN Act. . . . . . . . . . . . . . . . . . . . . . . . . . .  20
               Welfare Plans . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE II
               TRANSFER AND ACQUISITION OF ASSETS. . . . . . . . . . . . . .  20
          2.01. Cash Consideration . . . . . . . . . . . . . . . . . . . . .  20
          2.02. Acquisition of Transferred Assets and
               Assumption of Assumed Liabilities . . . . . . . . . . . . . .  20
          2.03. Place and Date of Closing; Balance Sheets. . . . . . . . . .  22
          2.04. Post-Closing Adjustments . . . . . . . . . . . . . . . . . .  26
          2.05. Closing Items. . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF SELLER. . . . . . . . . . .  30
          3.01. Organization, Standing and Authority of Seller . . . . . . .  30
          3.02. Authorization. . . . . . . . . . . . . . . . . . . . . . . .  30
          3.03. Actions and Proceedings. . . . . . . . . . . . . . . . . . .  31
          3.04. No Conflict or Violation . . . . . . . . . . . . . . . . . .  31
          3.05. Consents and Approvals . . . . . . . . . . . . . . . . . . .  32
          3.06. Computer Software. . . . . . . . . . . . . . . . . . . . . .  32
          3.07. Brokerage and Financial Advisers . . . . . . . . . . . . . .  35
          3.08. Compliance with Laws . . . . . . . . . . . . . . . . . . . .  35
          3.09. Permits, Licenses and Franchises . . . . . . . . . . . . . .  35
          3.10. Annuity Business . . . . . . . . . . . . . . . . . . . . . .  36


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                                TABLE OF CONTENTS      (CONT'D)

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          3.11. Regulatory Filings . . . . . . . . . . . . . . . . . . . . .  41
          3.12. Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . .  42
          3.13. Reinsurance. . . . . . . . . . . . . . . . . . . . . . . . .  43
          3.14. Banking Arrangements . . . . . . . . . . . . . . . . . . . .  43
          3.15. Absence of Certain Changes or Events . . . . . . . . . . . .  43
          3.16. Other Sale Arrangement . . . . . . . . . . . . . . . . . . .  44
          3.17. Seller Separate Account. . . . . . . . . . . . . . . . . . .  44
          3.18. Assigned and Assumed Contracts . . . . . . . . . . . . . . .  45
          3.19. Employees. . . . . . . . . . . . . . . . . . . . . . . . . .  45
          3.20. Employee Benefit Plans; ERISA. . . . . . . . . . . . . . . .  46
          3.21. Labor Relations and Employment . . . . . . . . . . . . . . .  48
          3.22. Transferred Assets . . . . . . . . . . . . . . . . . . . . .  49
          3.23. Contracts. . . . . . . . . . . . . . . . . . . . . . . . . .  49
          3.24. Statutory Statements . . . . . . . . . . . . . . . . . . . .  50
          3.25. Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . .  51
          3.26. Financial Statement Data . . . . . . . . . . . . . . . . . .  51
          3.27. Transition Services Agreement. . . . . . . . . . . . . . . .  52
          3.28. Crediting Rate . . . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF PURCHASER . . . . . . . . .  52
          4.01. Organization and Standing. . . . . . . . . . . . . . . . . .  52
          4.02. Authorization. . . . . . . . . . . . . . . . . . . . . . . .  53
          4.03. Actions and Proceedings. . . . . . . . . . . . . . . . . . .  53
          4.04. No Conflict or Violation . . . . . . . . . . . . . . . . . .  54
          4.05. Consents and Approvals . . . . . . . . . . . . . . . . . . .  55
          4.06. Brokerage and Financial Advisers . . . . . . . . . . . . . .  55
          4.07. Compliance with Laws . . . . . . . . . . . . . . . . . . . .  55
          4.08. Permits, Licenses and Franchises . . . . . . . . . . . . . .  56
          4.09. GAAP Financial Statements. . . . . . . . . . . . . . . . . .  56
          4.10. Statutory Statements . . . . . . . . . . . . . . . . . . . .  57
          4.11. Absence of Certain Changes or Events . . . . . . . . . . . .  58
          4.12. Relations with Investment Companies. . . . . . . . . . . . .  58


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                                TABLE OF CONTENTS      (CONT'D)

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ARTICLE V
               COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . .  59
          5.01. Conduct of Business. . . . . . . . . . . . . . . . . . . . .  59
          5.02. Certain Transactions . . . . . . . . . . . . . . . . . . . .  59
          5.03. Investigations . . . . . . . . . . . . . . . . . . . . . . .  60
          5.04. Continued Access . . . . . . . . . . . . . . . . . . . . . .  60
          5.05. HSR Act Filings. . . . . . . . . . . . . . . . . . . . . . .  61
          5.06. Consents and Reasonable Efforts. . . . . . . . . . . . . . .  62
          5.07. Representations and Warranties . . . . . . . . . . . . . . .  63
          5.08. Further Assurances . . . . . . . . . . . . . . . . . . . . .  64
          5.09. Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .  64
          5.10. Assumption Reinsurance Agreements. . . . . . . . . . . . . .  65
          5.11. Indemnity Reinsurance Agreements . . . . . . . . . . . . . .  65
          5.12. Administrative Services Agreement. . . . . . . . . . . . . .  65
          5.13. Transition Services Agreement. . . . . . . . . . . . . . . .  66
          5.14. Bill of Sale . . . . . . . . . . . . . . . . . . . . . . . .  66
          5.15. Trust Agreements . . . . . . . . . . . . . . . . . . . . . .  66
          5.16(a). General Assignment Agreement. . . . . . . . . . . . . . .  66
          5.16(b). Custodian Agreement . . . . . . . . . . . . . . . . . . .  66
          5.17. Coinsurance and Assumption Agreement . . . . . . . . . . . .  66
          5.18. Products . . . . . . . . . . . . . . . . . . . . . . . . . .  67
          5.19. Employees; Severance Payments. . . . . . . . . . . . . . . .  68
          5.20. Employee Benefits. . . . . . . . . . . . . . . . . . . . . .  76
          5.21. Allocation of Final Purchase Price . . . . . . . . . . . . .  97
          5.22. Newco. . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
          5.23. Broker/Dealer Transition . . . . . . . . . . . . . . . . . .  98
          5.24. Other Agreements . . . . . . . . . . . . . . . . . . . . . .  99
          5.25. Bank Accounts and Lockboxes. . . . . . . . . . . . . . . . .  99
          5.26. Computer Systems . . . . . . . . . . . . . . . . . . . . . . 100
          5.27. Computer Software. . . . . . . . . . . . . . . . . . . . . . 100
          5.28. Contract Administration. . . . . . . . . . . . . . . . . . . 101
          5.29. Credit for Reinsurance . . . . . . . . . . . . . . . . . . . 102
          5.30. Custodian Account. . . . . . . . . . . . . . . . . . . . . . 103

ARTICLE VI
          CONDITIONS PRECEDENT TO THE OBLIGATION
           OF PURCHASER TO CLOSE . . . . . . . . . . . . . . . . . . . . . . 104
          6.01. Representations and Covenants. . . . . . . . . . . . . . . . 104
          6.02. Other Agreements . . . . . . . . . . . . . . . . . . . . . . 105
          6.03. Governmental and Regulatory Consents and Approvals . . . . . 106

                                                                            PAGE
                                                                            ----

          6.04. Third Party Consents . . . . . . . . . . . . . . . . . . . . 106
          6.05. Participation Agreements . . . . . . . . . . . . . . . . . . 106
          6.06. Possession of Assets; Instruments of Conveyance. . . . . . . 106
          6.07. Opinion of Counsel to Seller . . . . . . . . . . . . . . . . 107
          6.08. Injunction . . . . . . . . . . . . . . . . . . . . . . . . . 107
          6.09. Customer Asset Value . . . . . . . . . . . . . . . . . . . . 107
          6.10. Crediting Rates. . . . . . . . . . . . . . . . . . . . . . . 107
          6.11. New York Subsidiary. . . . . . . . . . . . . . . . . . . . . 108
          6.12. Employment Contracts . . . . . . . . . . . . . . . . . . . . 108
          6.13. First UNUM Closing . . . . . . . . . . . . . . . . . . . . . 108

ARTICLE VII
          CONDITIONS PRECEDENT TO THE OBLIGATION
           OF SELLER TO CLOSE. . . . . . . . . . . . . . . . . . . . . . . . 108
          7.01. Representations and Covenants. . . . . . . . . . . . . . . . 108
          7.02. Other Agreements . . . . . . . . . . . . . . . . . . . . . . 110
          7.03. Governmental and Regulatory Consents and Approvals . . . . . 110
          7.04. Third Party Consents . . . . . . . . . . . . . . . . . . . . 111
          7.05. Purchase Price . . . . . . . . . . . . . . . . . . . . . . . 111
          7.06. Opinion of Counsel to Purchaser. . . . . . . . . . . . . . . 111
          7.07. Injunction . . . . . . . . . . . . . . . . . . . . . . . . . 112
          7.08. Ratings. . . . . . . . . . . . . . . . . . . . . . . . . . . 112
          7.09. New York Subsidiary. . . . . . . . . . . . . . . . . . . . . 112
          7.10. Principal Underwriter. . . . . . . . . . . . . . . . . . . . 112
          7.11. First UNUM Agreement Closing . . . . . . . . . . . . . . . . 113

ARTICLE VIII
          FURTHER AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . 113
          8.01. Seller's Non-Compete . . . . . . . . . . . . . . . . . . . . 113

ARTICLE IX
          SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . 115
          9.01. Survival of Representations and Warranties . . . . . . . . . 115

ARTICLE X
          INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . 116
          10.01. Obligation to Indemnify . . . . . . . . . . . . . . . . . . 116
          10.02. Claims Notice . . . . . . . . . . . . . . . . . . . . . . . 119
          10.03. Right to Contest Claims of Third Parties. . . . . . . . . . 120

                                                                            PAGE
                                                                            ----

          10.04. Section 10.01(a)(ii) Indemnification. . . . . . . . . . . . 122
          10.05. Indemnification Payments. . . . . . . . . . . . . . . . . . 133

ARTICLE XI
          TERMINATION PRIOR TO CLOSING . . . . . . . . . . . . . . . . . . . 133
          11.01. Termination of Agreement. . . . . . . . . . . . . . . . . . 133
          11.02. Break-up Fee. . . . . . . . . . . . . . . . . . . . . . . . 135
          11.03. Survival. . . . . . . . . . . . . . . . . . . . . . . . . . 136

ARTICLE XII
          MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . 136
          12.01. Publicity . . . . . . . . . . . . . . . . . . . . . . . . . 136
          12.02. Confidentiality . . . . . . . . . . . . . . . . . . . . . . 136
          12.03. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . 137
          12.04. Entire Agreement. . . . . . . . . . . . . . . . . . . . . . 138
          12.05. Waivers and Amendments; Non-Contractual
                 Remedies; Preservation of Remedies. . . . . . . . . . . . . 138
          12.06. Governing Law . . . . . . . . . . . . . . . . . . . . . . . 139
          12.07. Binding Effect; Assignment. . . . . . . . . . . . . . . . . 139
          12.08. Interpretation. . . . . . . . . . . . . . . . . . . . . . . 139
          12.09. No Third Party Beneficiaries. . . . . . . . . . . . . . . . 140
          12.10. Counterparts. . . . . . . . . . . . . . . . . . . . . . . . 140
          12.11. Other Agreements, Exhibits and Schedules. . . . . . . . . . 140
          12.12. Headings. . . . . . . . . . . . . . . . . . . . . . . . . . 141
          12.13. Dollar References . . . . . . . . . . . . . . . . . . . . . 141
          12.14. Newco Signature Page. . . . . . . . . . . . . . . . . . . . 141

                                    EXHIBITS


Exhibit A-1    -    Form of Purchaser Assumption Reinsurance Agreement

Exhibit A-2    -    Form of Newco Assumption Reinsurance Agreement

Exhibit B-1    -    Form of Purchaser Indemnity Reinsurance Agreement

Exhibit B-2    -    Form of Newco Indemnity Reinsurance Agreement

Exhibit C      -    Form of Administrative Services Agreement

Exhibit D      -    Form of Transition Services Agreement

Exhibit E      -    Form of Bill of Sale

Exhibit F-1    -    Form of Purchaser Trust Agreement

Exhibit F-2    -    Form of Newco Trust Agreement

Exhibit G      -    Form of General Assignment Agreement

Exhibit H      -    Form of Coinsurance and Assumption Agreement

Exhibit I      -    Form of Opinion of Seller's Counsel

Exhibit J      -    Form of Opinion of Purchaser's Counsel

Exhibit K      -    Form of Custodian Agreement

Exhibit L      -    Form of Newco Signature Page

                                    SCHEDULES


Schedule 1.01(A)    -    Assigned and Assumed Contracts

Schedule 1.01(B)    -    Baseline Balance Sheet

Schedule 1.01(C)    -    Group Annuity Contracts Included in the Insurance
                           Contracts

Schedule 1.01(D)    -    Purchaser Separate Accounts

Schedule 1.01(E)    -    Seller Separate Account

Schedule 1.01(F)    -    Additional Transferred Assets

Schedule 3.03       -    Actions and Proceedings against Seller

Schedule 3.04       -    No Conflict or Violation by Seller

Schedule 3.05       -    Consents and Approvals of Seller

Schedule 3.06(A)    -    Computer Software Used Principally in
                           Conduct of Business

Schedule 3.06(B)    -    Computer Software Used Generally in Conduct of Business

Schedule 3.09       -    Permits, Licenses and Franchises of Seller

Schedule 3.10(A)    -    Intentions of Termination or Cancellation of Insurance
                           Contracts and Association Servicing

Schedule 3.10(B)    -    Audits in Connection with Section 403(b) Compliance

Schedule 3.10(D)    -    Insurance Contracts with Respect to ERISA

Schedule 3.11       -    Regulatory Filings

Schedule 3.12(A)    -    Brokers

Schedule 3.12(B)    -    Significant Brokers

Schedule 3.14       -    Banking Arrangements

Schedule 3.15       -    Surrenders and Withdrawals

Schedule 3.19(A)    -    Employees

Schedule 3.19(B)    -    "Pay-to-Stay" Arrangements

Schedule 3.20(A)    -    Employee Benefit Plans

Schedule 3.20(C)    -    Welfare Benefit Plans

Schedule 3.21       -    Labor Relations and Employment

Schedule 3.23(A)    -    Contracts

Schedule 3.23(C)    -    Indemnification Arrangements

Schedule 3.23(D)    -    Crediting Rates

Schedule 3.25       -    Insurance Contracts Not Pension Plan Contracts

Schedule 3.26       -    Financial Statement Data

Schedule 4.03       -    Actions and Proceedings against Purchaser

Schedule 4.04       -    No Conflict or Violation by Purchaser

Schedule 4.05       -    Consents and Approvals of Purchaser

Schedule 4.07       -    Compliance with Laws by Purchaser

Schedule 4.08       -    Permits, Licenses and Franchises of Purchaser

Schedule 4.11       -    Absence of Certain Changes or Events with Respect to
                           Purchaser

Schedule 5.19(B)    -    Contract Employees

Schedule 5.20       -    Purchaser's Plans

Schedule 5.23       -    Registered Representatives and Selling Agreement
                           Partners

Schedule 6.03       -    Governmental and Regulatory Consents and Approvals

Schedule 6.05       -    Investment Companies

Schedule 6.12       -    Employment Contracts

                              AMENDED AND RESTATED
                    ASSET TRANSFER AND ACQUISITION AGREEMENT

          This AMENDED AND RESTATED ASSET TRANSFER AND ACQUISITION AGREEMENT (this "Agreement"), dated as of January 24, 1996, is entered into by and between UNUM Life Insurance Company of America, a stock life insurance company incorporated in Maine ("Seller"), and The Lincoln National Life Insurance Company, a stock life insurance company incorporated in Indiana ("Purchaser") and amends and restates in its entirety the Asset Transfer and Acquisition Agreement entered into by and between Seller and Purchaser on January 24, 1996.

                                    RECITALS:

     A. THE ACQUISITION. Upon the terms and subject to the conditions of this Agreement, Seller wishes to sell, and Purchaser wishes to acquire, certain of the group annuity business of Seller as described below (the "Business"). Such group annuity contracts issued in states other than New York will be assumed by Purchaser. Such group annuity contracts issued in New York will be assumed by a wholly-owned New York domestic life insurance subsidiary of Purchaser ("Newco") to be acquired or organized by Purchaser prior to the Closing Date (as defined below). Following the execution of this Agreement, Purchaser shall enter into an agreement (the "First UNUM Agreement") substantially similar to this Agreement (including substantially similar schedules and exhibits, where appropriate) with First UNUM Life Insurance Company ("First UNUM") whereby Purchaser will agree to cause Newco to acquire certain group annuity contracts issued by First UNUM in New York.

     B. THE DOCUMENTS. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the parties hereto and Newco will execute and deliver the following agreements and instruments dated as of the Closing Date or a date prior thereto: (i) Seller and Purchaser and Seller and Newco will enter into the Purchaser Assumption Reinsurance Agreement and the Newco Assumption Reinsurance Agreement (each as defined below), respectively, providing, among other things, for the assumption by Purchaser and Newco of the Insurance Contracts (as defined below); (ii) Seller and Purchaser and Seller and Newco will enter into the Purchaser Indemnity Reinsurance Agreement and the Newco Indemnity Reinsurance Agreement (each as defined below), respectively, providing, among other things, for the indemnity reinsurance as of the Effective Date (as defined below) by Purchaser and Newco of the general account liabilities of Seller under the Insurance Contracts, pending assumption of such contracts by Purchaser and Newco on a novation basis; (iii) Seller and Purchaser will enter into the Administrative Services Agreement (as defined below), providing for the provision by Purchaser of certain administrative services on behalf of Seller with respect to the Insurance Contracts and the Seller Separate Account (as defined below) following the Closing Date; (iv) Seller and Purchaser will enter into the Transition Services Agreement (as defined below), providing for the provision by Seller of certain administrative services to Purchaser during a transition period following the Closing Date; (v) Seller will execute and deliver to Purchaser and Newco the Bill of Sale (as defined below); (vi) Seller, Purchaser and the Trustee (as defined below) and Seller, Newco and the Trustee, will enter into the Purchaser Trust Agreement and the Newco Trust Agreement (each as defined below), respectively, providing for trust accounts into which cash and Cash Equivalents (as defined below) will be transferred on the Closing Date by or at the direction of Seller; (vii) Seller and Purchaser and Seller and Newco, respectively, will enter into the General Assignment Agreements (as defined below) pursuant to which Seller will assign and Purchaser and Newco will assume the Assigned and Assumed Contracts (as defined below) and the Assignable Licensed Principally Used Software (as defined below); (viii) Seller and Purchaser will enter into the Coinsurance and Assumption Agreement (as defined below), providing, among other things, for Purchaser to coinsure contracts of insurance relating to the Business that Seller will issue for up to 18 months from the Closing Date; (ix) Seller and Purchaser and Seller and Newco, respectively, will enter into the License Agreements (as defined below) and (x) Newco and Custodian (as defined below) will enter into the Custodian Agreement (as defined below) pursuant to which the Custodian will hold certain assets of Newco as security for benefit of the New York policyholders of Seller who are beneficiaries of the Seller Custodian Account.

          NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and in reliance upon the representations, warranties, conditions and covenants contained herein, and intending to be legally bound hereby, Seller and Purchaser do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


          Section 1.01. DEFINITIONS. The following terms shall have the respective meanings set forth below throughout this Agreement:

          "ACCRUED LIABILITIES" shall have the meaning set forth in Section 2.03(c) hereof.

          "ADMINISTRATIVE SERVICES AGREEMENT" means the Administrative Services Agreement which is substantially in the form of Exhibit C hereto.

          "AFFECTED EMPLOYEES" means, collectively, Band 2 Employees and Contract Employees.

          "AFFILIATE" means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person.

          "ANCILLARY AGREEMENTS" means the Assumption Reinsurance Agreements, the Indemnity Reinsurance Agreements, the Administrative Services Agreement, the Transition Services Agreement, the Bill of Sale, the General Assignment Agreements, the Trust Agreements, the Coinsurance and Assumption Agreement, the License Agreements and the Custodian Agreement.

          "ANNUAL RATE" means the value of r in the expression (1 + r) to the power of n/365 - 1, where "n" is equal to the number of days for which interest is to be computed and the result of the expression is the interest factor for computing the applicable interest amounts.

          "ANTITRUST DIVISION" shall have the meaning set forth in Section 5.05 hereof.

          "ASSERTED LIABILITY" shall have the meaning set forth in Section 10.03(a) hereof.

          "ASSIGNABLE LICENSED PRINCIPALLY USED SOFTWARE" means the Licensed Principally Used Software as to which (i) no consent to the assignment thereof is required or (ii) consent to the assignment thereof has been obtained on or prior to the Closing Date.

          "ASSIGNED AND ASSUMED CONTRACTS" means those contracts and other agreements to which Seller is a party and which are listed on Schedule 1.01(A).

          "ASSUMPTION REINSURANCE AGREEMENTS" means the Purchaser Assumption Reinsurance Agreement and the Newco Assumption Reinsurance Agreement.

          "BAND 1 EMPLOYEES" shall have the meaning set forth in Section
5.19(a).

          "BAND 2 EMPLOYEES" shall have the meaning set forth in Section
5.19(c).

          "BASELINE BALANCE SHEET" means the pro forma balance sheet of the Business as at June 30, 1995 attached as Schedule 1.01(B).

          "BASELINE CUSTOMER ASSET VALUE" means $3,152,400,000, which is the Customer Asset Value reflected on the Baseline Balance Sheet.

          "BASELINE PURCHASE PRICE" means $68,797,506.

          "BENEFIT PLANS" shall have the meaning set forth in Section 3.20(a) hereof.

          "BENEFITS AFFECTED EMPLOYEE" shall have the meaning set forth in
Section 5.20 hereof.

          "BENEFITS INFORMATION SCHEDULE" shall have the meaning set forth in
Section 5.20(d).

          "BILL OF SALE" means the Bill of Sale which is substantially in the form of Exhibit E hereto.

          "BOOKS AND RECORDS" means the originals or copies of all customer lists, policy information, Insurance Contract forms and rating plans, disclosure and other documents and filings required under applicable securities laws, claim records, sales records, underwriting records, financial records, tax records and compliance records in the possession or control of Seller and relating exclusively to the operation of the Business, including, without limitation, any database, magnetic or optical media (to the extent not subject to licensing restrictions) and any other form of recorded, computer generated or stored information or process, but excluding any such records that are subject to the attorney-client privilege.

          "BUSINESS" means the issuance and administration of the group annuity contracts set forth on Schedule 1.01(C) hereto and any similar group annuity contracts issued by Seller from the date hereof to the Closing Date, and the other business activities of Seller related thereto.

          "BUSINESS DAY" means any day other than a Saturday, Sunday, a day on which banking institutions in any of the States of Maine, Indiana or New York are permitted or obligated by law to be closed or a day on which the New York Stock Exchange is closed for trading.

          "CASH EQUIVALENTS" means, as of any particular date, money market funds, marketable obligations issued or guaranteed by the United States Government, certificates of deposit, bankers' acceptances and other similar liquid investments, in each case with a maturity date of not more than 90 days from the date on which any such instrument is transferred pursuant to the terms of this Agreement, the market value of which as of such date will be counted as equivalent to cash for purposes of satisfying the aggregate amount of cash and Cash Equivalents required to be transferred hereunder on such date.

          "CLAIMS NOTICE" shall have the meaning set forth in Section 10.02 hereof.

          "CLOSING" means the closing of the transactions contemplated by this Agreement.

          "CLOSING BALANCE SHEET" shall have the meaning set forth in Section 2.03(b) hereof.

          "CLOSING DATE" means the first day of the month following the month in which the last of the conditions set forth in this Agreement has been satisfied or waived in writing, or such other date as the parties may agree to in writing; PROVIDED, HOWEVER, if such date is not a Business Day, the Closing Date shall be the immediately succeeding Business Day.

          "COBRA" shall have the meaning set forth in Section 3.20(c) hereof.

          "CODE" means the Internal Revenue Code of 1986, as amended, all final and temporary Treasury Regulations promulgated thereunder and published rulings thereunder.

          "COINSURANCE AND ASSUMPTION AGREEMENT" means the Coinsurance and Assumption Agreement which is substantially in the form of Exhibit H hereto.

          "COMBINED BUSINESS" means the Business (as defined herein) and the Business as defined in the First UNUM Agreement.

          "COMMISSION" means the Securities and Exchange Commission.

          "CONTRACT EMPLOYEES" shall have the meaning set forth in Section 5.19(b) hereof.

          "CONTRACTHOLDER" means the holder of a Transferred Contract (as defined below).

          "CONTRACTHOLDER AFFILIATE" means an entity that is affiliated with a Contractholder by reason of controlling, being controlled by or being under common control with the Contractholder as contemplated under section 414(b),
(c), (m) or (o) of the Code or IRS Notice 89-23.

          "CORE INSURANCE CONTRACTS" means, collectively, those Insurance Contracts issued by Seller and those Insurance Contracts (as defined in the First UNUM Agreement) issued by First UNUM of the Contract Types that are listed on Exhibits 4 and 5 of the UNUM Tax-

Sheltered Annuity Business Executive Summary dated October 1995 as prepared by Morgan Stanley & Co. Incorporated.

          "CUSTODIAN" means the custodian named in the Custodian Agreement and any successor appointed as such pursuant to the terms of the Custodian Agreement.

          "CUSTODIAN AGREEMENT" means the Custodian Agreement between Newco and the Custodian, which is substantially in the form of Exhibit K hereto.

          "CUSTOMER ASSET VALUE" means, at any time, an amount equal to the aggregate reserves with respect to the Insurance Contracts in effect at such time that would be shown on a balance sheet of Seller as at such time prepared in accordance with GAAP applied in the same manner as applied in the preparation of the Baseline Balance Sheet; PROVIDED, HOWEVER, that the portion of Customer Asset Value attributable to assets held by Seller in the Seller Separate Account pursuant to variable options under the Insurance Contracts shall be equal to the result of (a) $241,900,000 plus (b) the amount of all participant contributions (including transfers from fixed options) added to the Seller Separate Account, from but not including June 30, 1995 to and including the date as of which Customer Asset Value is calculated minus (c) the amount of all deductions from the Seller Separate Account, from but not including June 30, 1995 to and including the date as of which Customer Asset Value is calculated, for withdrawals (including transfers to fixed options) and for mortality and expense risk charges and annual administration charges, plus (d) imputed investment return at the monthly rate of one percent (1%) applied monthly to the mean balance of such portion of Customer Asset Value as it would have resulted from time to time after June 30, 1995 according to the above calculation of (a) plus
(b) minus (c) plus (d) until and including the date as of which Customer Asset Value is calculated; and

PROVIDED, FURTHER, that, in determining Customer Asset Value, there shall be excluded from the calculation an amount equal to the aggregate reserves relating to each Insurance Contract as to which Seller has received and processed in the normal conduct of its business, consistent with practices in effect on June 30, 1995, a request from the holder of the Insurance Contract to pay to such holder the amounts on deposit with Seller under such Insurance Contract.

          "EFFECTIVE DATE" means the Closing Date if such date is the first day of a month and, if not, then the first day of the month in which the Closing Date falls.

          "EMPLOYER CLAIM" shall have the meaning set forth in Section 10.04 hereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all final and temporary regulations and interpretive Bulletins and other rulings of general applicability thereunder.

          "EXECUTIVE OFFICER" means the chairman of the board, chief executive officer, president, any senior or executive vice president, secretary, treasurer or chief financial officer or any other officer or employee having supervisory responsibility for a principal business function.

          "EXTRA CONTRACTUAL OBLIGATIONS" means all liabilities for consequential, exemplary, punitive or similar damages which relate to or arise in connection with any alleged or actual act, error or omission by Seller or any of its Affiliates prior to the Closing Date, whether intentional or otherwise, or from any reckless conduct or bad faith by Seller or any of its Affiliates, in connection with the handling of any claim under any of the Insurance Contracts or in connection with the issuance, delivery, cancellation or administration of any of the Insurance Contracts (provided that no liability with respect to which Purchaser or Newco shall be entitled to indemnification under Section 10.01(a)(ii) hereof shall be deemed to be an Extra Contractual Obligation).

          "FAS 87" shall have the meaning set forth in Section 5.20(f) hereof.

          "FAS 106" shall have the meaning set forth in Section 5.20(f) hereof.

          "FINAL BALANCE SHEET" shall have the meaning set forth in Section 2.03(c) hereof.


          "FINAL CUSTOMER ASSET VALUE" shall have the meaning set forth in
Section 2.03(c) hereof.

          "FINAL PURCHASE PRICE" shall mean the product of the Final Customer Asset Value multiplied by the Purchase Price Percentage.

          "FIRST UNUM" shall have the meaning set forth in the Recitals to this Agreement.

          "FIRST UNUM AGREEMENT" shall have the meaning set forth in the Recitals to this Agreement.

          "401(a) CONTRACT" means an Insurance Contract which is a group annuity contract intended by Seller to fund an employee benefit plan qualified under section 401(a) of the Code which is sponsored by a 403(b) Contractholder or a Contractholder Affiliate and which is being transferred to Purchaser or Newco in connection with the transfer of the 403(b) Contracts.

          "403(b) CONTRACT" means an Insurance Contract which is a group annuity contract intended by Seller to satisfy the requirements of section 403(b) of the Code and which is being transferred to Purchaser or Newco.

          "403(b) CONTRACTHOLDER" means a holder of a 403(b) Contract.

          "FTC" shall have the meaning set forth in Section 5.05 hereof.

          "GAAP" means United States generally accepted accounting principles as in effect from time to time.

          "GENERAL ACCOUNT RESERVES" means the general account statutory reserves of Seller with respect to the Insurance Contracts determined pursuant to Maine SAP, as such reserves would have been included in line 10.2 or line
10.3 of the Liabilities, Surplus and Other Funds page of the NAIC Annual Statement Blank (1994 format), including (for the avoidance of doubt) any general account statutory reserve adjustments in relation to Separate Account Liabilities.

          "GENERAL ASSIGNMENT AGREEMENTS" means the General Assignment Agreements between Seller and Purchaser and between Seller and Newco, respectively, each of which is substantially in the form of Exhibit G hereto.

          "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

          "INDEMNIFIED PARTY" shall have the meaning set forth in Section 10.02 hereof.

          "INDEMNIFYING PARTY" shall have the meaning set forth in Section 10.02 hereof.

          "INDEMNITY REINSURANCE AGREEMENTS" means the Purchaser Indemnity Reinsurance Agreement and the Newco Indemnity Reinsurance Agreement.

          "INSURANCE CONTRACTS" means the group annuity contracts that are listed on Schedule 1.01(C) hereto and any additional group annuity contracts issued by Seller in connection with the Business after the date hereof and prior to the Closing Date, to the extent that such group annuity contracts are in effect as of the Effective Date, and all certificates and participation agreements in effect as of the Effective Date issued in accordance with the terms of such group annuity contracts (including all supplements, endorsements, riders and ancillary agreements in connection therewith).

          "INSURANCE LIABILITIES" means all liabilities and obligations arising under the Insurance Contracts (excluding any Extra Contractual Obligations), including, without limitation: (i) all liability for premium Taxes arising on account of premiums paid or annuities purchased on or after the Effective Date,
(ii) all amounts payable on or after the Effective Date for returns or refunds of premiums under the Insurance Contracts, (iii) all liability for commission payments and other fees or compensation payable with respect to the Insurance Contracts to or for the benefit of brokers and service providers, to the extent that such amounts are or become payable on or after the Effective Date and (iv) all guaranty fund assessments and similar charges imposed with respect to the Insurance Contracts based on premiums paid on or after the Effective Date.

          "INTERIM PURCHASER FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.09 hereof.

          "IRS" means the United States Internal Revenue Service.

          "IRS CLAIM" shall have the meaning set forth in Section 10.04(b) hereof.

          "KNOWLEDGE" means to the best knowledge and belief after reasonable inquiry of (i) any of the Executive Officers of Seller or Purchaser, as the case may be, (ii) in the case of Seller, Sarah Wilkinson, Lawrence Kolkhorst, Susan Peck, Vicki Gordan, Rosemary Moore, Lawrence Miller, Diane Garofalo, Peter Adams, Michael Carter, Donna Wieland and George Young and (iii) in the case of Purchaser, Ian Rolland and Chris Goeglein.

          "LICENSE AGREEMENTS" means the license agreements to be entered into on or prior to the Closing Date between Seller and Purchaser and Seller and Newco, respectively, pursuant to which (i) Seller will grant, from and after the Closing Date, to Purchaser and Newco a non-exclusive perpetual license to use, solely in connection with the Combined Business, the Owned Generally Used Software, which license will be assignable in connection with any sale of the Business (as defined herein or as defined in the First UNUM Agreement) by Purchaser or Newco, as applicable, (ii) Seller will grant to Purchaser or Newco, as applicable, the right to use Seller's logos, trademarks, copyrights and other intellectual property solely in connection with the administration of the Business pursuant to the Administrative Services Agreement and (iii) Purchaser and Newco, as applicable, will grant, from and after the Closing Date, to Seller and First UNUM a non-exclusive perpetual license to use the Owned Principally Used Software, which license will be assignable in connection with any sale of any business of Seller or First UNUM that utilizes such software. Under each of the License Agreements the licensee shall have the right to make modifications to the licensed software, provided such modification does not adversely affect the use of such software by the licensor.

          "LICENSED GENERALLY USED SOFTWARE" shall have the meaning set forth in
Section 3.06 hereof.

          "LICENSED PRINCIPALLY USED SOFTWARE" shall have the meaning set forth in Section 3.06 hereof.

          "LOSSES" shall have the meaning set forth in Section 10.01(a) hereof.

          "MAINE SAP" means the statutory accounting principles and practices prescribed or permitted by the Bureau of Insurance of the State of Maine.

          "MAINE SEVERANCE PAY LAW" means 26 M.R.S.A. Section 625-B.

          "MATERIAL ADVERSE EFFECT" means, as to any Person, any change, effect, event or occurrence that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on (i) the business, financial position or results of operations of such Person or (ii) the ability of such Person (or, in the case of the Business, the ability of Seller) to consummate the transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall be deemed to exclude the impact of (i) changes in any statutes, laws, rules and regulations of any governmental entity, or interpretations thereof by any governmental entity, relating to or affecting the businesses which such Person operates and (ii) changes in GAAP or regulatory accounting principles generally applicable to insurance companies and their Affiliates.

          "1940 ACT" means the Investment Company Act of 1940, as amended, and all rules and regulations thereunder.

          "NAIC" means the National Association of Insurance Commissioners.

          "90-DAY TREASURY RATE" means the annual yield rate, on the date to which such 90-Day Treasury Rate relates, of actively traded U.S. Treasury securities having a remaining duration to maturity of three months, as such rate is published under "Treasury Constant Maturities" in Federal Reserve Statistical Release H.15(519).

          "NEWCO" shall have the meaning set forth in the Recitals to this Agreement.

          "NEWCO ASSUMPTION REINSURANCE AGREEMENT" means the Assumption Reinsurance Agreement between Seller and Newco, which is substantially in the form of Exhibit A-2 hereto.

          "NEWCO INDEMNITY REINSURANCE AGREEMENT" means the Indemnity Reinsurance Agreement between Seller and Newco which is substantially in the form of Exhibit B-2 hereto.

          "NEWCO SEPARATE ACCOUNTS" means one or more separate accounts to be established by Newco prior to the Closing.

          "NEWCO TRUST AGREEMENT" means the Trust Agreement among Seller, Newco and the Trustee, which is substantially in the form of Exhibit F-2 hereto.

          "NON-COMPETE PERIOD" shall have the meaning set forth in Section 8.01(a) hereof.

          "OWNED GENERALLY USED SOFTWARE" shall have the meaning set forth in
Section 3.06 hereof.

          "OWNED PRINCIPALLY USED SOFTWARE" shall have the meaning set forth in
Section 3.06 hereof.

          "PARTICIPANT" means an individual, trust or estate that is an employee or former employee (or beneficiary or alternate payee under a qualified domestic relations order within the meaning of section 401(a)(13) of the Code or section 206(d)(3)(B) of ERISA) of a Contractholder and who (or which) has an interest in a Transferred Contract.

          "PENSION PLANS" shall have the meaning set forth in Section 3.20(a) hereof.

          "PERMITS" means all licenses, permits, orders, approvals, registrations, authorizations, qualifications and filings with and under all federal, state, local or foreign laws or governmental or regulatory bodies.

          "PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit (including, but not limited to, the Business), division or other entity.

          "PRELIMINARY PURCHASE PRICE" shall mean the product of the Customer Asset Value as of the date of the Closing Balance Sheet multiplied by the Purchase Price Percentage.

          "PRE-PAID ITEMS AND RECEIVABLES" shall have the meaning set forth in
Section 2.03(c) hereof.

          "PREMIUMS" means premiums and annuity considerations, deposits and similar receipts with respect to the Insurance Contracts.

          "PREVIOUSLY DISCLOSED" means disclosed prior to the date hereof in a writing or writings specifically identified as constituting previously disclosed information for the purposes of this Agreement.

          "PROPOSED BALANCE SHEET" shall have the meaning set forth in Section 2.03(c) hereof.

          "PURCHASE PRICE PERCENTAGE" means 2.1824%, which is the quotient, expressed as a percentage, equal to the Baseline Purchase Price divided by the Baseline Customer Asset Value.

          "PURCHASER" shall have the meaning set forth in the first paragraph of this Agreement.

          "PURCHASER ASSUMPTION REINSURANCE AGREEMENT" means the Assumption Reinsurance Agreement between Seller and Purchaser, which is substantially in the form of Exhibit A-1 hereto.

          "PURCHASER FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 4.09 hereof.

          "PURCHASER INDEMNITY REINSURANCE AGREEMENT" means the Indemnity Reinsurance Agreement between Seller and Purchaser which is substantially in the form of Exhibit B-1 hereto.

          "PURCHASER SEPARATE ACCOUNTS" means those separate accounts of Purchaser listed on Schedule 1.01(D) hereto.

          "PURCHASER TRUST AGREEMENT" means the Trust Agreement among Seller, Purchaser and the Trustee, which is substantially in the form of Exhibit F-1 hereto.

          "PURCHASER'S DEFINED BENEFIT PLAN" shall have the meaning set forth in
Section 5.20(d) hereof.

          "PURCHASER'S 401(k) PLAN" shall have the meaning set forth in
Section 5.20(d) hereof.

          "PURCHASER'S PLAN" shall have the meaning set forth in Section 5.20(a) hereof.

          "PURCHASER'S RETIREE WELFARE PLANS" shall have the meaning set forth in Section 5.20(c) hereof.

          "PURCHASER'S SERPs" shall have the meaning set forth in
Section 5.20(d) hereof.

          "RELATED TO" or "ARISING IN CONNECTION WITH" or similar words, as they are used herein, shall be construed to have the broadest most inclusive meaning that can be reasonably ascribed to them.

          "RETENTION BONUS" means the amount of $2,500.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and all rules and regulations thereunder.

          "SELLER" shall have the meaning set forth in the first paragraph of this Agreement.

          "SELLER CUSTODIAN ACCOUNT" means the custodian account established under the Seller Custodian Agreement.

          "SELLER CUSTODIAN AGREEMENT" means the custodian agreement entered into between Seller (as the successor to UNUM Life Insurance Company) and The Bank of New York, approved by Superintendent of Insurance of the State of New York on the 24th day of December, 1991.

          "SELLER CUSTODIAN" means the custodian named in the Seller Custodian Agreement and any successor custodian appointed as such pursuant to the terms of the Seller Custodian Agreement.

          "SELLER SEPARATE ACCOUNT" means the separate account of Seller listed on Schedule 1.01(E) hereto.

          "SELLER'S DEFINED BENEFIT PLAN" shall have the meaning set forth in
Section 5.20 hereof.

          "SELLER'S 401(k) PLAN" shall have the meaning set forth in Section 5.20(d) hereof.

          "SELLER'S SERP" shall have the meaning set forth in Section 5.20(d) hereof.

          "SELLER'S EMPLOYEE WELFARE PLAN" shall have the meaning set forth in
Section 5.20(c) hereof.

          "SEPARATE ACCOUNT LIABILITIES" means those Insurance Liabilities that are reflected in the Seller Separate Account.

          "SETTLEMENT NOTICE" shall have the meaning set forth in Section 10.04(a) hereof.

          "SHARED COST PERIOD" means the 12-month period commencing on the Closing Date and ending on the day immediately preceding the first anniversary of the Closing Date.

          "SIGNIFICANT BROKERS" shall have the meaning set forth in Section 3.12 hereof.

          "SUBSIDIARY" means, with respect to any Person on a given date, (i) any other Person of which a majority of the voting power of the equity securities or equity interests is owned directly or indirectly by such Person and (ii) any other Person the accounts of which, by virtue of an ownership interest in it by such Person would be consolidated, in accordance with GAAP, with those of such Person in its financial statements as of the applicable date.

          "TAXES" (or "TAX" as the context may require) means all federal, state, county, local, foreign and other taxes, however denominated, of any kind whatsoever (including, without limitation, income taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes (or other similar taxes), estimated taxes, premium taxes, excise taxes, sales taxes, use taxes, transfer taxes, gross receipts taxes, franchise taxes, ad valorem taxes, severance taxes, capital property taxes, import duties and other governmental charges and assessments), and includes interest, additions to tax and penalties with respect thereto, whether disputed or not.

          "THIRD PARTY ACCOUNTANT" shall have the meaning set forth in Section 2.03(c) hereof.

          "THIRD PARTY CLAIMANT" shall have the meaning set forth in Section 10.03(a) hereof.

          "TRANSFERRED ASSETS" means (i) the cash and Cash Equivalents referred to in Section 2.02(b) hereof, (ii) assets held in the Seller Separate Account that relate to the Insurance Contracts and are equal to the Separate Account Liabilities as to which assumption reinsurance is effected, (iii) except as otherwise provided in the Indemnity Reinsurance Agreements, all of Seller's rights and interests under the Insurance Contracts to receive principal and interest paid on contract loans on or after the Closing Date, (iv) the Books and Records, (v) the Assignable Licensed Principally Used Software, (vi) the Owned Principally Used Software, (vii) the

Assigned and Assumed Contracts and (viii) those additional assets listed on
Schedule 1.01(F) hereto.

          "TRANSFERRED CONTRACT" means any of the 403(b) Contracts or 401(a) Contracts.

          "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement which is substantially in the form of Exhibit D hereto.

          "TRUST ACCOUNTS" means the trust accounts established pursuant to the Trust Agreements.

          "TRUST AGREEMENTS" means the Purchaser Trust Agreement and the Newco Trust Agreement.

          "TRUSTEE" means the trustee named in each Trust Agreement and any successor trustee appointed as such pursuant to the terms of either Trust Agreement.

          "WARN ACT" means the Worker Adjustment and Retraining and Notification Act.

          "WELFARE PLANS" shall have the meaning set forth in Section 3.20(a) hereof.


                                   ARTICLE II

                       TRANSFER AND ACQUISITION OF ASSETS

          Section 2.01. CASH CONSIDERATION. Upon the terms and subject to the conditions of this Agreement, Purchaser and Newco shall pay to Seller on the Closing Date an aggregate amount equal to the Preliminary Purchase Price by wire transfer of immediately available funds in U.S. Dollars to the bank account designated to Purchaser in writing by Seller at least two Business Days prior to the Closing Date.

          Section 2.02. ACQUISITION OF TRANSFERRED ASSETS AND ASSUMPTION OF ASSUMED LIABILITIES. (a) Upon the terms and subject to the conditions of this Agreement and the payment of the Preliminary Purchase Price, on the Closing Date, Seller shall sell, assign and transfer to Purchaser and Newco, as applicable, all of Seller's right, title and interest in the Transferred Assets; PROVIDED, HOWEVER, that, as to the assets held in the Seller Separate Account, such transfers shall be made to the Purchaser Separate Accounts and the Newco Separate Accounts, respectively, and such assets shall be transferred, if at all, at the times specified in the respective Assumption Reinsurance Agreements; and, PROVIDED FURTHER, that the cash and Cash Equivalents shall be determined and transferred in accordance with the provisions of Sections 2.02(b), 2.03 and 2.04 hereof; and, PROVIDED FURTHER, that Seller shall assign and transfer to Purchaser and Newco, as applicable, all of Seller's ownership rights, title and interest in the contract loans under the Insurance Contracts, if at all, at the times specified in the respective Assumption Reinsurance Agreements. All sales, assignments and transfers of the Transferred Assets shall be effected by the Indemnity Reinsurance Agreements, the Assumption Reinsurance Agreements, the Bill of Sale and the General Assignment Agreements. Notwithstanding anything in this Agreement to the contrary, but subject to the provisions of Section 5.04 hereof, Seller shall be entitled to keep and maintain copies of all Books and Records from and after the Closing, and to have access to the originals of the Books and Records in accordance with the terms hereof.

          (b) Upon the terms and subject to the conditions of this Agreement and the Trust Agreements and the payment of the Preliminary Purchase Price, on the Closing Date, Seller shall transfer (and cause the Seller Custodian to transfer) to the Trust Accounts cash and Cash Equivalents in an aggregate amount equal to (i) the General Account Reserves relating to the Insurance Contracts to be assumed by Purchaser and Newco, respectively, less, in each case, (ii) the amount of any related contract loans, each as reflected on the Closing Balance Sheet.

Cash shall be transferred by Seller (and the Seller Custodian) to the Trust Accounts by wire transfer of immediately available funds in U.S. Dollars. Cash Equivalents shall be transferred by such instruments of transfer as are acceptable to the Trustee and reasonably acceptable to Purchaser. All amounts held in trust under the Trust Agreements shall be distributed as provided therein, in the Indemnity Reinsurance Agreements and in the Assumption Reinsurance Agreements.

          (c) Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Purchaser and Newco shall assume their respective Insurance Liabilities pursuant to the Indemnity Reinsurance Agreements and the Assumption Reinsurance Agreements and Purchaser and Newco shall each assume, pursuant to the General Assignment Agreements, the Assigned and Assumed Contracts listed on Schedules 1.01(A) and the Assignable Licensed Principally Used Software to be assumed by it.

          (d) Any transfer or sales Tax or other governmentally imposed fees or charges imposed upon the transfer, sale or recording of the Transferred Assets shall be paid one-half by Seller and one-half by Purchaser.

          Section 2.03. PLACE AND DATE OF CLOSING; BALANCE SHEETS. (a) The Closing shall take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York, at 10:00 a.m. New York time on the Closing Date or such other time or place as the parties may mutually agree upon.

          (b) On the Closing Date, Seller will deliver to Purchaser a balance sheet of the Business as of the end of the second month preceding the month in which the Closing Date falls (the "Closing Balance Sheet"), together with a calculation in reasonable detail of Customer Asset

Value as of the date thereof with respect to the Insurance Contracts to be assumed by Purchaser and Newco, respectively, and a certification of the chief financial officer of Seller that (i) the Closing Balance Sheet was prepared from and in accordance with the books and records of Seller and in accordance with Maine SAP applied consistently with the application thereof in the preparation of the statutory data included in Schedule 3.26 to the extent such data relates to the Business, and (ii) the General Account Reserves and Separate Account Liabilities set forth therein (A) were determined in accordance with generally accepted actuarial standards consistently applied, (B) were fairly stated in accordance with sound actuarial principles, (C) were based on actuarial assumptions that were appropriate for Seller's obligations under the related Insurance Contracts, and (D) met the requirements of Maine SAP. Such certification shall also set forth Seller's calculation of Customer Asset Value as of the date of the Closing Balance Sheet and shall certify that such calculation was made in accordance with the definition of Customer Asset Value set forth in Section 1.01 hereof. The Closing Balance Sheet shall reflect (i) the Separate Account Liabilities, (ii) the General Account Reserves, (iii) assets held in the Seller Separate Account equal to the Separate Account Liabilities, (iv) contract loans, and (v) cash and Cash Equivalents in an aggregate amount equal to (A) the General Account Reserves less (B) contract loans.

          (c) Seller shall, on or before the date that is 30 days after the Closing Date, prepare a proposed balance sheet of the Business as of the close of business on the last day of the month preceding the month in which the Closing Date falls (the "Proposed Balance Sheet"), in the same format as the Closing Balance Sheet, together with a calculation in reasonable detail of Customer Asset Value as of the date of the Proposed Balance Sheet and a certification of the chief financial officer of Seller to the same effect with respect to the Proposed Balance Sheet and the Customer Asset Value as of the date thereof as the certification provided by such officer with respect to the Closing Balance Sheet and Customer Asset Value as of the date thereof pursuant to Section 2.03(b). In addition to the information set forth on the Closing Balance Sheet, the Proposed Balance Sheet shall set forth as to the Business (i) (A) all accrued amounts payable as of the date of the Proposed Balance Sheet under the Assigned and Assumed Contracts and any other similar liability of Seller arising prior to such date that will be paid by Purchaser or Newco after such date, including all amounts referred to under clause (iii) of the definition of "Insurance Liabilities" herein but excluding any other liability under the Insurance Contracts, net of any such amount payable to Seller as of such date, and (B) all liabilities of Seller as reflected in Seller's suspense account with respect to the Insurance Contracts as of the date of the Proposed Balance Sheet that will be paid by Purchaser or Newco after such date, and (ii) (A) all pre-paid expenses determined in accordance with Maine SAP covering periods after the date of the Proposed Balance Sheet and any other similar item paid by Seller which relates to periods after such date, (B) all accrued fees payable to Seller under the Assigned and Assumed Contracts as of the date of the Proposed Balance Sheet that will be paid to Purchaser after such date and (C) the amounts, if any, due Seller that are reflected as debits in Seller's suspense account, if any, with respect to the Insurance Contracts as of the date of the Proposed Balance Sheet that will be received by Purchaser or Newco after such date.
Items described in clause (i) of the preceding sentence are referred to herein as "Accrued Liabilities," and items referred to in clause (ii) thereof are referred to herein as "Pre-Paid Items and Receivables." Promptly after its preparation, Seller shall deliver copies of the Proposed Balance Sheet and calculation of

Customer Asset Value to Purchaser. Purchaser shall have the right to review such balance sheet and calculation of Customer Asset Value and comment thereon for a period of 45 days after receipt thereof. Seller agrees that Purchaser and its accountants may have access to the accounting records of Seller relating to its preparation of the Proposed Balance Sheet and calculation of Customer Asset Value for the purpose of conducting its review. Any changes in the Proposed Balance Sheet or calculation of Customer Asset Value that are agreed to by Purchaser and Seller within 45 days of the aforementioned delivery of such balance sheet by Seller shall be incorporated into a final balance sheet of the Business as of the close of business on the last day of the month preceding the month in which the Closing Date falls (the "Final Balance Sheet") and a final calculation of Customer Asset Value as of such date (the "Final Customer Asset Value"). In the event that Purchaser and Seller are unable to agree on the manner in which any item or items should be treated in the preparation of the Final Balance Sheet or calculation of Customer Asset Value within such 45-day period, separate written reports of such item or items shall be made in concise form and shall be referred to KPMG Peat Marwick (the "Third Party Accountant"). The Third Party Accountant shall determine within 14 days the manner in which such item or items shall be treated on the Final Balance Sheet or calculation of Customer Asset Value, as the case may be; PROVIDED, HOWEVER, that the dollar amount of each item in dispute shall be determined between the range of dollar amounts proposed by Seller and Purchaser, respectively. The determinations by the Third Party Accountant as to the items in dispute shall be in writing and shall be binding and conclusive on the parties and shall be so reflected in the Final Balance Sheet and the calculation of Final Customer Asset Value. The fees, costs and expenses of retaining the Third Party Accountant shall be allocated by the Third Party Accountant between the parties, in accordance with the Third Party Accountant's judgment as to the relative merits of the parties' proposals in respect of the disputed items. Such determination shall be binding and conclusive on the parties. Following the resolution of all disputed items, Seller shall prepare the Final Balance Sheet and calculation of Final Customer Asset Value and shall deliver copies of such balance sheet and such calculation to Purchaser.

          Section 2.04. POST-CLOSING ADJUSTMENTS. In the event the aggregate amount of cash and Cash Equivalents reflected on the Closing Balance Sheet and transferred to the Trust Accounts on the Closing Date is less than the amount of General Account Reserves, less the amount of any contract loans, as reflected on the Final Balance Sheet, Seller shall transfer (and/or cause the Seller Custodian to transfer) to one or both of the Trust Accounts, as applicable, additional cash or Cash Equivalents equal to the amount of such difference, together with interest thereon from and including the Closing Date to but not including the date of such transfer computed at an Annual Rate equal to the 90-Day Treasury Rate in effect on the Closing Date. In the event the aggregate amount of cash and Cash Equivalents reflected on the Closing Balance Sheet and transferred to the Trust Accounts on the Closing Date is more than the amount of General Account Reserves, less the amount of any contract loans, as reflected on the Final Balance Sheet, Seller, Purchaser and/or Newco, as applicable, shall direct the Trustee to transfer to Seller (and/or the Seller Custodian Account, as applicable) cash or Cash Equivalents in the amount of such difference, together with interest thereon computed at an Annual Rate as specified above from and including the Closing Date to but not including the date of such transfer. In the event the aggregate amount of Accrued Liabilities reflected on the Final Balance

Sheet exceeds the amount of Pre-Paid Items and Receivables reflected thereon, Seller shall transfer to Purchaser and/or Newco, as applicable, cash in the amount of such difference, together with interest thereon computed at an Annual Rate as specified above from and including the Closing Date to but not including the date of such transfer. In the event the aggregate amount of Pre-Paid Items and Receivables reflected on the Final Balance Sheet exceeds the amount of Accrued Liabilities reflected thereon, Purchaser and/or Newco, as applicable, shall transfer to Seller cash in the amount of such difference, together with interest thereon computed at an Annual Rate as specified above from and including the Closing Date to but not including the date of such transfer. In the event the Preliminary Purchase Price exceeds the Final Purchase Price, Seller shall transfer to Purchaser and/or Newco, as applicable, cash in the amount of such difference, together with interest thereon computed at an Annual Rate as specified above from and including the Closing Date to but not including the date of such transfer. In the event the Final Purchase Price exceeds the Preliminary Purchase Price, Purchaser and/or Newco, as applicable, shall transfer to Seller cash in the amount of such difference, together with interest thereon computed at an Annual Rate as specified above from and including the Closing Date to but not including the date of such transfer. Amounts required to be transferred from Purchaser and Newco to Seller or from Seller to Purchaser and Newco pursuant to this Section shall be netted against one another so that only a single net transfer shall be required. Any transfer of cash or Cash Equivalents required under this Section 2.04 shall be made within ten Business Days of the date of the delivery of the Final Balance Sheet and calculation of Final Customer Asset Value to Purchaser. The Final Purchase Price may be further adjusted subsequent to the Closing Date in accordance with Section 5.20 hereof.

          Section 2.05. CLOSING ITEMS. (a) At the Closing, Seller shall execute (where appropriate) and deliver to Purchaser and Newco, as applicable, the following:

                 (i)     the Indemnity Reinsurance Agreements;
                (ii)     the Assumption Reinsurance Agreements;
               (iii)     the Administrative Services Agreement;
                (iv)     the Transition Services Agreement;
                 (v)     the Bill of Sale;
                (vi)     the Trust Agreements;
               (vii)     the General Assignment Agreements;
              (viii)     the Coinsurance and Assumption Agreement;
                (ix)     the License Agreements;
                 (x) the opinion of counsel referred to in Section 6.07 hereof;
                (xi) the certificate of Seller referred to in Section 6.01 hereof;
               (xii)     evidence of compliance with the requirements of the HSR
                         Act;
              (xiii)     evidence of receipt of the Permits described on
                         Schedule 6.03 hereto from the Insurance Departments of the States of Maine and New York;
               (xiv) evidence of receipt of additional approvals set forth in Schedule 3.05 hereto, to the extent such approvals are required for Closing;
                (xv)     an updated Schedule 3.15, as provided for in
                         Section 3.15 hereof;
               (xvi)     an addendum to Schedule 3.19(A), as provided for in
                         Section 3.19 hereof; and
              (xvii)     the schedule provided for in subsection (c)(ii)(A) of
                         Section 5.19 hereof.

          Seller shall also (i) transfer (and cause the Seller Custodian to transfer) cash and Cash Equivalents to the Trustee, (ii) transfer certain additional Transferred Assets to Purchaser or Newco, as applicable, in accordance with Section 2.02 hereof and (iii) deliver to Purchaser a true and correct list of all group annuity contracts included in the Insurance Contracts that are in effect as of the Closing Date.

          (b) At the Closing, Purchaser and Newco, as applicable, shall execute (where appropriate) and deliver to Seller the following:

                 (i)     the Indemnity Reinsurance Agreements;
                (ii)     the Assumption Reinsurance Agreements;
               (iii)     the Administrative Services Agreement;
                (iv)     the Transition Services Agreement;
                 (v)     the Trust Agreements;
                (vi)     the General Assignment Agreements;
               (vii)     the Coinsurance and Assumption Agreement;
              (viii)     the License Agreements;
                (ix)     the Custodian Agreement;
                 (x) the opinion of counsel referred to in Section 7.06 hereof;
                (xi)     the certificate of Purchaser referred to in Section
                         7.01 hereof;
               (xii)     evidence of compliance with the requirements of the HSR
                         Act;
              (xiii)     evidence of receipt of the Permits described on
                         Schedule 6.03 hereto from the Commission and from the Insurance Departments of the States of Indiana and New York;

               (xiv) evidence of receipt of additional approvals set forth on Schedule 4.05 hereto, to the extent such approvals are required for Closing;
                (xv) evidence of the ratings of Purchaser and Newco set forth in Section 7.08 hereof;
               (xvi)     evidence of the licensing of Newco as set forth in
                         Section 7.09 hereof; and
              (xvii)     the principal underwriter agreements referred to in
                         Section 7.10 hereof, if required pursuant to Section
                         7.10 hereof.

          Purchaser and Newco shall also transfer an aggregate amount equal to the Preliminary Purchase Price to Seller.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller hereby represents and warrants to Purchaser as follows:

          Section 3.01. ORGANIZATION, STANDING AND AUTHORITY OF SELLER. Seller is duly organized, validly existing and in good standing under the laws of Maine and has all requisite power and authority to carry on the operations of the Business as they are now being conducted.

          Section 3.02. AUTHORIZATION. Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and under each of the Ancillary Agreements to be executed by it. The execution and delivery by Seller of this Agreement and the Ancillary Agreements to be executed by it, and the performance by Seller of its obligations under such agreements, have been duly authorized. This Agreement has been, and on the Closing Date the Ancillary Agreements executed by Seller will be, duly executed and delivered by Seller; and, subject to the due execution and delivery by the other parties to such agreements, this Agreement is, and the Ancillary Agreements executed by Seller will, upon due execution and delivery, be valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Notwithstanding the foregoing, the obligation of Seller to execute any Ancillary Agreement shall be subject to the terms and conditions of this Agreement.

          Section 3.03.  ACTIONS AND PROCEEDINGS.  Except as disclosed on
Schedule 3.03 hereto, there are no outstanding orders, decrees or judgments by or with any court, governmental agency, regulatory body or arbitration tribunal before which Seller was a party that, individually or in the aggregate, have a Material Adverse Effect on Seller and/or any of its material Affiliates or have a Material Adverse Effect on the Business. Except as disclosed on Schedule 3.03 hereto, there are no actions, suits, arbitrations or legal, administrative or other proceedings pending or, to Seller's knowledge, threatened against Seller, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Business.

          Section 3.04.  NO CONFLICT OR VIOLATION.  Except as disclosed on
Schedule 3.04 hereto, the execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms and conditions hereof and thereof will not (a) violate any provision of the charter, bylaws or other organizational document of Seller,
(b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or other agreement relating to or arising in connection with the Business to which Seller is a party or by or to which it or any of its assets or properties may be bound or subject, (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Seller in connection with the Business, (d) violate any statute, law or regulation of any jurisdiction or (e) result in the breach or violation of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment or revocation of, any Permit related to the Business.

          Section 3.05. CONSENTS AND APPROVALS. Except as required under the HSR Act or as set forth on Schedule 3.05 hereto and except for required Permits of applicable insurance and securities regulatory authorities, the execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms hereof and thereof do not require Seller to obtain any consent, approval or action of, make any filing with, or give any notice to, any Person.

          Section 3.06. COMPUTER SOFTWARE. Seller has set forth on Schedule 3.06(A) hereto a true and complete listing of all computer software programs used principally in the conduct of the Business. Schedule 3.06(A) hereto also sets forth whether each such computer software program is (i) owned by Seller (the "Owned Principally Used Software") or (ii) licensed by Seller from a third party (the "Licensed Principally Used Software"). Seller has set forth on

Schedule 3.06(B) hereto a true and complete listing of all computer software programs used generally in the conduct of the Seller's businesses as well as in the conduct of the Business. Schedule 3.06(B) hereto also sets forth whether each such computer software program is (i) owned by Seller (the "Owned Generally Used Software") or (ii) licensed by Seller from a third party (the "Licensed Generally Used Software"). Seller has, and on the Closing Date Purchaser or Newco, as applicable, will have (w) the right to use, free and clear of any royalty or other similar payment obligations, claims of infringement or alleged infringement or other lien, charge, claim or other encumbrance of any kind, all Owned Principally Used Software, (x) pursuant to the applicable License Agreement, the right to use, solely in connection with the conduct of the Business, free and clear of any royalty or other similar payment obligations, claims of infringement or alleged infringement or other lien, charge, claim or other encumbrance of any kind, all Owned Generally Used Software, (y) pursuant to an assignment of Seller's rights to the Licensed Principally Used Software or, if an assignment of Seller's rights to such software is not possible, pursuant to one or more new license agreements to be entered into between Purchaser or Newco, as applicable, and the licensors of such software, subject to the terms and conditions of the assigned licenses or the new licenses to the Licensed Principally Used Software, the right to use, free and clear of any royalty or other similar payment obligations payable with respect to the Shared Cost Period, claims of infringement or alleged infringement or other lien, charge, claim or other encumbrance of any kind, other than maintenance fees, the Licensed Principally Used Software, and (z) pursuant to one or more new license agreements to be entered into between Purchaser or Newco, as applicable, and the licensors of such software or pursuant to a sub-license granted by Seller to Purchaser or Newco, as applicable, the right to use during the Shared Cost Period, solely in connection with the conduct of the Business, free and clear of any royalty or other similar payment obligations, other than maintenance fees or Purchaser's or Newco's pro rata share of maintenance fees, as applicable, claims of infringement or alleged infringement or other lien, charge, claim or other encumbrance of any kind, all Licensed Generally Used Software; and Seller is not in conflict with or violation or infringement of, nor has Seller received any notice of any such conflict with, or violation or infringement of, any asserted rights of any other Person with respect to any Owned Principally Used Software, Owned Generally Used Software, Licensed Principally Used Software or Licensed Generally Used Software. Notwithstanding the foregoing, Seller will be deemed not to have made the representation contained in (i) clause (y) of the preceding sentence with respect to any Licensed Principally Used Software which Seller is unable to assign to Purchaser or Newco, as the case may be, due to the refusal of the licensor thereof to consent to the assignment thereof or as to which Purchaser or Newco, as the case may be, fails to enter into a license agreement with the licensor thereof, in either case as a result of (A) Purchaser's or Newco's, as the case may be, failure to cooperate with Seller in obtaining from any such licensor the right for Purchaser or Newco, as the case may be, to operate such software or (B) Purchaser's or Newco's, as the case may be, default under any agreement or other dispute with any such licensor, and (ii) clause (z) of the preceding sentence with respect to any Licensed Generally Used Software as to which Purchaser or Newco, as the case may be, fails to enter into a license agreement with the licensor thereof as a result of (A) Purchaser's or Newco's, as the case may be, failure to cooperate with Seller in obtaining from any such licensor the right for Purchaser or Newco, as the case may be, to operate such software or (B) Purchaser's or Newco's, as the case may be, default under any agreement or other dispute with any such licensor.

          Section 3.07. BROKERAGE AND FINANCIAL ADVISERS. No broker, finder or financial adviser has acted directly or indirectly as such for, or is entitled to any compensation from, Seller in connection with this Agreement or the transactions contemplated hereby, except Morgan Stanley & Co., whose fees for services rendered in connection with such transactions will be paid by Seller.

          Section 3.08. COMPLIANCE WITH LAWS. Except as previously disclosed to Purchaser and except with respect to those violations, if any, that will be cured by Seller prior to, or by the act of, Closing or which individually or in the aggregate would not have a Material Adverse Effect on the Business (i) neither Seller nor the Seller Separate Account is in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable to the Business nor has Seller received any written notice that any such violation is being alleged and (ii) without limiting the generality of the foregoing, in connection with Seller's pending triennial examination, Seller has not received any notice, nor is aware of the intention to send any notice, from any state regulatory authority alleging any violation of any such law, ordinance or regulation or directing Seller to take any remedial action with respect to such law, ordinance or regulation, in either case relating to the Business.

          Section 3.09. PERMITS, LICENSES AND FRANCHISES. Schedule 3.09 hereto lists (i) all jurisdictions in which Seller is licensed to issue the Insurance Contracts and (ii) the lines of business in connection with the Business which Seller is authorized to transact in each such jurisdiction. Seller has been duly authorized by the relevant state insurance regulatory authorities to issue the Insurance Contracts that it is currently writing, and was duly authorized to issue the Insurance Contracts that it is not currently writing at the time such Insurance Contracts were issued, in the respective states in which it conducts the Business. Except as set forth on
Schedule 3.09, Seller has all other Permits necessary to conduct the Business in the manner and in the areas in which the Business is presently being conducted and all such Permits are valid and in full force and effect, except where the failure to have such a Permit would not individually or in the aggregate have a Material Adverse Effect on the Business.
          Section 3.10. ANNUITY BUSINESS. (a) The group annuity contracts included in the Insurance Contracts in effect on the date hereof are listed on
Schedule 1.01(C) hereto. All Insurance Contracts as now in force are in all respects, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with the insurance statutes, regulations and rules applicable thereto, except where the failure to have such approval or non-objection or the failure to so comply would not individually or in the aggregate have a Material Adverse Effect on the Business. To Seller's knowledge, at the time Seller paid commissions to any broker within the past 36 months in connection with the sale of Insurance Contracts, each such broker was duly licensed as an insurance broker (for the type of business sold by such broker) in the particular jurisdiction in which such broker sold such business for Seller, and no such broker violated (or with or without notice or lapse of time or both would have violated) any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable to the Business, except where the failure to be so licensed or any such violation would not individually or in the aggregate have a Material Adverse Effect on the Business. Except as previously disclosed to Purchaser, (i) neither the manner in which Seller compensates any association or broker involved in the sale or servicing of Insurance Contracts that is not registered as a broker-dealer or insurance agent nor, to Seller's knowledge, the conduct of any such association or broker, renders such association or broker a broker-dealer or insurance agent under any applicable federal or state law and (ii) the manner in which Seller compensates each association or broker involved in the sale or servicing of Insurance Contracts is in compliance with all applicable federal or state laws. Except as set forth on Schedule 3.10(A) hereto, (i) as of the date hereof, no holder of a group annuity contract which constitutes an Insurance Contract has indicated in writing to Seller an intention to cancel or terminate such Insurance Contract and (ii) no association or similar Person involved in the servicing of an Insurance Contract has indicated in writing to Seller an intention to cease such services or to cancel or terminate its agreement or other arrangement with Seller.

          (b) Except as set forth on Schedule 3.10(B) hereto, to Seller's knowledge, no entity that is a party to an Insurance Contract is undergoing, or has undergone in the past 12 months, an audit by the Internal Revenue Service with respect to its compliance with section 403(b) of the Code, and Seller is not aware of any such proposed audit.

          (c) Except as previously disclosed by Seller to Purchaser (which disclosure shall not affect or limit in any way Purchaser's or Newco's rights to indemnification under Article X hereof):

                 (i) each 403(b) Contractholder was, at the time the 403(b) Contract was issued, and, to Seller's knowledge and at all relevant times thereafter has been, an entity described in section 403(b)(1)(A) of the Code;

                (ii) to the extent that by operation of law or written agreement or otherwise Seller is legally responsible therefor, the terms of each Transferred Contract and the administration and operation thereof and of any plan funded in whole or in part through such Transferred Contract comply, and at all relevant times have complied, in all material respects with the applicable provisions of the Code and ERISA;

               (iii) to the extent that by operation of law or written agreement or otherwise Seller is legally responsible therefor, the terms of each Transferred Contract and the administration and operation thereof and of any plan funded in whole or in part through such Transferred Contract ensure that contributions or payments to such Transferred Contract which are intended to be nontaxable are not taxable;

                (iv) to the extent that by operation of law or written agreement or otherwise Seller is legally responsible therefor, the terms of all contract loans made under a Transferred Contract, whether outstanding or previously made, and the administration thereof by Seller, at all relevant times have complied in all material respects with all applicable requirements of the Code and ERISA, including but not limited to prohibited transaction rules and the provisions of section 72(p) of the Code, such that such contract loans were not taxable when made or at any time thereafter, except with respect to taxable defaults in repayment of such contract loans;

                 (v) to the extent that by operation of law or written agreement or otherwise Seller is legally responsible therefor, the terms of each Transferred Contract and the administration and operation thereof and of any plan funded in whole or in part through any such contract, to the extent such plan is intended by the Contractholder to limit fiduciary responsibility in accordance with section 404(c) of ERISA, comply in all material respects with all applicable requirements for limiting fiduciary responsibility under section 404(c) of ERISA;

                (vi) Seller has previously disclosed to Purchaser a complete list of 403(b) Contractholders (A) to whom Seller has provided reductions in fees or increases in contract rates of return based on the volume of contributions made to 403(b) Contracts and (B) whose Transferred Contracts include (through riders or otherwise) provisions for individual retirement accounts or annuities within the meaning of section 408 of the Code;

               (vii) by the Closing Date Seller will have delivered to Purchaser or Newco, as applicable, with respect to those files delivered to Purchaser in computer imaged or electronic form, paper copies thereof including but not limited to copies of all quarterly Participant statements (as provided to the Participant);

              (viii) to the extent that by operation of law or written agreement or otherwise Seller is legally responsible therefor, Seller has in place and is operating a system for properly calculating, deducting, accounting for, recording, and reporting to the IRS Participant contract loans under the Transferred Contracts, and, if requested by Purchaser, Seller will cooperate in a commercially reasonable time and manner with Purchaser to establish an automated system to process the foregoing;

                (ix) to the extent that by operation of law or written agreement or otherwise Seller is legally responsible therefor, Seller has in place and is operating a system for prohibiting transactions involving any Participant account under a Transferred Contract pending a determination (A) in the case of a Transferred Contract subject to the provisions of section 401(a)(13) of the Code or section 206(d)(3)(B) of ERISA, of whether a domestic relations order is a qualified domestic relations order within the meaning of section 414(p) of the Code or section 206(d)(3)(B) of ERISA, and (B) in the case of a Transferred Contract the transfer and attachment of which is subject to state law and not to section 401(a)(13) of the Code or section 206(d)(3)(B) of ERISA, of whether under applicable state law any portion of such Transferred Contract has been transferred or attached under applicable state law;

               (x) to the extent that by operation of law or written agreement or otherwise Seller is legally responsible to provide any form of testing for compliance with any of the requirements of section 403(b) of the Code, such testing has been provided in a manner (including, but not limited to the solicitation of adequate data with which to perform such testing) that assures, to the extent that data requested by Seller has been provided accurately, that a reliable determination of whether such requirements have been met is obtained;

                (xi) to the extent that by operation of law or written agreement or otherwise Seller is legally responsible therefor, all minimum required distribution amounts calculated by Seller with respect to each Transferred Contract fully comply with applicable requirements of sections 401(a)(9) and 403(b)(10) of the Code, and, to the extent that by operation of law or written agreement or otherwise Seller is legally responsible therefor, Seller has in place and is operating a system for properly calculating, deducting, accounting for, recording, and reporting to the IRS such minimum required distribution amounts; and

               (xii) Seller maintains, on an electronic basis, accurate historical records of contributions to the Transferred Contracts relevant for calculating each Participant's exclusion allowance under Code section 403(b)(2).

          For purposes of this Section 3.10(c), any noncompliance that results in an indemnifiable Loss (as defined in Article X) shall be a failure to comply in all material respects.

          (d) Schedule 3.10(D) hereto lists all Insurance Contracts that, to Seller's knowledge, are part of or held pursuant to an employee benefit plan within the meaning of section 3(3) of ERISA.

          Section 3.11. REGULATORY FILINGS. Seller has made available for inspection by Purchaser all material registrations, filings, and submissions made by Seller or by the Seller Separate Account with any governmental or regulatory body and final reports of examinations with respect to Seller or the Seller Separate Account issued by any such governmental or regulatory body to the extent that such registrations, filings, submissions and reports relate to the Business and (i) were made or issued on or subsequent to January 1, 1993, or
(ii) represent the most recent of such registrations, filings, submissions and reports with respect to Insurance Contracts currently in effect but in a category of Insurance Contracts not written by Seller after January 1, 1993. Except as listed on Schedule 3.11 hereto, Seller has filed all reports, statements, documents, registrations, filings or submissions (including without limitation any sales material) required to be filed by Seller or the Seller Separate Account with any governmental or regulatory body to the extent they relate to the Business, and UNUM Sales Corporation has filed all sales material required to be filed by it with any governmental or regulatory body to the extent that they relate to the Business except, in each case, where the failure to make such filings would not individually or in the aggregate have a Material Adverse Effect on the Business. Except as listed on Schedule 3.11 hereto, all such registrations, filings and submissions were in compliance in all material respects with applicable law when filed or as amended or supplemented, and no material deficiencies have been asserted by any such governmental or regulatory body with respect to such registrations, filings or submissions that have not been satisfied.

          Section 3.12. BROKERS. Schedule 3.12(A) hereto lists all Persons who have acted as brokers (including broker-dealers) with respect to Insurance Contracts which are in force and who were paid commissions by Seller within the past 12 months. Schedule 3.12(B) hereto lists all of the brokers who were paid at least $100,000 in commissions by Seller with respect to the Business during 1994 or at least $75,000 in commissions by Seller with respect to the Business during the first three calendar quarters of 1995 ("Significant Brokers") and identifies any Significant Broker who has indicated in writing to Seller that such broker will not sell or market on behalf of Purchaser group annuity contracts of the type which constitute the Business after the consummation of the transactions contemplated by this Agreement. Schedule 3.12(B) hereto sets forth (i) the standard forms of agreements between Seller and brokers which relate to the Business, (ii) a list of those Significant Brokers as to which such agreements are in effect and (iii) a list of those Significant Brokers who have received commission payments from Seller which do not relate to the Business and, except as set forth on Schedule 3.12(B) hereto, (iv) there are no other written agreements between Seller and any Significant Brokers providing for the compensation or indemnification of such brokers in connection with the Business or the provision of financing (whether in the form of contract loans or otherwise) to such brokers.

Each of such contracts and other agreements relating to the Business between Seller and the Significant Brokers is valid, binding and in full force and effect in accordance with its terms. Neither Seller nor, to Seller's knowledge, any Significant Broker is in default in any material respect with respect to any such contract or such other agreement.

          Section 3.13. REINSURANCE. There are no agreements, written or oral, pursuant to which Seller cedes or retrocedes risks assumed under the Insurance Contracts. There are no Insurance Contracts which are agreements of assumed reinsurance.

          Section 3.14. BANKING ARRANGEMENTS. Schedule 3.14 hereto contains a complete and accurate list and description of (a) all bank accounts used in whole or part in connection with the Business and (b) all lock box arrangements used in whole or in part in connection with the Business.

          Section 3.15. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as previously disclosed to Purchaser or except as expressly contemplated or required by this Agreement, since December 31, 1994, Seller has generally conducted the Business only in the ordinary course and there has not been (a) any material change in the underwriting, pricing, actuarial, reserving or investment practices or policies of the Business or any material adverse change in mortality or lapse experience, or (b) any transaction, commitment, dispute, damage, destruction, loss or other event or condition of any character (whether or not in the ordinary course of business), individually or in the aggregate having, or which, insofar as reasonably can be foreseen, is likely to have, a Material Adverse Effect on the Business, other than events or conditions relating to the life insurance industry generally. Schedule 3.15 sets forth the aggregate dollar amount of all surrenders and withdrawals under Insurance Contracts (or contracts that would constitute

Insurance Contracts if they were in effect on the Effective Date) from and after June 30, 1995 to December 31, 1995. On or prior to the Closing Date, Seller shall deliver to Purchaser an updated Schedule 3.15, which shall set forth the aggregate dollar amount of all surrenders and withdrawals under Insurance Contracts (or contracts that would constitute Insurance Contracts if they were in effect of the Effective Date) from and after December 31, 1995 to the date which is the last day of the second month preceding the month in which the Closing Date falls.

          Section 3.16. OTHER SALE ARRANGEMENT. Seller is not obligated or liable, contingently or otherwise, for or with respect to negotiations, letters of intent or commitments for the sale of all or any part of the Business to any Persons other than Purchaser and Newco.

          Section 3.17. SELLER SEPARATE ACCOUNT. The Seller Separate Account is duly and validly established and maintained under the laws of the State of Maine and the assets of the Seller Separate Account are not chargeable with liabilities arising out of any other business that Seller may conduct; the Seller Separate Account is duly registered as an investment company under the 1940 Act; the Seller Separate Account is and has been operated in compliance with the 1940 Act in all material respects, and Seller has filed all material reports and amendments of its registration statement required to be filed, and has been granted all exemptive relief necessary for the operations of the Seller Separate Account. The Insurance Contracts under which the Seller Separate Account assets are held are duly and validly issued and were sold pursuant to an effective registration statement under the Securities Act and any applicable state securities laws and each such registration statement is currently in effect to the extent necessary to allow Seller to receive contributions under such contracts. Seller has filed each prospectus and statement of additional information, as amended or supplemented, under which the Seller

Separate Account assets are held that are required to be filed, and each such prospectus and statement of additional information, as of its respective mailing date or date of use, contained no untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          Section 3.18. ASSIGNED AND ASSUMED CONTRACTS. Each of the Assigned and Assumed Contracts is valid, binding and in full force and effect according to its terms and is freely assignable to Purchaser or Newco, as applicable, pursuant to this Agreement and the General Assignment Agreements without notice to or consent of any Person, other than as specified on Schedule 3.05 hereto. Neither Seller nor, to Seller's knowledge, any other party to any such contract is in default in any material respect with respect to any such contract or such other agreement.

          Section 3.19. EMPLOYEES. (a) Schedule 3.19(A) hereto lists each Person employed by Seller immediately prior to the execution of this Agreement who customarily devotes more than 20 hours per week to the Business, and further identifies any such Person who has notified Seller in writing as of the date of this Agreement that such Person will not continue working in the Business after the consummation of the transactions contemplated by this Agreement. On the Closing Date, Seller shall deliver to Purchaser an addendum to Schedule 3.19(A), which will identify any Person listed on Schedule 3.19(A) who, as of the Closing Date, is (i) receiving benefits under Seller's long-term disability plan, (ii) receiving benefits under Seller's short-term disability plan or (iii) on an approved leave of absence. The employees listed on Schedule 3.19(A) currently meet the standards set by Seller for continuing the employment of its employees in their respective current positions.

          (b) Schedule 3.19(B) hereto lists and describes any "pay to stay" or similar arrangement applicable to any employee listed on Schedule 3.19(A) hereto as of the date of this Agreement.

          Section 3.20. EMPLOYEE BENEFIT PLANS; ERISA. (a) Schedule 3.20(A) hereto contains a list and brief description of (i) all "employee pension benefit plans," as defined in section 3(2) of ERISA, established, maintained, or contributed to by Seller or any of its Affiliates for the benefit of any employees listed on Schedule 3.19(A) (sometimes referred to herein as the "Pension Plans"); (ii) all "employee welfare benefit plans," as defined in section 3(1) of ERISA, established, maintained, or contributed to by Seller or any of its Affiliates for the benefit of any employees listed on Schedule 3.19(A) (sometimes referred to herein as the "Welfare Plans"); and (iii) all other benefit plans, programs, and arrangements established, maintained, or contributed to by Seller or any of its Affiliates for the benefit of any employees listed on Schedule 3.19(A), without regard to the coverage of any such plan, program, or arrangement by ERISA or any provision of the Code. The plans listed on Schedule 3.20(A) are collectively referred to herein as the "Benefit Plans."

          (b) (i) No Pension Plan established or maintained by Seller or any of its Affiliates, and no Pension Plan to which Seller or any of its Affiliates is obligated to make contributions, had, as of January 1, 1995, an "unfunded benefit liability," as defined in section 4001(a)(18) of ERISA;

               (ii) No Pension Plan established or maintained by Seller or any of its Affiliates, and no Pension Plan to which Seller or any of its Affiliates is obligated to make contributions, has an "accumulated funding deficiency," as defined in section 302 of ERISA and section 412 of the Code, whether or not waived;

               (iii) To the best of Seller's knowledge, none of Seller, any of its Affiliates, any officer of Seller or of any of its Affiliates, any Benefit Plan (including the Pension Plans) that is subject to ERISA, any trust created under any such Benefit Plan, or any trustee or administrator of any such Benefit Plan has engaged in a "prohibited transaction," as defined in section 406 of ERISA or section 4975 of the Code, or in any other breach of fiduciary responsibility with respect to a Benefit Plan that could subject Seller, any of its Affiliates, or any officer of Seller or of any of its Affiliates to any tax or penalty pursuant to section 4975 of the Code or to any liability under section 502(i) or 502(l) of ERISA;

               (iv) No Pension Plan established or maintained by Seller or any of its Affiliates or to which Seller or any of its Affiliates is obligated to make contributions, and no trust created under any such Pension Plan, has been terminated or experienced a "reportable event," as defined in section 4043 of ERISA, during the five-year period ending on the date of execution of this Agreement; and

               (v) No Pension Plan to which Seller or any of its Affiliates is obligated to make contributions is a "multiemployer plan," as defined in section 4001(a)(3) of ERISA, or a single-employer plan under multiple controlled groups, within the meaning of sections 4063-64 of ERISA.

          (c) To the best of Seller's knowledge and except to the extent set forth in Schedule 3.20(C) hereto, each Welfare Plan that is a "group health plan," as defined in section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of section 4980B of the Code ("COBRA").

          (d) To the best of Seller's knowledge, and with the exception of claims for benefits, including associated appeals and disputes of denied claims, arising in the ordinary course of administration of the Benefit Plans, no material claims, assessments, investigations, or proceedings in arbitration or litigation relating to or arising under any Benefit Plan are pending or threatened against Seller, any of its Affiliates, any Benefit Plan, or any trust or other funding arrangement created under or established as part of any Benefit Plan, or against any trustee, fiduciary, custodian, administrator, or any other Person holding or controlling assets of any Benefit Plan, and Seller has no basis to anticipate that any such claim or claims exist.

          Section 3.21. LABOR RELATIONS AND EMPLOYMENT. Except to the extent set forth in Schedule 3.21 hereto, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending or, to Seller's knowledge, threatened against or affecting Seller in connection with the Business, and, since January 1, 1990, there has not been any such action; (ii) to Seller's knowledge, no union claims to represent the employees of Seller in connection with the Business and there are no current union organizing activities among such employees; (iii) Seller is not a party to or bound by any collective bargaining or similar agreement with any labor organization applicable to Seller's employees in connection with the Business; and (iv) there are no material written personnel policies, rules or procedures applicable to Seller's employees in connection with the Business, other than those set forth in
Schedule 3.21, true and correct copies of which have heretofore been delivered to Purchaser.

          Section 3.22. TRANSFERRED ASSETS. Seller has good and marketable title to all assets included within the Transferred Assets (other than cash, the Assignable Licensed Principally Used Software and the Assigned and Assumed Contracts), free of any lien, encumbrance, restriction, claim, charge, or defect of title, and each of the Cash Equivalents that constitute Transferred Assets is realizable in accordance with its terms.

          Section 3.23. CONTRACTS. (a) Schedule 3.23(A) lists and briefly describes (including the parties to and the date and subject matter of) each and every written contract, agreement, lease, license, commitment or arrangement and, to the knowledge of Seller, each and every oral contract, agreement, commitment or arrangement, to which Seller is a party or which is binding upon Seller that relate to the Business, except only for (i) those specifically disclosed in any other Schedule to this Agreement, including but not limited to the Insurance Contracts, (ii) those which do not relate in any significant manner to the Business or (iii) having a value to or imposing an obligation upon Seller not in excess of $10,000 in respect of any individual item or not in excess of $200,000 in the aggregate for all items not listed and not otherwise properly excluded.

          (b) Each of the contracts listed on Schedule 3.23(A) is in full force and effect and constitutes a legal, valid and binding obligation of Seller, and to Seller's knowledge, of each other Person that is a party thereto. Except as set forth on Schedule 3.23(A), neither Seller nor, to Seller's knowledge, any other party to such contract is in material violation, breach or default of any such contract or, with or without notice or lapse of time or both, would be in material violation, breach or default of any such contract. Except as set forth on Schedule 3.23(A), no such contract contains any provision providing that any party thereto other than Seller may terminate such contract by reason of the execution of this Agreement or the Ancillary Agreements or the transactions contemplated thereby.

          (c) Schedule 3.23(C) hereto lists and briefly describes each and every written contract, agreement, commitment or arrangement, and each and every oral contract, agreement, commitment or arrangement, to which Seller is a party or which is binding upon Seller that relate to the Business, pursuant to which Seller is or may become obligated to indemnify any Person in connection with the Business. Except as set forth on Schedule 3.23(C), no indemnification obligations are currently payable by Seller under any such agreement or have become payable by Seller under any such agreement since December 31, 1992.

          (d) Notwithstanding the generality of the foregoing, Schedule 3.23(D) hereto lists and briefly describes each and every written contract, agreement, commitment or arrangement, and each and every oral contract, agreement, commitment or arrangement, to which Seller is a party or which is binding upon Seller that restrict the right of Seller to change the crediting rates under the Insurance Contracts, other than pursuant to the terms of the Insurance Contracts.

          Section 3.24. STATUTORY STATEMENTS. Seller has previously disclosed to Purchaser true, complete and correct copies of the Annual Statements of Seller as filed with the Maine Insurance Department for the years ended December 31, 1994, 1993 and 1992, together with all exhibits and schedules thereto applicable to the Business and the actuarial opinions applicable to the Business for such years and supporting actuarial memoranda for the year ended December 31, 1994 only. Seller has previously disclosed to Purchaser a true, complete and correct copy of the Quarterly Statements of Seller as filed with the Maine Insurance Department for the quarters ended September 30, 1995, June 30, 1995 and March 31, 1995, together with all exhibits and schedules thereto.

          Section 3.25. TAX MATTERS. (a) Each Insurance Contract, other than those identified on Schedule 3.25 (which contracts were not intended at any time to meet the requirements of Section 8.18(a) of the Code), is a "pension plan contract" as defined in section 818(a) of the Code.

          (b) The transfer of the Insurance Contracts from Seller to Purchaser or Newco, as applicable, under this Agreement and the Ancillary Agreements will not result in the imposition of any Taxes on the holders of the Insurance Contracts or in the loss of any Tax benefits to which the holders are entitled under the Insurance Contracts.

          (c) To the extent required by law, the assets of the Seller Separate Account are adequately diversified within the meaning of section 817(h) of the Code.

          (d) Except as previously disclosed to Purchaser, to the extent required, each Insurance Contract complies with section 72 of the Code.

          (e) The amount of the reserves maintained by Seller for federal income tax purposes and properly computed as specified by the Code with respect to the Insurance Liabilities is equal to the sum of the General Account Reserves and the Separate Account Liabilities.

          Section 3.26. FINANCIAL STATEMENT DATA. Schedule 3.26 contains certain GAAP and statutory financial statement data for the Business for the years 1993 and 1994 and for the interim periods ended March 31, 1995, June 30, 1995, and September 30, 1995. Such data was obtained from the books and records of Seller and is the same data that was included with respect to the Business in the internal and external GAAP and statutory financial statements of Seller. Such data was computed in accordance with, as applicable, GAAP and Maine SAP. From time to time prior to the Closing Date, Seller shall deliver to Purchaser similar financial statement data for the one-year period ending December 31, 1995 and for the three-month period most recently ended, as such data is compiled in the normal course of Seller's business. Such additional financial data shall be based on the books and records of Seller and will be computed in accordance with GAAP and Maine SAP, as applicable.

          Section 3.27. TRANSITION SERVICES AGREEMENT.  Except as set forth in
Schedule 1 to the Transition Services Agreement, the amounts to be paid by Purchaser to Seller pursuant to the terms of the Transition Services Agreement are, or have been computed at, rates that are substantially consistent with Seller's internal charge-back rates as of the date hereof.

          Section 3.28. CREDITING RATE. The weighted aggregate general account crediting rate in effect as of the date hereof with respect to the Core Insurance Contracts does not exceed 6.06%.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser hereby represents and warrants to Seller as follows:

          Section 4.01. ORGANIZATION AND STANDING. Purchaser is a corporation duly organized and validly existing under the laws of the State of Indiana and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on the operations of its business as they are now being conducted. On the Closing Date, Newco will be a corporation duly organized, validly existing and in good standing under the laws of the

State of New York and will have all requisite power and authority to own, lease and operate its assets, properties and business and to carry on the operations of its business as it is then being conducted.

          Section 4.02. AUTHORIZATION. Purchaser has and, on the Closing Date Newco will have, all requisite power and authority to execute, deliver and perform its obligations under this Agreement and under each of the Ancillary Agreements to be executed by it. The execution and delivery by Purchaser of this Agreement and the execution and delivery of the Ancillary Agreements to be executed by Purchaser and Newco, and the performance by each of them of their obligations under such agreements, have been or will be duly authorized. This Agreement has been, and on the Closing Date the Ancillary Agreements executed by Purchaser and Newco, respectively, will be duly executed and delivered by Purchaser and Newco; and, subject to the due execution and delivery by the other parties to such agreements, this Agreement is, and the Ancillary Agreements executed by Purchaser and Newco will, upon due execution and delivery, be valid and binding obligations of Purchaser and Newco, respectively, enforceable against Purchaser and Newco in accordance with their respective terms. Notwithstanding the foregoing, the obligation of Purchaser and Newco to execute any Ancillary Agreement shall be subject to the terms and conditions of this Agreement.

          Section 4.03.  ACTIONS AND PROCEEDINGS.  Except as disclosed on
Schedule 4.03 hereto, there are no outstanding orders, decrees or judgments by or with any court, governmental agency, regulatory body or arbitration tribunal before which Purchaser or any of its material Affiliates was a party and, on the Closing Date, there will be no such orders, decrees or judgments as to Newco, that, individually or in the aggregate, have a Material

Adverse Effect on Purchaser, Newco and/or any of their material Affiliates or (after giving effect to the Closing) have a Material Adverse Effect on the Business. Except as disclosed on Schedule 4.03 hereto, there are no actions, suits, arbitrations or legal, administrative or other proceedings pending or, to Purchaser's knowledge, threatened against Purchaser or any of its material Affiliates, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on Purchaser and/or any of its material Affiliates or (after giving effect to the Closing) have a Material Adverse Effect on the Business and, on the Closing Date, there will be no such actions, suits, arbitrations or other proceedings as to Newco.

          Section 4.04.  NO CONFLICT OR VIOLATION.  Except as disclosed on
Schedule 4.04 hereto, the execution, delivery and performance by Purchaser of this Agreement and the execution, delivery and performance by each of Purchaser and Newco of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms and conditions hereof and thereof will not (a) violate any provision of the charter, bylaws or other organizational document of Purchaser or Newco, (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or other agreement to which Purchaser or Newco is a party or by or to which either of them or any of their respective assets or properties may be bound or subject,
(c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Purchaser or Newco, (d) violate any statute, law or regulation of any jurisdiction which violation would have a Material Adverse Effect on Purchaser, Newco and/or any of their material Affiliates or (after giving effect to the Closing) have a Material Adverse Effect on the Business, or (e) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any Permit related to Purchaser's or Newco's business or necessary to conduct the Business.

          Section 4.05. CONSENTS AND APPROVALS. Except as required under the HSR Act or as set forth on Schedule 4.05 hereto and except for required Permits of applicable insurance and securities regulatory authorities, the execution, delivery and performance by Purchaser of this Agreement, and the execution, delivery and performance by each of Purchaser and Newco of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms hereof and thereof, do not require Purchaser or Newco to obtain any consent, approval or action of, make any filing with or give any notice to, any Person.

          Section 4.06. BROKERAGE AND FINANCIAL ADVISERS. No broker, finder or financial adviser has acted directly or indirectly as such for, or is entitled to any compensation from, Purchaser or Newco in connection with this Agreement or the transactions contemplated hereby.

           Section 4.07.  COMPLIANCE WITH LAWS.  Except as listed on Schedule
4.07 hereto, Purchaser is not in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator nor has

Purchaser received any written notice that any such violation is being alleged, in each case except those that will be cured by Purchaser prior to, or by the act of, Closing or (after giving effect to the Closing) which individually or in the aggregate would not have a Material Adverse Effect on the Business. On the Closing Date, Newco will not be in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator or have received any written notice that any such violation is being alleged, in each case except those that will be cured by the act of Closing or (after giving effect to the Closing) which individually or in the aggregate would not have a Material Adverse Effect on the Business.

          Section 4.08. PERMITS, LICENSES AND FRANCHISES. Purchaser has been duly authorized by the relevant state insurance regulatory authorities to transact each of the lines of insurance business in each of the jurisdictions as set forth on Schedule 4.08 hereto. Except as listed on Schedule 4.08 hereto, Purchaser has all Permits necessary to conduct the Business in the manner and in the areas in which the Business is presently being conducted, and all such Permits are valid and in full force and effect. Except as listed on Schedule
4.08 hereto, Purchaser has not engaged in any activity which would cause revocation or suspension of any such Permit and no action or proceeding looking to or contemplating the revocation or suspension of any such Permit is pending or threatened. On the Closing Date, Newco will be so authorized in New York, will have all such Permits and will not be engaged in any such activities.

          Section 4.09. GAAP FINANCIAL STATEMENTS. On or prior to the date hereof, Purchaser has delivered to Seller true, correct and complete copies of
(a) the audited
consolidated balance sheet of Purchaser and its Subsidiaries as of December 31, 1994, prepared in accordance with GAAP, together with the notes thereon and the related report of Ernst & Young, LLP, the independent certified public accountant of Purchaser, and (b) the audited consolidated statements of income, stockholders' equity and cash flows of Purchaser and its Subsidiaries for the year ended December 31, 1994, prepared in accordance with GAAP, together with the notes thereon and the related report of Ernst & Young, LLP (collectively, the "Purchaser Financial Statements"). Purchaser has delivered to Seller a true, correct and complete copy of the consolidated balance sheet, and the related consolidated statements of income, stockholders' equity and cash flows of Purchaser and its Subsidiaries for the quarters ended September 30, 1995, June 30, 1995 and March 31, 1995, prepared in accordance with GAAP (the "Interim Purchaser Financial Statements"). The Purchaser Financial Statements and the Interim Purchaser Financial Statements are based on the books and records of Purchaser and its Subsidiaries, and the Purchaser Financial Statements have been prepared in accordance with GAAP consistently applied, audited by Ernst & Young, LLP and fairly present in all material respects the consolidated financial position and results of operations of Purchaser and its Subsidiaries as of the date and for the period indicated therein.

          Section 4.10. STATUTORY STATEMENTS. Purchaser has furnished to Seller true, complete and correct copies of the Annual Statements of Purchaser as filed with the Indiana Insurance Department for the years ended December 31, 1994, 1993 and 1992, together with all exhibits and schedules thereto and applicable actuarial opinions. Purchaser has furnished to Seller a true, complete and correct copy of the Quarterly Statements of Purchaser as filed with the Indiana Insurance Department for the quarters ended September 30, 1995, June 30, 1995 and March 31, 1995, together with all exhibits and schedules thereto.

          Section 4.11. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as listed on Schedule 4.11 hereto or except as expressly contemplated or required by this Agreement, since December 31, 1994, there has not been (i) any change in the business, operations, condition (financial or otherwise), results of operations, properties, prospects or assets of Purchaser or (ii) in the ability of Purchaser to consummate the transactions contemplated hereby or in any Ancillary Agreement, in either case that has had or is likely to have a Material Adverse Effect on Purchaser and/or any of its material Affiliates or (after giving effect to the Closing) have a Material Adverse Effect on the Business, in either case other than events or conditions relating to the life insurance industry generally.

          Section 4.12. RELATIONS WITH INVESTMENT COMPANIES. Purchaser does not have, and has not previously had, any adverse relationship with any investment company in which any Seller Separate Account assets are invested, or with any investment adviser thereof, or any Affiliate of either of the foregoing, which would reduce in any significant respect the likelihood of Purchaser entering into a new participation agreement with such Person on substantially the same terms as the currently existing agreement between such Person and Seller. Without limiting the generality of the foregoing, Purchaser has a good relationship with FMR Corp. and its Subsidiaries.

                                    ARTICLE V

                                    COVENANTS

          Section 5.01. CONDUCT OF BUSINESS. (a) Prior to the Closing, Seller shall, unless it shall receive the prior written consent of Purchaser:

                 (i) operate the Business as presently operated and only in the ordinary course and consistent with past practice (including but not limited to past underwriting standards) and use commercially reasonable efforts to preserve its relationship with and the goodwill of its brokers, customers, suppliers, employees and other Persons having business dealings with Seller in connection with the Business; and

                (ii) give notice to Purchaser as promptly as practicable of any Material Adverse Effect with respect to the Business.

          (b) Prior to Closing, Seller shall notify Purchaser upon entering into any group contract which, if in effect on the Effective Date, would constitute an Insurance Contract.

          (c) Prior to the Closing, Purchaser and Seller shall cooperate to preserve the goodwill of the brokers, customers, employees and suppliers and other Persons having business dealings with Seller in connection with the Business.

          (d) Prior to the Closing, Seller shall operate the Business in accordance with industry standards in effect during such time.

          Section 5.02. CERTAIN TRANSACTIONS. From the date of this Agreement through the Closing, neither Seller nor any of its officers, employees, representatives or agents will, directly or indirectly, solicit, encourage or initiate any negotiations or discussions with, or provide any information to, or otherwise cooperate in any other manner with, any Person or group (other than Purchaser, Newco and their respective Affiliates) concerning any direct or indirect sale or other disposition of the Business.

          Section 5.03. INVESTIGATIONS. (a) Prior to the Closing Date, Purchaser shall be entitled, through its employees and representatives, to make such investigation of the assets, liabilities, business and operations of the Business, and such examination of the Books and Records, as Purchaser may reasonably request, including, without limitation, for the purpose of investigating the financial condition, service quality and operations of Seller. Any investigation, examination or interview by Purchaser of Seller's employees shall be conducted at reasonable times upon reasonable prior notice; and each of the parties hereto and its employees and representatives, including, without limitation, counsel, investment bankers, and independent public accountants, shall cooperate with the other's employees and representatives, as the case may be, in connection with such review and examination.

          (b) Prior to the Closing Date, Seller shall be entitled, through its employees and representatives, to make such investigation of the assets, liabilities, business and operations of Purchaser and Newco as Seller may reasonably request. Any such investigation or examination shall be conducted at reasonable times upon reasonable prior notice; and each of the parties hereto and its employees and representatives, including, without limitation, counsel, investment bankers, and independent public accountants, shall cooperate with the other's employees and representatives, as the case may be, in connection with such review and examination.

          Section 5.04. CONTINUED ACCESS. (a) Following the Closing Date, Seller shall (i) allow Purchaser and/or Newco, upon reasonable prior notice and during regular business hours, through their employees and representatives, the right, at Purchaser's or Newco's expense, to examine and make copies of any books and records retained by Seller, to the extent they relate to the Business, for any reasonable business purpose, including, without limitation, the preparation or examination of Tax returns, regulatory filings and financial statements and the conduct of any litigation or regulatory dispute resolution, whether pending or threatened, concerning the conduct of the Business prior to the Closing Date and (ii) maintain such books and records for Purchaser's and/or Newco's examination and copying. Access to such books and records shall be at Purchaser's or Newco's expense and may not unreasonably interfere with Seller's or any successor company's business operations.

          (b) Following the Closing Date, Purchaser shall, and shall cause Newco to, (i) allow Seller, upon reasonable prior notice and during regular business hours, through its employees and representatives, the right, at Seller's expense, to examine and make copies of the Books and Records transferred to Purchaser and Newco, respectively, at the Closing for any reasonable business purpose, including, without limitation, the preparation or examination of Tax returns, regulatory filings and financial statements and the conduct of any litigation or the conduct of any regulatory, contractholder, participant or other dispute resolution whether pending or threatened, and (ii) maintain such Books and Records for Seller's examination and copying. Access to such Books and Records shall be at Seller's expense and may not unreasonably interfere with Purchaser's or Newco's or any successor company's business operations.

          Section 5.05. HSR ACT FILINGS. Seller and Purchaser shall, as promptly as practicable, file, or cause to be filed, Notification and Report Forms to be filed under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United

States Department of Justice (the "Antitrust Division") in connection with the transactions contemplated by this Agreement, the Ancillary Agreements and the other agreements contemplated hereby and thereby, and will use their respective reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date. Seller and Purchaser will each furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of necessary filings or submissions to any governmental or regulatory agency, including, without limitation, any filings necessary under the provisions of the HSR Act.

          Section 5.06. CONSENTS AND REASONABLE EFFORTS. Seller and Purchaser shall, and Purchaser shall cause Newco to, cooperate and use their best efforts to obtain all consents, approvals and agreements of, and to give and make all notices and filings with, any governmental authorities and regulatory agencies, necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement, the Ancillary Agreements and the other agreements contemplated hereby and thereby, including, without limitation, the Permits described in Section 6.03(a); PROVIDED, HOWEVER, that with respect to the covenants of Purchaser contained in Section 5.22 hereof, Purchaser shall be required to use only commercially reasonable efforts. Seller shall use its best efforts to obtain all approvals and consents to the transactions contemplated by this Agreement and the Ancillary Agreements as set forth on Schedule 3.05 hereto. Purchaser will use its best efforts to obtain all approvals and consents to the transactions contemplated by this Agreement and the Ancillary Agreements as set forth on Schedule 4.05 hereto.

          Section 5.07. REPRESENTATIONS AND WARRANTIES. From the date hereof through the Closing Date, (a) Seller shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article III shall continue to be true, complete and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, (b) Purchaser shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties as to Purchaser contained in Article IV shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, (c) Seller shall use commercially reasonable efforts to cause the representations and warranties contained in Section 3.10(c) to be true and correct in all material respects on and as of the Closing Date without regard to matters previously disclosed to Purchaser; PROVIDED, HOWEVER, that Seller shall not be required to take any action to cause the representations and warranties contained in Section 3.10(c) to be true and correct (without regard to matters previously disclosed to Purchaser) as of any particular date or period prior to the Closing Date, (d) Seller shall notify Purchaser promptly of any event, condition or circumstance known to Seller occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by Seller and
(e) Purchaser shall notify Seller promptly of any event, condition or circumstance known to Purchaser occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by Purchaser.

          Section 5.08. FURTHER ASSURANCES. (a) Upon the terms and subject to the conditions herein provided, each of Seller and Purchaser shall, and Purchaser shall cause Newco to, use all commercially reasonable efforts to take, or cause to be taken, all action or do, or cause to be done, all things or execute any documents necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, the Ancillary Agreements and the other agreements contemplated hereby and thereby.

          (b) On and after the Closing Date, Seller and Purchaser shall take, and Purchaser shall cause Newco to take, all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind (not containing additional representations and warranties) which may be reasonably necessary to carry out any of the provisions hereof, including, without limitation, putting each of Purchaser and Newco in full possession and operating control of the Transferred Assets and the Business which each is assuming pursuant to this Agreement and the Ancillary Agreements.

          Section 5.09. EXPENSES. Except as otherwise specifically provided in this Agreement, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, investment bankers, actuaries and accountants; PROVIDED, HOWEVER, that
(a) Seller and Purchaser shall share equally the cost of the filing fees in connection with the filings with the FTC and the Antitrust Division under the HSR Act with respect to the transactions contemplated hereby and (b) Purchaser shall bear the cost of obtaining required insurance regulatory approvals and Commission approvals (other than any approvals that relate solely to Seller), consents and orders for the implementation of the Indemnity Reinsurance Agreements and the Assumption Reinsurance Agreements from regulatory authorities (other than approvals from the Insurance Departments of the States of Maine, New York and California, as to which each party shall bear its own expenses) and the actual out-of-pocket costs of providing policyholder notices and otherwise implementing the Assumption Reinsurance Agreements in accordance with their respective terms.

          Section 5.10. ASSUMPTION REINSURANCE AGREEMENTS. At the Closing, Seller and Purchaser shall execute and deliver to each other the Purchaser Assumption Reinsurance Agreement in substantially the form of Exhibit A-1 hereto, and Seller and Newco shall execute and deliver to each other the Newco Assumption Reinsurance Agreement in substantially the form of Exhibit A-2 hereto, each of which shall be effective as of the Effective Date.

          Section 5.11. INDEMNITY REINSURANCE AGREEMENTS. At the Closing, Seller and Purchaser shall execute and deliver to each other the Purchaser Indemnity Reinsurance Agreement in substantially the form of Exhibit B-1 hereto, and Seller and Newco shall execute and deliver to each other the Newco Indemnity Reinsurance Agreement in substantially the form of Exhibit B-2 hereto, each of which shall be effective as of the Effective Date.

          Section 5.12. ADMINISTRATIVE SERVICES AGREEMENT. At the Closing, Seller and Purchaser shall execute and deliver to each other the Administrative Services Agreement, which shall be effective as of the Closing Date, in substantially the form of Exhibit C hereto.

          Section 5.13. TRANSITION SERVICES AGREEMENT. At the Closing, Seller and Purchaser shall execute and deliver to each other the Transition Services Agreement, which shall be effective as of the Closing Date, in substantially the form of Exhibit D hereto.

          Section 5.14. BILL OF SALE. At the Closing, Seller shall execute and deliver to Purchaser and Newco the Bill of Sale, which shall be effective as of the Closing Date, in substantially the form of Exhibit E hereto.

          Section 5.15. TRUST AGREEMENTS. At the Closing, Seller, Purchaser and the Trustee shall execute and deliver to each other the Purchaser Trust Agreement in substantially the form of Exhibit F-1 hereto, and Seller, Newco and the Trustee shall execute and deliver to each other the Newco Trust Agreement in substantially the form of Exhibit F-2 hereto, each of which shall be effective as of the Closing Date.

          Section 5.16(a). GENERAL ASSIGNMENT AGREEMENTS. At the Closing, Seller and Purchaser shall execute and deliver to each other a General Assignment Agreement and Seller and Newco shall execute and deliver to each other a General Assignment Agreement, each of which shall be effective as of the Closing Date, each in substantially the form of Exhibit G hereto.

          Section 5.16(b). CUSTODIAN AGREEMENT. At the Closing, Purchaser shall cause Newco to execute and deliver and Seller and the Custodian shall execute and deliver to each other a Custodian Agreement substantially in the form of Exhibit K hereto.

          Section 5.17. COINSURANCE AND ASSUMPTION AGREEMENT. Seller agrees that for a period of 18 months commencing with the Closing Date it will issue, at the written request of Purchaser, group annuity contracts of the type that would be included in the Business if in effect on the Closing Date; PROVIDED, HOWEVER, that Seller shall be obligated to issue such contracts in a particular state only until such time as Purchaser has received form approval for a similar group annuity contract from the insurance regulatory authorities of such state and, if required, has a registration statement with respect to such contract that has been declared effective by the Commission. Upon the receipt of such approval and the receipt of any other required regulatory approvals and such declaration of effectiveness, Purchaser shall assume all contracts issued by Seller hereunder in such state. Pending such assumption, Purchaser shall 100% coinsure the general account liabilities under such contracts and shall administer such contracts pursuant to the Administrative Services Agreement. At the Closing, Seller and Purchaser shall execute and deliver to each other the Coinsurance and Assumption Agreement, which shall be effective as of the Closing Date, in substantially the form of Exhibit H hereto, to implement the reinsurance arrangements described in this
Section 5.17. Promptly following the Closing, Purchaser will make all required filings with governmental and regulatory bodies in order to apply for the approvals and declarations referred to above and will diligently pursue the issuance of such approvals and such declarations.

          Section 5.18. PRODUCTS. Purchaser agrees that, for a period of 18 months from the Closing Date, it will and will cause Newco to make available to the brokers listed on Schedule 3.12(A) hereto group annuity products that are the same as the products available to such brokers as of the date hereof from Seller, either (i) with respect to Purchaser, through the Coinsurance and Assumption Agreement or (ii) with respect to Purchaser or Newco, through group annuity contracts to be issued by Purchaser or Newco, respectively, except as such products may be modified (a) as required by applicable law or in accordance with industry standards, (b) to provide enhanced benefits to prospective holders of the Insurance Contracts or (c) pursuant to a request from a prospective holder of an Insurance Contract.

          Section 5.19. EMPLOYEES; SEVERANCE PAYMENTS. (a) Purchaser shall provide to Seller, within 60 days of the date hereof, a list of those individuals listed on Schedule 3.19(A) hereto who will not be offered employment by Purchaser (such individuals, along with any replacement employees for any such individuals whose employment terminates prior to the Closing Date and any other individuals listed on Schedule 3.19(A) hereto who are identified prior to the Closing Date in writing to Seller by Purchaser as lacking the work authorization and identification required by the Immigration Reform and Control Act of 1986, being referred to herein as the "Band 1 Employees"). The identity of the Band 1 Employees shall be determined by Purchaser in its sole discretion consistent with any applicable law; PROVIDED, HOWEVER, that no retirement consultant or account representative employees of Seller shall be selected by Purchaser to be a Band 1 Employee. Purchaser shall indicate in writing, at the time it delivers such list to Seller, which of the Band 1 Employees Purchaser believes should be retained by Seller until the Closing Date, and Seller shall use all commercially reasonable efforts to retain such individuals, through the Closing Date, in the positions which such individuals hold as of the date hereof. Seller shall bear full responsibility for either continuing the employment of or providing severance payments to all Band 1 Employees in accordance with its standard practices, and Purchaser shall have no obligations with respect thereto.

          (b) Schedule 5.19(B) hereto sets forth the names of those individuals with respect to whom Purchaser has offered employment contracts, such contracts to be effective as of the Closing Date. Each such individual who accepts such offer and enters into such an employment contract shall hereinafter be referred to as a "Contract Employee." From and after the commencement of the employment of a Contract Employee by Purchaser, Purchaser shall bear full responsibility for any severance payments payable in connection with the termination of the employment of any Contract Employee in accordance with the terms of such Contract Employee's contract, and Seller shall have no obligations with respect thereto. Purchaser agrees to not, prior to the Closing, offer employment contracts to any additional persons listed on Schedule 3.19(A), other than stay bonuses or similar arrangements.

          (c) (i) Purchaser shall offer employment as of the Closing Date to all individuals listed on Schedule 3.19(A) hereto who are neither Band 1 Employees nor Contract Employees (such individuals, along with individuals hired by Seller in accordance with Section 5.19(h) as replacement employees for any such individuals whose employment terminates prior to the Closing Date, being referred to herein as the "Band 2 Employees") at their respective geographic locations of employment as of the date hereof in positions substantially similar to the respective positions held by such Band 2 Employees as of the date hereof (or, as to replacement employees, the positions held by the respective Band 2 Employees whom they have replaced), with salaries at least at the level set forth on Schedule 3.19(A) (which shall be modified as soon as possible to provide data related to compensation payable for 1996, which compensation shall be determined consistent with Seller's salary policies with respect to its businesses other than the Business); PROVIDED, HOWEVER, that with respect to individuals listed on Schedule 3.19(A) hereto who are neither Band 1 Employees nor Contract Employees but who are, as of the Closing Date, either (x) receiving benefits under Seller's short-term disability plan or (y) absent from work in connection with an approved leave of absence, Purchaser's offer of employment to such individuals shall be for employment commencing on the first Business Day following the last day for which such short-term disability benefits are payable or such approved leave of absence, as the case may be. Notwithstanding the foregoing or any other provision of this Section 5.19, and except as provided in subsection (c)(ii)(A) and in the following sentence, nothing in this Agreement shall be deemed to require Purchaser to retain any particular Band 2 Employee for any period of time following the Closing Date or to entitle any such Band 2 Employee to any status other than that of an at will employee of Purchaser. Purchaser shall employ the majority of such Band 2 Employees who are located in the greater Portland home office for at least 12 months after the Closing Date and all the employees who are located in field offices for at least six months after the Closing Date.

               (ii) (A) TERMINATION UPON JOB ELIMINATION. In the event the employment of any Band 2 Employee is terminated by Purchaser because of the elimination of the employee's employment position prior to the date which is 20 months after the Closing Date, the provisions of this subsection (c)(ii)(A) shall apply:

               Purchaser shall promptly notify Seller of such termination and Seller shall provide such Band 2 Employee with the opportunity to have Seller place such Band 2 Employee in Seller's then-current re-employment program for a maximum period of eight weeks with the same priority consideration for available openings such Band 2 Employee would enjoy were he or she still an employee of Seller. As used in this subsection (c)(ii)(A), job elimination shall include a termination of employment due to an employee's refusal to accept a reassignment to a new job site in excess of fifty (50) miles from the employee's job site immediately preceding the termination. In the event that the job of a Band 2 Employee who is absent from work on account of extended temporary disability (greater than two weeks but less than 12 months) is eliminated and such Band 2 Employee thereafter returns to work within 12 months of the commencement of such period of extended temporary disability and within 18 months of the Closing Date, such Band 2 Employee will be provided with a similar employment position to the one that was eliminated or, in the absence of such position, treated as having been subjected to a job elimination in accordance with the provisions of this subsection (c)(ii)(A); provided that the employee's performance met job expectations immediately preceding such absence. To the extent that such Band 2 Employee who is terminated in the circumstances described in this subsection (c)(ii)(A) is not re-employed by Seller and such Band 2 Employee's employment is terminated under circumstances in which such Band 2 Employee becomes eligible for severance payments under the severance payment plan of Purchaser, Purchaser shall pay severance and provide for continuation of benefit plan coverage to such Band 2 Employee determined as follows: Purchaser shall pay severance to such Band 2 Employee in an amount equal to the salary-based severance payments to which such Band 2 Employee would have been entitled were he or she an employee of Seller on the date of termination of employment (taking into account all of such Band 2 Employee's service with both Seller and Purchaser through such date of termination of employment with Purchaser) under Seller's severance payment plans as in effect on the Closing Date had his or her employment terminated for job elimination (applying Seller's plan's standard) as of such date of termination of employment with Purchaser; PROVIDED, HOWEVER, that such payments shall be payable only in the form of bi-weekly payments for up to 12 or 24 weeks, whichever is applicable to such Band 2 Employee, and any payments due thereafter paid in the form of a single lump sum. On the Closing Date, Seller shall provide

Purchaser with a schedule which sets forth each Band 2 Employee's service with Seller, as the same is calculated by Seller for the purposes of determining severance payments. Purchaser shall provide for continuation of benefit plan coverage to such Band 2 Employees following their termination of employment for the period during which they receive bi-weekly severance payments for up to a maximum period of, except as otherwise specified, 12 or 24 weeks, as applicable, with respect to the following benefit plans: (1) Purchaser's Defined Benefit Plan (for recognition of up to 501 hours of service) and Purchaser's SERPs; (2) the Lincoln National Corporation Employees' Group Life Insurance, Accidental Death, Disability, Loss of Sight Insurance and Family Life Insurance Plan; (3) the Lincoln National Corporation Group health, dental, vision and/or hearing Plan for Employees in which such employees would have been entitled to participate had they not been terminated; (4) the Lincoln National Corporation Employees' Health Care Expense Account Plan (pursuant to the Lincoln National Corporation Customized Security Plan) (except that if a re-enrollment occurs during the period that severance is being paid, such terminated Band 2 Employee may not re-enroll for coverage under Purchaser's Health Care Expense Account
Plan); and (5) the Lincoln National Corporation Employees' Dependent Care Expense Account Plan (pursuant to the Lincoln National Corporation Customized Security Plan). In the case of a termination of employment of a Band 2 Employee because of the elimination of the employment position of such Band 2 Employee, Purchaser shall not effect such termination of employment prior to providing eight weeks' advance notice to such Band 2 Employee and Seller of such termination of employment.

                         (B)  TERMINATION OTHER THAN FOR CAUSE AND OTHER THAN
FOR JOB ELIMINATION. In the event the employment of any Band 2 Employee is terminated by Purchaser, other than for cause and other than because of the elimination of such Band 2 Employee's employment position, for example, because of unsatisfactory performance of employment duties, prior to the date which is 18 months after the Closing Date, Purchaser shall have no obligation to provide advance notice to Seller of such termination and Seller shall have no obligation to place such Band 2 Employee in any re-employment program of Seller. In the event that the job of a Band 2 Employee who is absent from work on account of extended temporary disability (greater than two weeks but less than 12 months) is eliminated and such Band 2 Employee's job performance immediately preceding such absence was unsatisfactory and such Band 2 Employee thereafter returns to work within 12 months of the commencement of such period of extended temporary disability and within 18 months of the Closing Date, such Band 2 Employee will be provided with a similar employment position to the one that was eliminated or, in the discretion of Purchaser, treated as having been terminated in accordance with the provisions of this subsection (c)(ii)(B). To the extent such Band 2 Employee is not otherwise employed by Seller and such Band 2 Employee's employment was terminated under circumstances in which such Band 2 Employee becomes eligible for severance payments under the severance payment plan of Purchaser, Purchaser shall pay severance to such Band 2 Employee determined as follows: Purchaser shall pay severance to such Band 2 Employee who is terminated under the circumstances described in this subsection
(c)(ii)(B) a lump sum payment in an amount equal to the severance payments to which such Band 2 Employee would have been entitled were he or she an employee of Seller on the date of termination of employment (taking into account all of such Band 2 Employee's service with both Seller and Purchaser through such date of termination of employment with Purchaser) under Seller's salary-based severance payment plan as in effect on the Closing Date had his or her employment terminated for performance reasons (applying Seller's plan's standard) as of such date.

                         (C)  TERMINATION FOR CAUSE.  In the event the
employment of any Band 2 Employee is terminated by Purchaser for cause at any time, Purchaser shall not be obligated to provide any severance or benefit plan coverage continuation to such Band 2 Employee and Purchaser shall have no obligation to notify Seller of such termination and Seller shall have no obligation to place such Band 2 Employee in any re-employment program of Seller.

                         (D)  REIMBURSEMENT OF PURCHASER.  Not later than 24
months after the Closing Date, Seller shall reimburse Purchaser in an amount equal to one-half of the total severance payments paid or payable by Purchaser in accordance with subsections (c)(ii)(A) and (B) above with respect to Band 2 Employees who were given notice of termination prior to the date which is 18 months after the Closing Date and whose termination date occurs (x) within 20 months of the Closing if in accordance with subsection (c)(ii)(A) and (y) within 18 months of Closing if in accordance with subsection (c)(ii)(B), in each case only to the extent that such severance payments are attributable to years of service with Seller and/or one of its Affiliates; PROVIDED, HOWEVER, that, to the extent the sum of (1) the aggregate amount of the severance payment obligations made by Purchaser to Band 2 Employees pursuant to this subsection
(c)(ii) that are attributable to years of service with Seller and/or one of its Affiliates and (2) the aggregate amount of the severance payment obligations made by Purchaser or Newco to Band 2 Employees (as defined in the First UNUM Agreement) pursuant to the corresponding provision of the First UNUM Agreement that are attributable to years of service with Seller and/or one of its Affiliates exceeds $1 million, Seller shall reimburse Purchaser or Newco, as appropriate, in an amount equal to 100% of the amount of all severance payments due in excess thereof to the Band 2 Employees.

               (iii) Prior to the date which is 18 months from the Closing Date, Seller shall not rehire any Band 2 Employees, except for Band 2 Employees whose employment is first terminated, or who have been given notice of such termination, by Purchaser.

               (iv) Purchaser shall pay a Retention Bonus on the date which is 12 months from the Closing Date to each Band 2 Employee who is an employee of Purchaser on such date and, with respect to each Band 2 Employee whose employment is terminated as a result of job elimination prior to such date, Purchaser shall pay a Retention Bonus on the date of termination of employment of each such employee. No Retention Bonus shall be paid to any Band 2 Employee whose employment with Purchaser terminates as a result of a resignation or performance failure or for cause. Seller shall reimburse Purchaser for any Retention Bonus payments and any additional Tax liabilities of Purchaser relating to such payments.

          (d) Purchaser acknowledges that, up to and including the Closing Date, all employees of Seller have an exclusive duty of loyalty to Seller and, both prior to and subsequent to the Closing Date, a continuing non-disclosure obligation as to information regarding Seller that does not relate specifically to the Business.

          (e) As of the Closing Date, Purchaser shall provide to the retirement consultant and retirement account representative employees of Seller who become Band 2 Employees employment at offices provided by Purchaser other than the facilities of Seller, and shall pay all costs associated with the relocation of such Band 2 Employees.

          (f) Not later than the date which is 70 days after the date hereof, Purchaser shall notify Seller as to the amount of space to be included in the lease referred to in Section 1 of Schedule 1 to the Transition Services Agreement, which amount of space shall not exceed 40,000 square feet of office space, and the nature and extent of the related services to be provided under the Transition Services Agreement.

          (g) Not later than 30 days prior to the Closing Date, Seller shall have moved, at Seller's expense, the operations of the Business to a physical plant in a location and having a design consistent with Section 3 of the Transition Services Agreement.

          (h) In the event that any Band 2 Employee's employment terminates prior to the Closing Date, Seller shall use commercially reasonable efforts, acting in consultation with Purchaser, to replace such Band 2 Employee in order to maintain current staffing levels with respect to the Business. Unless otherwise agreed to by Seller and Purchaser, any individual hired by Seller in accordance with this Section 5.19(h) shall be deemed a Band 2 Employee for the purpose of this Agreement.

          (i) Prior to the Closing, Seller will continue to monitor and evaluate the work performance of the Band 2 Employees in the ordinary course of its business operations.

          (j) As soon as reasonably practicable after the date of this Agreement, Seller and Purchaser shall finalize the design of a joint incentive program related to the 1996 performance of the Business, and shall communicate such program to employees of the Business. The cost of such program shall be borne equally by Seller and Purchaser.

          Section 5.20. EMPLOYEE BENEFITS. (a) Subject to the further provisions of this Section 5.20, and except as provided in Section 5.19, Purchaser agrees to provide benefits under the employee benefit plans, programs, and arrangements of Purchaser and its Affiliates, without regard to the coverage of any such plan, program, or arrangement by ERISA or any provision of the Code, to each Band 2 Employee who accepts employment with Purchaser ("Benefits Affected Employee") on the same terms and conditions as such benefits are provided to similarly situated employees of Purchaser. Purchaser shall credit the service of each Benefits Affected Employee with Seller and its Affiliates for purposes of eligibility, participation, vesting, and accrual of or entitlement to benefits under all plans, programs, and arrangements listed on Schedule 5.20 ("Purchaser's Plans") to the same extent as if such service had been performed for Purchaser, in the amount of such service stated in a schedule to be delivered by Seller to Purchaser as soon as practicable after the Closing Date pursuant to subsection
(d)(ii)(B) (the "Benefits Information Schedule"), except to the extent that the crediting of any such service might, in the opinion of counsel to Purchaser, jeopardize the tax qualification of Purchaser's Plans or the tax-favored status of Purchaser's Plans; and PROVIDED FURTHER that Purchaser and its Affiliates shall waive or cause to be waived, except to the extent that such waiver is precluded by applicable law, any waiting period, probationary period, pre-existing condition exclusion, evidence of insurability requirement, or similar condition with respect to initial participation under any plan, program, or arrangement established, maintained, or contributed to by Purchaser or any of its Affiliates to provide health, life insurance, or disability benefits with respect to each Benefits Affected Employee.

          (b) Subject to the other provisions of this Section 5.20, and except as provided in Section 5.19, Seller, and not Purchaser, shall be responsible and shall assume any and all liability for (i) all compensation, benefits, and perquisites of any kind due any Benefits Affected

Employee on account of employment by Seller before the Closing Date, or the termination of employment by Seller, including, but not limited to, continuation of health care coverage pursuant to COBRA; and (ii) all notices, payments, fines, taxes or assessments due to any governmental authority pursuant to any applicable foreign, federal, state or local law, common law, statute, rule or regulation with respect to the employment, discharge or layoff of employees of the Business by Seller, including, but not limited to, the WARN Act and the Maine Severance Pay Law and any rules or regulations that have been issued in connection with any of the foregoing.

     Subject to the other provisions of this Section 5.20, and except as provided in Section 5.19, Purchaser, and not Seller, shall be responsible and shall assume any and all liability for (i) all compensation, benefits, and perquisites of any kind due any Benefits Affected Employee on account of employment by Purchaser on and after the Closing Date, or the termination of employment by Purchaser, including, but not limited to, continuation of health care coverage pursuant to COBRA; (ii) any decision by Purchaser or its Affiliates to employ or not to employ any employee listed on Schedule 3.19(A); and (iii) all notices, payments, fines, taxes or assessments due to any governmental authority pursuant to any applicable foreign, federal, state or local law, common law, statute, rule or regulation with respect to the employment, discharge or layoff of Benefits Affected Employees by Purchaser, including, but not limited to, the WARN Act and the Maine Severance Pay Law and any rules or regulations that have been issued in connection with any of the foregoing.

          (c)  Notwithstanding subsection (a) to the contrary:

               (i) Each Benefits Affected Employee shall be eligible to participate in and receive coverage under medical and dental plans established by Purchaser from and after the Closing Date until December 31, 1996, which shall provide continuation of substantially the same medical and dental coverages and level of benefits (including dependent and domestic partner coverages and benefits) as such Benefits Affected Employee received under the UNUM Employees Life, Dental and Medical Plan ("Seller's Employee Welfare Plan") immediately prior to the Closing Date (including continuation of copayments, deductibles, lifetime maximums and pre-existing condition exclusions as then in effect); PROVIDED that a Benefits Affected Employee's participation and coverage under such plans shall terminate in accordance with the terms thereof if such Benefits Affected Employee terminates employment with Purchaser and all of its Affiliates before December 31, 1996. The rate of pre-tax salary reduction contributions for such coverage during 1996 with respect to each Benefits Affected Employee shall not exceed the rate of pre-tax salary reduction contributions for coverage with respect to the Benefits Affected Employee under Seller's Employee Welfare Plan immediately prior to the Closing Date, and the balance of the costs of such coverage shall be paid entirely by Purchaser. Each Benefits Affected Employee who immediately prior to the Closing Date was receiving a credit from Seller for having elected not to participate in the medical or dental portion of Seller's Employee Welfare Plan shall continue to receive such credit from Purchaser on and after the Closing Date through the end of 1996, or the date of such Benefits Affected Employee's termination of employment with Purchaser and all of its Affiliates, if earlier. As of January 1, 1997, each Benefits Affected Employee who is employed by Purchaser or any of its Affiliates on such date shall be eligible to commence participation in and receive coverage under the Lincoln National

Corporation Group Health, Dental, Vision and Hearing Plan for Employees, in accordance with Section 5.20(a), except that on and after the Closing Date Purchaser and its Affiliates shall not be required to waive or cause to be waived the exclusion of any pre-existing condition that may be excluded from coverage under Seller's Employee Welfare Plan on such date, for so long as such condition would be excluded from coverage under Seller's Employee Welfare Plan if the Benefits Affected Employee continued to participate in and receive coverage thereunder.

               (ii) Each Benefits Affected Employee shall be eligible to commence participation in and receive coverage under the Lincoln National Corporation Employees' Group Life Insurance, Accidental Death, Disability, Loss of Sight Insurance and Family Life Insurance Plan as of the Closing Date; PROVIDED that no such Benefits Affected Employee shall be eligible to receive coverage under such plans with respect to any dependent prior to January 1, 1997.

               (iii) Each Benefits Affected Employee shall be permitted to elect to receive benefits under the Lincoln National Corporation Employees' Health Care Expense Account Plan (pursuant to the Lincoln National Corporation Customized Security Plan) as of the Closing Date; PROVIDED, HOWEVER, that each such Benefits Affected Employee may only make an election with respect to benefits under such plan that has the effect of continuing the election in effect for such Benefits Affected Employee under the medical reimbursement account portion of Seller's Employee Welfare Plan immediately prior to the Closing Date. Seller shall permit each Benefits Affected Employee who is a "qualified beneficiary," as defined in section 4980B of the Code, to elect continuation of coverage under the medical reimbursement account portion of Seller's Employee Welfare Plan, without regard to any election made by such Benefits Affected

Employee to receive benefits under Lincoln National Corporation Employees' Health Care Expense Account Plan.

               (iv) Each Benefits Affected Employee shall be permitted to elect to receive benefits under the Lincoln National Corporation Employees' Dependent Care Expense Account Plan (pursuant to the Lincoln National Corporation Customized Security Plan) as of the Closing Date; PROVIDED, HOWEVER, that each such Benefits Affected Employee may only make an election with respect to benefits under such plan that has the effect of continuing the election in effect for such Benefits Affected Employee under the dependent care account portion of Seller's Employee Welfare Plan immediately prior to the Closing Date. Seller shall provide dependent care assistance benefits to each Benefits Affected Employee who is participating in the dependent care account portion of Seller's Employee Welfare Plan immediately before the Closing Date with respect to qualifying expenses incurred on or before December 31, 1996.

               (v) (A) Each Benefits Affected Employee shall be eligible to participate in the Lincoln National Corporation Group Health and Dental Plan for Retirees (Retiree Employee Coverage) and Group Life Plans ("Purchaser's Retiree Welfare Plans") on the same terms and conditions as such benefits are provided to similarly situated employees of Purchaser; PROVIDED, HOWEVER, that any such Benefits Affected Employee who either (i) is customarily employed on a part-time basis immediately before the Closing Date or (ii) has attained age 45 before the Closing Date shall be required to have completed only 5 years of service in addition to the otherwise applicable requirement that the employee shall have attained the age of 55; and PROVIDED, FURTHER, that any such Benefits Affected Employee who has both attained age 55 and completed 5 years of service as of the Closing Date and who elects, as of the Closing Date, to participate in the retiree medical, dental and life insurance benefits portion of Seller's Employee Welfare Plan shall not be eligible to participate in Purchaser's Retiree Welfare Plans. Seller shall bear the cost of the adjustments required under this subsection (c)(v)(A), as such cost is determined under Section 5.20(f).

                    (B) Seller shall take into account service with Purchaser and its Affiliates for the purposes of determining eligibility for retiree medical, dental, and life insurance benefits and the rate of retiree contributions under Seller's Employee Welfare Plan of any Benefits Affected Employee who is re-employed by Seller within 20 months after the Closing Date. Purchaser shall bear the cost of the adjustments required under this subsection
(c)(v)(B), as such cost is determined under Section 5.20(f).

          (d) (i) Each Benefits Affected Employee who is eligible to participate in the UNUM Employees Retirement Savings Plan and Trust ("Seller's 401(k) Plan") immediately before the Closing Date shall be eligible to participate in the Lincoln National Corporation Employees' Savings and Profit Sharing Plan ("Purchaser's 401(k) Plan") as of the Closing Date. As set forth in Section 5.20(a), the service of each such Benefits Affected Employee with Seller and its Affiliates prior to the Closing Date shall be credited for all purposes under Purchaser's 401(k) Plan to the same extent as if such service had been performed for Purchaser or any of its Affiliates, in the amount of such service stated in the Benefits Information Schedule; PROVIDED that all such service performed at and after age 18 shall be so credited, and no such Benefits Affected Employee shall be required to attain any age greater than 18 for purposes of eligibility. Any Benefits Affected Employee shall be permitted to roll over outstanding plan loans that are not in default under Seller's 401(k) Plan, and to maintain an account balance of $3,500 or less under Seller's 401(k) Plan until the earlier of (1) the date on which such Benefits Affected Employee terminates employment with Purchaser and all of its Affiliates and is not thereupon re-employed by Seller or any of its affiliates and (2) the date that is 20 months after the Closing Date, except to the extent that the maintenance of such account balances might, in the opinion of counsel to Seller, jeopardize the tax qualification of Seller's 401(k) Plan.

               (ii) (A) Each Benefits Affected Employee who remains employed by Purchaser or its Affiliates on January 1, 1997 (or whose employment with Purchaser and all its Affiliates was involuntarily terminated by Purchaser or any of its Affiliates before such date), and is a participant in the UNUM Employees Pension Plan and Trust ("Seller's Defined Benefit Plan") and, where applicable, the UNUM Supplemental Retirement Benefit Plan ("Seller's SERP") immediately before the Closing Date shall continue to accrue benefits under such plans (as the same may be amended from time to time) until the earlier of (1) the date on which such Benefits Affected Employee terminates employment with the Purchaser and all of its Affiliates and (2) the date that is 20 months after the Closing Date. The service of each Benefits Affected Employee by the Purchaser and its Affiliates during such period shall be credited under Seller's Defined Benefit Plan and Seller's SERP to the same extent as if such service had been performed for Seller or any of its Affiliates, and the compensation paid to each such Benefits Affected Employee by Purchaser and its Affiliates during such period shall be taken into account to the same extent as if such compensation had been paid by Seller or any of its Affiliates; PROVIDED, HOWEVER, that such service and compensation shall not be required to be taken into account to the extent that such action might, in the opinion of counsel to Seller, jeopardize the tax qualification of Seller's Defined Benefit Plan. As soon as practicable after the earlier of (1) the date on which a Benefits Affected Employee terminates employment with the Purchaser and all of its Affiliates and (2) the date that is 20 months after the Closing Date, Purchaser shall provide to Seller a record of such employee's actual service and compensation with respect to the 20-month period. Purchaser shall bear the cost of the adjustments required under this subsection (d)(ii)(A), as such cost is determined under Section 5.20(f).

                    (B) Each Benefits Affected Employee shall be eligible to participate in the Lincoln National Corporation Employees' Retirement Plan ("Purchaser's Defined Benefit Plan") and, if applicable, the Lincoln National Corporation Employees' Supplemental Pension Benefit Plan and the Lincoln National Corporation Employees' Excess Compensation Pension Benefit Plan ("Purchaser's SERPs") in accordance with the applicable provisions of such plans as amended from time to time. Each Benefits Affected Employee described in the preceding subsection (d)(ii)(A) whose employment with Purchaser and all of its Affiliates has not been terminated on the date that is 20 months after the Closing Date shall be credited for all purposes under Purchaser's Defined Benefit Plan and, if eligible, Purchaser's SERPs, with the service of such Benefits Affected Employee (1) with Seller and its Affiliates up to the Closing Date to the same extent as if such service had been performed for Purchaser and
(2) with Purchaser during such 20-month period to the extent that such service was not credited to such Benefits Affected Employee for periods prior to commencement of participation in Purchaser's plans; PROVIDED that all such service performed at and after age 18 shall be so credited, and no such Benefits Affected Employee shall be required to attain any age greater than 18 for purposes of eligibility to participate in Purchaser's Defined Benefit Plan and Purchaser's SERPs.

     As soon as practicable after the Closing Date, Seller shall provide to Purchaser the Benefits Information Schedule which shall set forth, with respect to each Benefits Affected Employee, the employee's name; date of birth; date of hire; vesting service as of the Closing Date; credited service as of the Closing Date; sex; basic compensation for calendar years 1986 through 1995, determined as the sum of base pay and field compensation; basic plus incentive compensation for calendar years 1986 through 1995; estimated basic compensation for 1996, determined as the sum of the annualized rate of base pay as of the Closing Date and 1996 field incentives (determined as the average of actual 1994 and 1995 field incentives); estimated basic plus incentive compensation for 1996 (determined as the sum of estimated basic compensation for 1996 plus the actual year to date incentive payments as of said date); projected 1997 basic compensation (the projection for 1997 shall be based on the Benefits Affected Employee's estimated basic compensation for 1996, increased by one year on the basis of the Seller's graded rates); projected 1997 basic plus incentive compensation (the projection for 1997 shall be based on the Benefits Affected Employee's projected 1997 basic compensation plus the Benefits Affected Employee's target incentive compensation for 1996); number of hours worked by the Benefits Affected Employee for Seller during 1996; and shall specify the amount of each such employee's normal retirement benefit (age 65 accrued benefit) under Seller's Defined Benefit Plan and Seller's SERP commencing at age 65 and payable in the form of a single life annuity, and such employee's credited service under Seller's plans, all determined as of the date that is 20 months after the Closing Date. For purposes of determining such normal retirement benefit under Seller's Defined Benefit Plan and Seller's SERP, Seller shall assume that the Social

Security Taxable Wage Base shall increase by 4.25% for 1997 and by 3.5% per annum from 1998 until the calendar year in which an employee attains age 65.

     Purchaser shall be permitted to reduce (but not below zero) the aggregate of the accrued benefits under Purchaser's Defined Benefit Plan and Purchaser's SERPs of each Benefits Affected Employee who commences participation thereunder by the amount of such Benefits Affected Employee's benefits specified on the schedule described below in this subsection (d)(ii)(B). Seller shall bear the cost (net of the offset described in the preceding sentence whether or not imposed by Purchaser's Defined Benefit Plan and Purchaser's SERPs) of the adjustments required under this subsection (d)(ii)(B), as such cost is determined under Section 5.20(f).

     No later than the date that is 24 months after the Closing Date, and for purposes only of calculating pension benefits under Purchaser's Defined Benefit Plan and Purchaser's SERPs, Seller shall provide to Purchaser a schedule containing the actual data in place of the estimated data set forth on the Benefits Information Schedule.

          (e) On and after the Closing Date, each of Seller and Purchaser shall timely amend their respective employee benefit plans, programs, and arrangements, and shall undertake all actions necessary or desirable to implement such amendments, to the extent that such amendments and other actions are reasonably necessary to carry out any of the terms and provisions of this
Section 5.20.

          (f) (i) Seller and Purchaser agree to adjust the Final Purchase Price as of the date that is 20 months after the Closing Date, for the purpose of settling the obligations of Purchaser to Seller and of Seller to Purchaser under subsections (c)(v) and (d)(ii) above. These obligations shall be determined as set forth in the following Tables 5.20(F)(1) and 5.20(F)(2) and the notes thereto; PROVIDED, HOWEVER, that, to the extent any service of a Benefits Affected Employee with Seller is not credited under one or more of Purchaser's Plans because (pursuant to Section 5.20(a)), in the opinion of counsel to Purchaser, such service credit might jeopardize the tax-qualified or tax-favored status of such plan, such service shall not be taken into account for purposes of the Final Purchase Price adjustment hereunder; and PROVIDED, FURTHER, that, to the extent any service of a Benefits Affected Employee with Purchaser is not credited under Seller's Defined Benefit Plan or Seller's Employee Welfare Plan because (pursuant to Section 5.20(d)(ii)), in the opinion of counsel to Seller, such service credit might jeopardize the tax-qualified status of such plan, such service shall not be taken into account for purposes of the Final Purchase Price adjustment hereunder.


                                                          TABLE 5.20(F)(1)
                                                    PENSION BENEFIT OBLIGATIONS


BENEFITS AFFECTED EMPLOYEE WHO
TERMINATES EMPLOYMENT WITH
PURCHASER PRIOR TO THE DATE
THAT IS 20 MONTHS AFTER THE
CLOSING DATE AND:                                 SELLER PAYS TO  PURCHASER:                   PURCHASER PAYS TO SELLER:
------------------------------                    --------------------------                   -------------------------
Re-employed by Seller                             Nothing                                      Amount determined under Note 1

Vested but not re-employed by Seller              Nothing                                      Amount determined under Note 1

Not vested and not re-employed by                 Nothing                                      Nothing
Seller



BENEFITS AFFECTED EMPLOYEE WHO
REMAINS EMPLOYED BY
PURCHASER ON THE DATE THAT IS
20 MONTHS AFTER THE CLOSING
DATE AND:                                         SELLER PAYS TO PURCHASER:                    PURCHASER PAYS TO SELLER:
------------------------------                    -------------------------                    -------------------------
For costs for 20 months' service                  Nothing                                      Amount determined under Note 2
with Purchaser

For past service credit costs                     Amount determined under Note 3               Nothing
through the date that is 20 months
after the Closing Date


          NOTE 1: Purchaser shall be obligated to make a payment to Seller in an amount to be determined as follows: Purchaser shall calculate for each Benefits Affected Employee the pro rata service cost, as described herein, for accrued pension benefits under Seller's Defined Benefit Plan and Seller's SERP for each Benefits Affected Employee (A) who was employed by Purchaser or any of its Affiliates as of January 1, 1997, and whose employment with Purchaser and all its Affiliates was terminated before the date that is 20 months after the Closing Date or (B) whose employment with Purchaser and all its Affiliates was involuntarily terminated by Purchaser or any of its Affiliates on or before December 31, 1996, for the period from the

Closing Date to the date of the termination of the employee's employment with the Purchaser and all its Affiliates. In making this calculation, Purchaser shall use the following assumptions: (1) Demographic assumptions used by Purchaser (as published in the January 1, 1995, actuarial valuation report for Purchaser's Defined Benefit Plan); (2) Interest rate (discount rate): 7.5%;
(3) Salary Scale: 5%; (4) Social Security Wage Base Increase: 4.5%; (5) Census data as set forth on the Benefits Information Schedule; (6) Provisions of Purchaser's Defined Benefit Plan and Purchaser's SERPs as in effect on the Closing Date; (7) Benefit starting date for vested terminated employees: Age 64 1/2.

          Purchaser shall calculate the difference between the projected benefit obligations (using the methodology established by Financial Accounting Standard No. 87 issued by the Financial Accounting Standards Board ("FAS 87")) as of January 1, 1998, and January 1, 1997 (adjusted for interest to January 1, 1998), respectively, for each such employee, to determine the 12-month service costs. Purchaser shall then determine the final service costs for each such employee by prorating the 12-month service costs to reflect the number of years and months (determined on the basis that 15 or more days equals one month) of employment for each such employee from the Closing Date to the date of termination of the employee's employment with the Purchaser and all its Affiliates. (Example: In the case of an employee employed by Purchaser from a closing date of July 1, 1996, through September 30, 1997, the 12-month service cost would be multiplied by 1.25 to reflect one year and three months of employment.)

          NOTE 2: Purchaser shall be obligated to make a payment to Seller in an amount to be determined as follows: Seller shall calculate for each Benefits Affected Employee the pro rata service cost, as described herein, for accrued pension benefits under Seller's Defined Benefit

Plan and Seller's SERP as in effect on January 1, 1997, for each Benefits Affected Employee who is employed by Purchaser on the date that is 20 months after the Closing Date. In making this calculation, Seller shall use the following assumptions: (1) Demographic assumptions used by Seller (as published in the January 1, 1995, actuarial valuation report for Seller's Defined Benefit
Plan); (2) Interest rate (discount rate): 7.5%; (3) Average Salary Scale (Seller's graded rates): 4.7%; (4) Social Security Wage Base Increase: 4.25%;
(5) Census data as set forth on the Benefits Information Schedule;
(6) Provisions of Seller's Defined Benefit Plan and Seller's SERP as in effect on January 1, 1997; (7) Benefit starting date for vested terminated employees:
Age 55.

          Seller shall calculate the difference between the projected benefit obligations (using the methodology established by FAS 87) as of January 1, 1998, and January 1, 1997 (adjusted for interest to January 1, 1998), respectively, for each such employee, to determine the 12-month service cost. Purchaser shall then determine the final service costs by multiplying the 12-month service cost by 1.67.

          NOTE 3: Seller shall be obligated to make a payment to Purchaser in an amount to be determined as follows: Purchaser shall calculate for each Benefits Affected Employee "projected benefit obligations" (using methodology established by FAS 87) for Purchaser's Defined Benefit Plan and Purchaser's SERPs less the scheduled pension benefits under Seller's Defined Benefit Plan and Seller's SERP, as set forth in the Benefits Information Schedule, as of the date that is 20 months after the Closing Date, for each Benefits Affected Employee who remains employed by Purchaser on the date that is 20 months after the Closing Date. In making this calculation, Purchaser shall use the following assumptions: (1) Demographic assumptions used by Purchaser (as published in the January 1, 1995, actuarial valuation report for Purchaser's Defined Benefit Plan); (2) Interest rate (discount rate):
7.5%; (3) Salary Scale:  5%; (4) Social Security Wage Base Increase:  4.5%;
(5) Census data as set forth on the Benefits Information Schedule;
(6) Provisions of Purchaser's Defined Benefit Plan and Purchaser's SERPs as in effect on the date that is 20 months after the Closing Date; (7) Benefit starting date for vested terminated employees: Age 64 1/2.


                                                          TABLE 5.20(F)(2)
                                                RETIREE WELFARE BENEFIT OBLIGATIONS


BENEFITS AFFECTED EMPLOYEE WHO TERMINATES
EMPLOYMENT WITH PURCHASER PRIOR TO THE
DATE THAT IS 20 MONTHS AFTER THE CLOSING
DATE AND:                                         SELLER PAYS TO PURCHASER:                    PURCHASER PAYS TO SELLER:
-----------------------------------------         -------------------------                    -------------------------
Re-employed by Seller                             Nothing                                      Amount determined under Note 4

Terminated prior to attaining age                 Nothing                                      Nothing
55 and completing 5 years of
service, and not re-employed by
Seller

Terminated after attaining age 55                 Amount determined under Note 5               Nothing
and completing 5 years of service,
and not re-employed by Seller

Terminated after (1) attaining age 55 and         Nothing                                      Nothing
completing 5 years of service prior to
Closing Date and (2) having elected to be
covered under Seller's plan, not re-
employed by Seller


BENEFITS AFFECTED EMPLOYEE WHO REMAINS
EMPLOYED BY PURCHASER ON THE DATE THAT IS
20 MONTHS AFTER THE CLOSING DATE AND:             SELLER PAYS TO PURCHASER:                    PURCHASER PAYS TO SELLER:
-----------------------------------------         -------------------------                    -------------------------
For past service costs prior to                   Amount determined under Note 6               Nothing
Closing Date

For costs of coverage                             Nothing                                      Nothing
for employees who had attained age
55 and completed 5 years of
service prior to Closing Date and
who elected to be covered under
Seller's plan


          NOTE 4: Purchaser shall be obligated to make a payment to Seller in an amount to be determined as follows: Seller shall calculate for each Benefits Affected Employee the pro rata service cost, as described herein, for accrued retiree welfare benefits under Seller's

Employee Welfare Plan, for each Benefits Affected Employee who accepts employment with Purchaser or any of its Affiliates as of the Closing Date and who terminates employment with Purchaser and all its Affiliates before the date that is 20 months after the Closing Date, for the period from the Closing Date to the date of termination of the employee's employment with Purchaser and all its Affiliates. In making this calculation, Seller shall use the following assumptions: (1) Demographic and health care trend assumptions used by Seller (as published in the January 1, 1995, actuarial valuation report of retiree welfare benefits under Seller's Employee Welfare Plan), except that the retirement rate assumption established by the January 1, 1995, actuarial valuation report of Purchaser's Retiree Welfare Plans shall be used;
(2) Interest rate (discount rate): 7.5%; (3) Average Salary Scale (Seller's graded rates): 4.7%; (4) Retiree welfare benefit provisions under Seller's Employee Welfare Plan as in effect on the Closing Date; (5) Census data as set forth on the Benefits Information Schedule; (6) Attribution of the expected post-retirement benefit obligation will be between the date of hire and the expected retirement age as determined using the applicable assumptions under Purchaser's Defined Benefit Plan.

          Seller shall calculate the difference between the accumulated post-retirement benefit obligations (using the methodology established by Financial Accounting Standard No. 106 ("FAS 106"), except as provided in item (6) of the preceding paragraph concerning use of attribution of the expected post-retirement benefit obligation) as of January 1, 1998, and January 1, 1997 (adjusted for interest to January 1, 1998), respectively, for each such employee, to determine the 12-month service costs. Seller shall then determine the final service costs for each such employee by prorating the 12-month service costs to reflect the number of years and months

(determined on the basis that 15 or more days equals one month) of employment for each such employee from the Closing Date to the date of termination of the employee's employment with the Purchaser and all its Affiliates. (Example: In the case of an employee employed by Purchaser from a closing date of July 1, 1996, through September 30, 1997, the 12-month service cost would be multiplied by 1.25 to reflect one year and three months of employment.)

          NOTE 5: Seller shall be obligated to make a payment to Purchaser in an amount to be determined as follows: Purchaser shall calculate for each Benefits Affected Employee the accumulated post-retirement benefit obligation (using the methodology established by FAS 106) for Purchaser's Retiree Welfare Plan, as of the Closing Date, for each Benefits Affected Employee who (A) either
(1) after becoming employed by Purchaser, attains age 55 and completes 5 or more years of service during the 20-month period following the Closing Date or
(2) had attained age 55 and completed 5 years of service before the Closing Date, (B) terminates employment with Purchaser and all its Affiliates before the date that is 20 months after the Closing Date, and (C) does not irrevocably decline coverage under Purchaser's Retiree Welfare Plans, for the period from the Closing Date to the date of the termination of the employee's employment with Purchaser and all its Affiliates. If an individual irrevocably declines one coverage, then the foregoing calculation shall apply to any other coverage not irrevocably declined (E.G., an irrevocable declination of medical coverage would nevertheless require a calculation for life and dental coverage). Such amount shall be projected for interest to the date that is 20 months after the Closing Date. In making this calculation, Purchaser shall make the following assumptions: (1) Demographic and health care trend assumptions used by Purchaser (as published in the January 1, 1995, actuarial valuation report for Purchaser's Retiree Welfare

Plans); (2) Interest rate (discount rate): 7.5%; (3) Salary Scale: 5%; (4) Provisions of Purchaser's Retiree Welfare Plans as in effect on the Closing Date; (5) Census data as set forth on the Benefits Information Schedule;
(6) Attribution of the expected benefit obligation will be between the date of hire and the eligibility date for full benefits under Purchaser's Retiree Welfare Plans.

          NOTE 6: Seller shall be obligated to make a payment to Purchaser in an amount to be determined as follows: Purchaser shall calculate for each Benefits Affected Employee the accumulated post-retirement benefit obligation (using the methodology described herein) for retiree welfare benefits accrued under Purchaser's Retiree Welfare Plans as in effect as of the Closing Date, for each Benefits Affected Employee who remains employed by Purchaser or its Affiliates on the date that is 20 months after the Closing Date. Such amount shall be projected for interest to the date that is 20 months after the Closing Date. In making this calculation, Purchaser shall use the following assumptions: (1) Demographic and health care trend assumptions used by Purchaser (as published in the January 1, 1995, actuarial valuation report of Purchaser's Retiree Welfare Plans); (2) Interest rate (discount rate): 7.5%;
(3) Salary Scale: 5%; (4) Provisions of Purchaser's Retiree Welfare Plans as in effect on the Closing Date; (5) Census data as set forth on the Benefits Information Schedule; (6) Use of the methodology established by FAS 106 for employees who either (A) after being employed by the Purchaser attain the age of 55 and complete 5 or more years of service during the period beginning on the Closing Date and ending on the date that is 20 months after the Closing Date or
(B) had attained the age of 55 and completed 5 years of service before the Closing Date and for all other employees attribution of the expected post-retirement benefit obligation between the date of hire and the expected retirement age as determined using the applicable assumptions under Purchaser's Defined Benefit Plan.

               (ii) Seller and Purchaser shall jointly prepare, as soon as practicable after the Closing Date, a schedule which shall set forth, with respect to each Benefits Affected Employee, the employee's name; Social Security Number; 12-month service cost in accordance with Note 1 to Table 5.20(F)(1) and
Note 4 to Table 5.20(F)(2); 167% of the 12-month service cost in accordance with
Note 2 to Table 5.20(F)(1); projected benefit obligation in accordance with Note 3 to Table 5.20(F)(1); and accumulated post-retirement benefit obligation in accordance with Notes 5 and 6 to Table 5.20(F)(2). Such schedule shall be used to determine the net adjustment to the Final Purchase Price with respect to the items set forth therein. The net adjustment to the Final Purchase Price calculated under such schedule is assumed to be paid 20 months after the Closing Date. This net adjustment to the Final Purchase Price shall be projected for interest at 7.5% per year from 20 months after the Closing Date to the actual settlement date.

          (g) Seller shall retain responsibility for and shall indemnify and hold harmless Purchaser from and against any and all claims, losses, damages and expenses (including, without limitation, reasonable attorneys' fees) and other liabilities and obligations relating to or arising out of all workers' compensation claims of Affected Employees for injuries, as defined under the applicable Workers' Compensation Act, sustained on or before the Closing Date, regardless of when the claim is actually made. Purchaser shall have responsibility for and shall indemnify and hold harmless Seller from and against any and all claims, losses, damages and expenses (including, without limitation, reasonable attorneys' fees) and other liabilities and obligations relating to or arising out of all workers' compensation claims of Affected Employees (or replacement employees of Seller who become employed by Purchaser) for injuries, as defined under the applicable Workers' Compensation Act, sustained after the Closing Date.

          Section 5.21. ALLOCATION OF FINAL PURCHASE PRICE. Seller and Purchaser agree for all Tax purposes to report the purchase of the Business as an assumption reinsurance transaction.

          Within 120 days after Closing, Purchaser and Seller shall agree upon the valuation of the assets purchased and shall complete a Form 8594 for submission to the IRS with their 1996 federal income tax returns.

          The methodology for the allocation of the final purchase price to the intangibles for federal tax purposes is the following:

          Tax reserves assumed in the transaction                $
          Other non-insurance liabilities assumed
          Cash paid by reinsurer
                                                                  ------------
          Total consideration incurred by reinsurer         (a)
                                                                  ------------
                                                                  ------------

          Cash received by the reinsurer
          Fair market value of investment assets
          Accounts receivable and other assets
                                                                  ------------
          Total value of non-intangible assets              (b)
                                                                  ------------
                                                                  ------------

          Amount allocable to the ceding commission         (a-b)
                                                                  ------------
                                                                  ------------

          Section 5.22. NEWCO. Purchaser shall use commercially reasonable efforts to acquire or organize Newco (commercially reasonable for these purposes to be interpreted in light of the regulatory requirements customarily imposed by the New York Insurance Department) and to cause each warranty and representation contained in this Agreement with respect to Newco to be true and correct no later than September 30, 1996. Purchaser shall also use commercially reasonable efforts to cause Newco, no later than September 30, 1996, to become an accredited reinsurer in the State of Maine and in other states where becoming an accredited reinsurer is required in order for Seller to receive statutory statement credit for the reinsurance under the Newco Indemnity Reinsurance Agreement. Purchaser shall similarly use commercially reasonable efforts to obtain for Newco ratings from Standard & Poor's, Moody's Investor Services, Inc. and A.M. Best & Co., which shall be no lower than those assigned to Purchaser. Seller shall use commercially reasonable efforts to assist Purchaser in obtaining accredited reinsurer status as provided in this Section 5.22.

          Section 5.23. BROKER/DEALER TRANSITION. Purchaser agrees to use commercially reasonable efforts prior to the Closing Date to: (a) enter into new agreements with the registered representatives (including dually registered representatives) and selling agreement partners listed on Schedule 5.23 hereto that provide for payment of commissions on substantially the same terms as their current arrangements with UNUM Sales Corporation with respect to the Insurance Contracts and any contracts sold pursuant to the Coinsurance and Assumption Agreement; and (b) obtain the necessary approvals and make the necessary filings and appointments so that the registered representatives and selling agreement partners listed on Schedule 5.23 hereto can lawfully receive from Purchaser commissions on the Insurance

Contracts and any contracts sold pursuant to the Coinsurance and Assumption Agreement. Purchaser agrees to assume the costs incurred as a result of the negotiation of the agreements and regulatory filings, registrations and appointments referred to above. Seller agrees to provide reasonable assistance to Purchaser in effectuating an orderly transition from UNUM Sales Corporation to Purchaser, and each of the parties will use commercially reasonable efforts to effectuate such transition by the Closing Date.

          Section 5.24. OTHER AGREEMENTS. Seller and Purchaser shall, following the date hereof, work in good faith to complete the First UNUM Agreement and the schedules and exhibits thereto as soon as practicable. Following such completion, Seller shall cause First UNUM to execute the First UNUM Agreement, which will include as a condition of closing a guaranty by UNUM Corporation, a Delaware corporation, of the obligations of First UNUM thereunder. In addition, prior to the Closing, Seller and Purchaser shall work in good faith, and in accordance with the financial terms set forth herein and in the Transition Services Agreement, to complete the exhibits provided for in the Transition Services Agreement. In addition, prior to the Closing, Seller and Purchaser shall work in good faith to prepare the License Agreements in accordance with the terms and conditions specified in the definition of the License Agreements.

          Section 5.25. BANK ACCOUNTS AND LOCKBOXES. Prior to the Closing, Seller and Purchaser shall agree upon the treatment after Closing of Seller's bank accounts and lock-box arrangements which are used primarily in the Business. Such agreements shall be in accordance with applicable laws, regulations and industry standards for financial controls and banking arrangements. Such agreements shall be reflected in the Administrative Services Agreement and the Transition Services Agreement.

          Section 5.26. COMPUTER SYSTEMS. Seller shall, prior to the Closing, take, at the expense of Seller, actions to ensure that Seller's computer systems are capable of inputing, processing and outputing information relating to
(i) the Insurance Contracts to enable the Insurance Contracts to be administered in the name of Seller, Newco or Purchaser (as applicable depending upon whether such Insurance Contracts have been novated to Purchaser pursuant to the Purchaser Assumption Reinsurance Agreement or Newco pursuant to the Newco Assumption Reinsurance Agreement), as contemplated by the Administrative Services Agreement, and to permit Purchaser to prepare the reports contemplated to be prepared by Purchaser under Sections 4.04 and 4.05 of the Administrative Services Agreement and (ii) the Insurance Contracts (as defined in the First UNUM Agreement) to enable the Insurance Contracts (as defined in the First UNUM Agreement) to be administered in the name of First UNUM or Newco (as applicable depending upon whether such Insurance Contracts have been novated to Newco pursuant to the Assumption Reinsurance Agreement (as defined in the First UNUM Agreement)), as contemplated by the Administrative Services Agreement (as defined in the First UNUM Agreement), and to permit Purchaser to prepare the reports contemplated to be prepared by Purchaser under Sections 4.04 and 4.05 of the Administrative Services Agreement (as defined in the First UNUM Agreement).

          Section 5.27. COMPUTER SOFTWARE. With respect to Licensed Generally Used Software and the Licensed Principally Used Software, Seller and Purchaser shall work together cooperatively to determine the most economical method of obtaining from the licensors of the

Licensed Generally Used Software and the licensors of the Licensed Principally Used Software the right for Purchaser to operate the Licensed Generally Used Software and the Licensed Principally Used Software, which license, in the case of the Licensed Generally Used Software, will grant Purchaser the right to use such software solely in connection with the conduct of the Combined Business. Seller shall be responsible for all costs and expenses associated with obtaining such right from the licensors of the Licensed Generally Used Software and the Licensed Principally Used Software. Purchaser shall be entitled to participate fully in any negotiation with any such licensors, but shall bear its own costs in connection with such participation. With respect to the Licensed Generally Used Software and the Licensed Principally Used Software, Purchaser shall assume responsibility for complying with the terms and conditions of the licenses governing such software, including responsibility for the payment of the costs and expenses, or its pro rata share of the costs and expenses, as applicable, of all ongoing contractual responsibilities, including without limitation licensing, upgrade and maintenance fees; PROVIDED, HOWEVER, that Purchaser shall not be responsible for the payment of any annual licensing fees payable with respect to the Shared Cost Period. Seller shall pay all licensing fees payable with respect to the Shared Cost Period in connection with the Licensed Generally Used Software and the Licensed Principally Used Software.

          Section 5.28. CONTRACT ADMINISTRATION. As of the Closing Date, Seller will have in place and be operating a process for:

          (a) notifying Participants (and, where appropriate, their employers) when contributions or payments to a Transferred Contract on behalf of any individual under a salary deferral agreement exceed or appear to exceed the applicable maximum annual dollar limit under section 402(g) of the Code in any calendar year;

          (b) notifying each Participant (and, where appropriate, their employers or former employers) of the minimum required distribution rules under applicable provisions of sections 401(a)(9) and 403(b)(10) of the Code in the year such Participant reaches age 70 and each year thereafter, and for calculating such minimum required distributions;

          (c) promptly and properly allocating forfeitures to Participant accounts where forfeitures are not applied to reduce future employer contributions;

          (d) verifying (prior to any distribution or contract loan) signatures authorizing distributions or contract loans from any Transferred Contract exceeding $50,000; and

          (e) verifying Participant changes of address by correspondence directed to the old as well as the new address.

          Section 5.29. CREDIT FOR REINSURANCE. In the event that Newco is not successful, on or prior to December 1, 1997, in obtaining accredited reinsurance status in all states where such status is required for Seller to obtain statutory statement credit for the reinsurance under the Newco Indemnity Reinsurance Agreement, as contemplated by Section 5.22 hereof, Seller and Purchaser shall endeavor in good faith to revise the applicable Ancillary Agreements and/or to enter into new agreements in order to provide Seller with such statutory statement credit. Such arrangements may include, without limitation, (a) the issuance of a letter of credit for the benefit of Seller which complies with applicable law for credit for reinsurance or (b) a cession to Purchaser instead of Newco of the reinsurance contemplated under the Newco Indemnity Reinsurance Agreement, with a retrocession of such business by Purchaser to Newco. The parties contemplate that Seller would bear the costs of establishing any letters of credit as referenced above, provided that Purchaser would bear the incremental costs of establishing a letter of credit to the extent that the amount of such letter of credit should exceed $100 million.

          Section 5.30. CUSTODIAN ACCOUNT. In the event that the New York Insurance Department rejects a proposal submitted to the New York Insurance Department by the parties calling for the establishment by Newco of a custodian arrangement for the benefit of holders of Insurance Contracts issued in New York and for the release of assets held pursuant to the Seller Custodian Agreement with a fair market value equal to the portion of the General Account Reserves that pertains to those Insurance Contracts that are subject to the provisions of the Seller Custodian Agreement, the parties shall negotiate in good faith to formulate a revised proposal for submission to the New York Insurance Department with the objective of securing the release of such assets. Notwithstanding this
Section 5.30, in no event shall Purchaser or Newco be required to (i) fund any custodian account in an amount exceeding 100% of the General Account Reserves pertaining to the relevant Insurance Contracts minus the aggregate amount of contract loans under such Insurance Contracts or (ii) bear any costs that are significantly in excess of those that Purchaser or Newco would have borne had the relevant assets been maintained under the Newco Trust Agreement.

                                   ARTICLE VI

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                              OF PURCHASER TO CLOSE

          The obligations of Purchaser under this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, any one or more of which may be waived by it to the extent permitted by law:

          Section 6.01. REPRESENTATIONS AND COVENANTS. (a) The representations and warranties of Seller contained in this Agreement and in the Ancillary Agreements shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except to the extent that the failure of any such representations and warranties to be true and correct (excluding, for these purposes, any materiality limitations contained therein) would not, individually or in the aggregate, have a Material Adverse Effect on the Business; PROVIDED, HOWEVER, that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all respects as of such date or period, except to the extent that the failure of any such representations and warranties to be true and correct (excluding, for these purposes, any materiality limitations contained therein) would not, individually or in the aggregate, have a Material Adverse Effect on the Business.

          (b) Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Seller on or prior to the Closing.

          (c) Seller shall periodically until the Closing update the information contained in the Schedules hereto that have been prepared by or on behalf of Seller and any matters previously disclosed by Seller to Purchaser with respect to the representation and warranties of Seller set forth herein, so that such Schedules and other disclosures shall be true and correct in all respects on and as of the Closing Date, and such updated information shall not affect the obligations of the parties to proceed with the Closing (provided all other conditions to the Closing are satisfied or waived) to the extent that such information as updated, individually or in the aggregate, and considered collectively with any breaches of any representations and warranties contained herein or in the Ancillary Agreements (excluding, for these purposes, any materiality limitations contained therein), would not have a Material Adverse Effect on the Business.

          (d) On the Closing Date, Seller shall have delivered to Purchaser a certificate of Seller, dated as of the Closing Date and signed by an executive officer of Seller, as to the matters set forth in this Section 6.01.

          (e) In the event that (i) the representations and warranties of Seller contained in this Agreement fail to be true and correct on and as of the Closing Date (ignoring, for these purposes, any updated information provided by Seller pursuant to Section 6.01(c)) and (ii) such failure would not, individually or in the aggregate, have a Material Adverse Effect on the Business, neither Purchaser nor Newco shall be precluded from seeking indemnification pursuant to Article X of this Agreement with respect to any breaches of the representations and warranties of Seller contained in this Agreement that were breaches as of the date of this Agreement.

          Section 6.02. OTHER AGREEMENTS. The Ancillary Agreements and each of the other agreements and instruments contemplated hereby and thereby to which Seller is a party shall have been duly executed and delivered by Seller on the Closing Date and each of such agreements, documents and instruments shall be in full force and effect with respect to Seller on the Closing Date.

          Section 6.03.  GOVERNMENTAL AND REGULATORY CONSENTS AND APPROVALS.
(a) All Permits and authorizations required by either party or Newco from governmental and regulatory bodies listed on Schedule 6.03 hereto, and all Permits and authorizations from any other governmental or regulatory bodies that are legally required by either party or Newco to close this Agreement and to implement the Indemnity Reinsurance Agreements shall have been obtained and shall be in full force and effect and without conditions or limitations which are unacceptable to Purchaser in the exercise of its reasonable business judgment, and Purchaser shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such Permits.

          (b)  The waiting period prescribed by the HSR Act shall have expired.

          Section 6.04. THIRD PARTY CONSENTS. All consents from Persons set forth on Schedule 4.05 hereto shall have been obtained without conditions or limitations which are unacceptable to Purchaser in the exercise of its reasonable business judgment, and shall be in full force and effect.

          Section 6.05. PARTICIPATION AGREEMENTS. Purchaser and Newco shall have entered into a new participation agreement with each of the investment companies listed on Schedule 6.05 hereto and the investment adviser for and the principal underwriter of such company, as applicable, on substantially the same terms as such agreement with Seller.

          Section 6.06. POSSESSION OF ASSETS; INSTRUMENTS OF CONVEYANCE. On the Closing Date, Seller shall have delivered (and caused the Seller Custodian to have delivered) to

Purchaser, Newco or the Trustee, as applicable, possession of the Transferred Assets to be transferred on the Closing Date and shall have transferred (and caused the Seller Custodian to have transferred) to Purchaser, Newco or the Trustee, as applicable, all of the right, title and interest of Seller in and to such assets as provided in this Agreement and the Ancillary Agreements.

          Section 6.07. OPINION OF COUNSEL TO SELLER. Purchaser shall have received the opinion of the General Counsel of Seller dated as of the Closing Date, addressed to Purchaser and substantially in the form of Exhibit I hereto.

          Section 6.08. INJUNCTION. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction, directing that the transactions provided for herein not be consummated as herein provided.

          Section 6.09. CUSTOMER ASSET VALUE. The sum of (a) the Customer Asset Value, as adjusted as set forth below, as of the date of the Closing Balance Sheet, and (b) the Customer Asset Value as defined in the First UNUM Agreement, as adjusted as set forth below, as of the date of the Closing Balance Sheet, shall not be less than $2,059,050,000; PROVIDED, HOWEVER, that, for the purposes of this Section 6.09, in determining Customer Asset Value (as defined herein and in the First UNUM Agreement), there shall be excluded from the calculation an amount equal to the aggregate GAAP reserves relating to all Insurance Contracts (as defined herein and in the First UNUM Agreement) that are not Core Insurance Contracts.

          Section 6.10. CREDITING RATES. The weighted aggregate general account crediting rate in effect from the date hereof to the Closing Date with respect to the Core Insurance Contracts, averaged over such period of time, shall not be greater than 6.06%.

          Section 6.11. NEW YORK SUBSIDIARY. Newco shall be a New York life insurance company subsidiary of Purchaser that is licensed by the New York Insurance Department to conduct life and annuity businesses in the State of New York and that is recognized as an accredited reinsurer in the State of Maine.

          Section 6.12. EMPLOYMENT CONTRACTS. Purchaser shall have entered into employment contracts with the employee(s) listed on Schedule 6.12 hereof and such employee(s) shall not be in material breach thereof. In addition, such employee(s) shall be employed by Seller as of the Closing Date, unless the employment of such employee(s) shall have terminated prior to such date due to death or permanent disability.

          Section 6.13. FIRST UNUM CLOSING. Simultaneous with the Closing under this Agreement, the closing under the First UNUM Agreement shall have occurred.


                                   ARTICLE VII

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                               OF SELLER TO CLOSE

          The obligations of Seller under this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, any one or more of which may be waived by it to the extent permitted by law:

          Section 7.01. REPRESENTATIONS AND COVENANTS. (a) The representations and warranties of Purchaser contained in this Agreement and in the Ancillary Agreements shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except to the extent that the failure of any such representations and warranties to be true and correct (excluding, for these purposes, any materiality limitations contained therein) would not, individually or in the aggregate, materially and adversely affect the ability of Purchaser and Newco (giving effect to the Closing) to conduct the Business; PROVIDED, HOWEVER, that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all respects as of such date or period, except to the extent that the failure of any such representations and warranties to be true and correct (excluding, for these purposes, any materiality limitations contained therein) would not, individually or in the aggregate, materially and adversely affect the ability of Purchaser and Newco (giving effect to the Closing) to conduct the Business.

          (b) Purchaser and Newco shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Purchaser and Newco, respectively, on or prior to the Closing Date.

          (c) Purchaser shall periodically until the Closing update the information contained in the Schedules hereto that have been prepared by or on behalf of Purchaser so that such Schedules shall be true and correct in all respects on and as of the Closing Date, and such updated information contained in the Schedules hereto shall not affect the obligations of the parties to proceed with the Closing (provided all other conditions to the Closing are satisfied or waived) to the extent that such information contained in the Schedules hereto as updated, individually or in the aggregate, and considered collectively with any breaches of any representations and warranties contained herein or in the Ancillary Agreements (excluding, for these purposes, any materiality limitations contained therein), would not have a Material Adverse

Effect on Purchaser or Newco or (after giving effect to the Closing) have a Material Adverse Effect on the Business.

          (d) On the Closing Date, Purchaser shall have delivered to Seller a certificate of Purchaser, dated as of the Closing Date and signed by an executive officer of Purchaser, as to the matters set forth in this
Section 7.01.

          (e) In the event that (i) the representations and warranties of Purchaser contained in this Agreement fail to be true and correct on and as of the Closing Date (ignoring, for these purposes, any updated information provided by Purchaser pursuant to Section 7.01(c)) and (ii) such failure would not, individually or in the aggregate, materially and adversely affect the ability of Purchaser and Newco (giving effect to the Closing) to conduct the Business, Seller shall not be precluded from seeking indemnification pursuant to Article X of this Agreement with respect to any breach of the representations and warranties of Purchaser contained in this Agreement that were breaches as of the date of this Agreement.

          Section 7.02. OTHER AGREEMENTS. The Ancillary Agreements and each of the other agreements and instruments contemplated hereby and thereby to which Purchaser or Newco is a party shall have been duly executed and delivered by Purchaser or Newco, as applicable, on the Closing Date and each of such agreements and instruments shall be in full force and effect with respect to Purchaser or Newco on the Closing Date, as applicable.

          Section 7.03.  GOVERNMENTAL AND REGULATORY CONSENTS AND APPROVALS.
(a) All Permits required by either party or Newco from governmental and regulatory bodies listed on Schedule 6.03 and all Permits and authorizations from any other governmental or regulatory bodies that are legally required by either party or Newco to close this Agreement and to implement the Indemnity Reinsurance Agreements shall have been obtained and shall be in full force and effect and without conditions or limitations which are unacceptable to Seller in the exercise of its reasonable business judgment, and Seller shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such Permits.

          (b)  The waiting period prescribed by the HSR Act shall have expired.

          (c) The New York Insurance Department shall have approved a transfer at Closing to the Trustee of cash and Cash Equivalents held in the Seller Custodian Account, with a fair market value equal to the portion of the General Account Reserves that pertain to those Insurance Contracts that are subject to the provisions of the Custodial Agreement.

          Section 7.04. THIRD PARTY CONSENTS. All consents from Persons set forth on Schedule 3.05 hereto shall have been obtained without conditions or limitations which are unacceptable to Seller in the exercise of its reasonable business judgment, and shall be in full force and effect.

          Section 7.05. PURCHASE PRICE. Purchaser and Newco shall have paid to Seller an aggregate amount equal to the Preliminary Purchase Price as provided in this Agreement.

          Section 7.06. OPINION OF COUNSEL TO PURCHASER. Seller shall have received the opinion of Michael J. Wilkins, an Associate General Counsel of Lincoln National Corporation, dated as of the Closing Date, addressed to Seller and substantially in the form of Exhibit J hereto.

          Section 7.07. INJUNCTION. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction, directing that the transactions provided for herein not be consummated as herein provided.

          Section 7.08. RATINGS. Seller shall have received confirmation in form and substance reasonably satisfactory to Seller that, as of the Closing Date, the Standard & Poor's Corporation Claims-Paying Ability rating of Purchaser is A+ or higher and the Moody's Investors Service, Inc. Financial Strength rating of Purchaser is A1 or higher. Seller shall have received confirmation in form and substance reasonably satisfactory to Seller that, as of the Closing Date, (i) the Standard & Poor's Corporation Claims-Paying Ability rating of Newco and the Moody's Investors Service, Inc. Financial Strength rating of Newco shall be not lower than those assigned by such rating agencies to Purchaser and (ii) either (A) a rating shall be assigned to Newco by A.M. Best & Co. which shall be no lower than that assigned to Purchaser or (B) Purchaser shall guaranty the obligations of Newco to the holders of the Insurance Contracts.

          Section 7.09. NEW YORK SUBSIDIARY. Seller shall have received from Purchaser evidence reasonably satisfactory to Seller that Newco is a New York life insurance company subsidiary of Purchaser that is licensed by the New York Insurance Department to conduct life and annuity businesses in the State of New York.

          Section 7.10. PRINCIPAL UNDERWRITER. Purchaser or an affiliated broker-dealer will have entered into any agreements with Seller that are required for Purchaser or such affiliated broker-dealer to perform, commencing on the Closing Date, the functions of a principal underwriter, as defined in the 1940 Act, of the Insurance Contracts and any contracts sold pursuant to the Coinsurance and Assumption Agreement until such time as such contracts are novated. In addition, if an affiliate of Purchaser serves as principal underwriter, Purchaser and its affiliate will have entered into any agreements between those two entities necessary to allow the registered representatives and selling agreement partners listed on Schedule 5.23 to lawfully receive commissions on the Insurance Contracts and any contracts sold pursuant to the Coinsurance and Assumption Agreement. Any such agreements shall contain customary representations, warranties and indemnities and shall terminate in the event of the termination of the Administrative Service Agreement.

          Section 7.11. FIRST UNUM AGREEMENT CLOSING. Simultaneously with the Closing under this Agreement, the closing under the First UNUM Agreement shall have occurred.


                                  ARTICLE VIII

                               FURTHER AGREEMENTS

          Section 8.01. SELLER'S NON-COMPETE. (a) Seller agrees that, except as set forth in Section 8.01(d) hereof, following the Closing Date until the second anniversary of the Closing Date (the "Non-Compete Period") Seller shall not, and Seller agrees that none of its Affiliates shall, in the United States, without the consent of Purchaser:

                 (i) solicit any holder of an Insurance Contract for the purpose of (A) obtaining applications for new group annuity contracts which constitute the Business or (B) inducing or attempting to induce any such Person to cancel, replace, surrender, withdraw assets or fail to make contributions to an Insurance Contract, or provide any incentive for any insurance agent of Seller or any broker to, directly or indirectly, do any of the foregoing;

                (ii) establish a sales force for the purpose of soliciting applications for new contracts to be issued by Seller or by any such Affiliate which would be included in the Business if issued by Purchaser or Newco or an Affiliate of Purchaser or Newco; or

               (iii) disclose or reveal to any Person other than Purchaser or Newco any trade secret or other confidential information relating solely to the Business, unless Seller is legally required (whether by binding court or regulatory order, statute or otherwise) to disclose or reveal such information, provided that Seller shall only disclose such information to the extent required to satisfy such legal requirement.

          (b) Purchaser and Seller acknowledge that any damage caused to Purchaser and Newco by reason of the breach by Seller or by any of Seller's Affiliates or any of their respective successors in interest of this Section
8.01 could not be adequately compensated for in monetary damages alone; therefore, each party agrees that, in addition to any other remedies, at law or otherwise, Purchaser and Newco shall be entitled to specific performance of this
Section 8.01 or an injunction to be issued by a court of competent jurisdiction restraining and enjoining any violation of this Section 8.01.

          (c) It is the intent and desire of the parties to this Agreement that the provisions of this Section 8.01 shall be enforced to the fullest extent permissible under applicable law. Accordingly, if any particular portion of this Section 8.01 shall be adjudicated to be invalid or unenforceable, this
Section 8.01 shall be amended to delete therefrom the portion thus adjudicated to be invalid and unenforceable under such law.

          (d) The provisions of Sections 8.01(a)(i) and (ii) hereof shall apply to Colonial Life & Accident Insurance Company only with respect to the solicitation of group contractholders of the Insurance Contracts for issuance of new group annuity contracts. Purchaser agrees that the provisions of this Section 8.01 shall not prevent Colonial Life & Accident Insurance Company from soliciting any insurance contracts or policies on its behalf or on behalf of any other insurer from Persons other than such group contractholders.


                                   ARTICLE IX

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

          Section 9.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Seller and Purchaser contained in this Agreement shall survive the execution and delivery hereof; PROVIDED, HOWEVER, that the representations and warranties of Seller and Purchaser herein shall terminate and expire on the second anniversary of the Closing Date, except for
(a) representations and warranties of Seller pursuant to Section 3.10(c), which representations and warranties shall terminate and expire as follows: (i) representations and warranties relating to a federal tax matter, including, without limitation, matters relating to the qualification of any Insurance Contract under the Code, shall continue until the earlier of (A) December 31 of the fourth year following the calendar year in which the Closing Date falls or
(B) the lapse of the applicable statute of limitations under the Code for the assessment of any relevant Tax and (ii) representations and warranties relating to a claim for a breach of a fiduciary obligation under ERISA shall continue until the earlier of (A) December 31 of the sixth year following the calendar year in which the Closing Date falls or (B) the lapse of the statute of limitations under ERISA for the assertion of such claim and (b) representations and warranties as to which a written notice pursuant to Article X, action, suit, proceeding or arbitration shall have been made or commenced prior to the applicable expiration date, which representations shall continue until such matters have been finally decided, settled or adjudicated.


                                    ARTICLE X

                                 INDEMNIFICATION

          Section 10.01. OBLIGATION TO INDEMNIFY. (a) Subject to the limitations set forth in this Article X, Seller agrees to indemnify, defend and hold harmless Purchaser and Newco (and their respective directors, officers, employees, Affiliates, successors and permitted assigns) from and against all Losses (as hereinafter defined), based upon: (i)(A) any breach of or inaccuracy in the representations and warranties of Seller contained in Article III hereof (other than those contained in Sections 3.10(c) and 3.25(d) hereof) or in any Ancillary Agreement; or (B) any breach, nonfulfillment or default in the performance of any of the covenants and agreements of Seller contained in this Agreement (other than those contained in Sections 5.28(a), (b) and (c)), any Ancillary Agreement or in any certificate or document delivered by Seller pursuant to any of the provisions of, or in connection with, this Agreement or any Ancillary Agreement, to the extent that the sum of Losses in connection with clauses (a)(i)(A) and (a)(i)(B) of this Section 10.01 and Losses (as defined in the First UNUM Agreement) in connection with the corresponding provisions of the First UNUM Agreement exceeds $1 million in the aggregate, and then only in the amount of such excess; (ii) any Asserted Liability arising out of any breach of or inaccuracy in the representations and warranties of Seller contained in
Section 3.10(c) hereof or any breach, nonfulfillment or default in the performance of any of the covenants and agreements of Seller contained in
Section 5.28(a), (b) or (c) hereof, if the sum of Losses in connection therewith and Losses (as defined in the First UNUM Agreement) in connection with any Asserted Liability arising out of any breach of or inaccuracy in the representations and warranties of First UNUM, or any breach, nonfulfillment or default by First UNUM contained in the corresponding provisions of the First UNUM Agreement exceeds $500,000 in the aggregate, in which case all such Losses shall be indemnified (there being no indemnification hereunder for Losses based on any breach of or inaccuracy in the representations and warranties of Seller contained in Section 3.10(c) hereof or any breach, nonfulfillment or default in the performance of any of the covenants and agreements of Seller contained in
Section 5.28(a), (b) or (c) hereof except for Losses resulting from an Asserted Liability); (iii) any Extra Contractual Obligations; (iv) all liabilities or obligations arising out of or related to the Assigned and Assumed Contracts based on acts of Seller occurring prior to the Closing Date other than those liabilities or obligations reflected on the Final Balance Sheet and (v) any breach of or inaccuracy in the representations and warranties contained in
Section 3.25(d) hereof. Solely for the purposes of this Section 10.01(a), the question whether any representation or warranty contained in Section 3.10(c) or 3.25(d) hereof has been breached shall be made without regard to matters previously disclosed to Purchaser, so that no such disclosure made prior to the date hereof, and no update to any such disclosure made on or prior to the Closing Date, shall be taken into account in determining whether any such breach has occurred.

          As used in this Article X, Loss and/or Losses shall mean claims, losses, liabilities, damages, deficiencies, costs, expenses (including attorneys' fees), interest, taxes and penalties.

          (b) Subject to the limitations set forth in this Article X, Purchaser agrees to indemnify, defend and hold harmless Seller (and its directors, officers, employees, Affiliates, successors and permitted assigns) from and against all Losses, based upon: (i)(A) any breach of or inaccuracy in the representations and warranties of Purchaser contained in
Article IV hereof or in any Ancillary Agreement; or (B) any breach, nonfulfillment or default in the performance of any of the covenants and agreements of Purchaser contained in this Agreement or any of the covenants or agreements of Purchaser or Newco contained in any Ancillary Agreement or in any certificate or document delivered by Purchaser or Newco pursuant to any of the provisions of, or in connection with, this Agreement or any Ancillary Agreement, to the extent that the sum of Losses in connection with clauses (b)(i)(A) and
(b)(i)(B) of this Section 10.01 and Losses (as defined in the First UNUM Agreement) in connection with the corresponding provisions of the First UNUM Agreement exceeds $1 million in the aggregate, and then only in the amount of such excess; and (ii) the Insurance Liabilities and any claim (other than an Extra Contractual Obligation) of any Person other than Seller or its Affiliates with respect to or arising out of any Insurance Liability.

          (c)  The aggregate amount for which Purchaser shall be liable under
Section 10.01(b) shall be $35 million less any amounts paid under the corresponding provision of the First UNUM Agreement. The aggregate amount for which Seller shall be liable under Sections 10.01(a)(i), (iii) and (iv) shall be $35 million less any amounts paid under the corresponding provisions of the First UNUM Agreement. The aggregate amount for which Seller shall be liable under Section 10.01(a)(ii) shall be (i) $210 million with respect to Claims Notices received by Seller from Purchaser during the period commencing on the Closing Date and ending on December 31, 1997, (ii) $140 million with respect to Claims Notices received by Seller from Purchaser during the period commencing on January 1, 1998 and ending on December 31, 1998, and (iii) $70 million with respect to Claims Notices received by Seller from

Purchaser during the period commencing on January 1, 1999 and ending on December 31 of the sixth year following the calendar year in which the Closing Date falls less, in each case, any amount paid under the corresponding provision of the First UNUM Agreement; PROVIDED, HOWEVER, that the aggregate amount for which Seller shall be liable under Section 10.01(a)(ii) during any period described in this Section 10.01(c) shall be reduced by any amounts paid or payable by Seller with respect to Claims Notices received by Seller during any prior period pursuant to Section 10.01(a)(ii) and amounts paid or payable under the corresponding provision of the First UNUM Agreement; and, PROVIDED FURTHER, that in no event shall the liability of Seller with respect to Section 10.01(a)(ii) exceed $210 million less any amount paid under the corresponding provision of the First UNUM Agreement.

          Section 10.02. CLAIMS NOTICE. Any claim for indemnification that Newco wishes to assert hereunder shall be asserted by Purchaser on behalf of Newco. In the event that either Purchaser, Newco or Seller wishes to assert a claim for indemnification hereunder, such party seeking indemnification (the "Indemnified Party") shall deliver written notice (a "Claims Notice") to the other party (the "Indemnifying Party") no later than ten (10) Business Days after such claim becomes known to the Indemnified Party, specifying the facts constituting the basis for, and the amount (if known) of, the claim asserted. Failure to deliver a Claims Notice with respect to a claim in a timely manner as specified in the preceding sentence shall not be deemed a waiver of the Indemnified Party's right to indemnification hereunder for Losses in connection with such claim, but the amount of reimbursement to which the Indemnified Party is entitled shall be reduced by the amount, if any, by which the Indemnified Party's Losses would have been less had such Claims Notice been timely delivered; PROVIDED, HOWEVER, that, notwithstanding the foregoing, the failure to deliver a Claims Notice with respect to a claim within twenty (20) Business Days of the Indemnified Party's receipt of written notice of such claim shall be deemed a waiver of the Indemnified Party's right to indemnification hereunder for Losses in connection with such claim.

          Section 10.03.  RIGHT TO CONTEST CLAIMS OF THIRD PARTIES.  (a)
Subject to Section 10.04 hereof, if an Indemnified Party asserts a claim for indemnification hereunder because of a claim or demand made, or an action, proceeding or investigation instituted, by any Person not a party to this Agreement (a "Third Party Claimant") that may result in a Loss with respect to which the Indemnified Party would be entitled to indemnification pursuant to
Section 10.01 hereof without regard to the dollar limitations set forth in
Section 10.01 (an "Asserted Liability"), the Indemnified Party shall deliver to the Indemnifying Party a Claims Notice with respect thereto, which Claims Notice shall, in accordance with the provisions of Section 10.02 hereof, be delivered no later than ten (10) Business Days after such Asserted Liability is actually known to the Indemnified Party. Failure to deliver a Claims Notice with respect to an Asserted Liability in a timely manner as specified in the preceding sentence shall not be deemed a waiver of the Indemnified Party's right to indemnification for Losses in connection with such Asserted Liability, but the amount of reimbursement to which the Indemnified Party is entitled shall be reduced by the amount, if any, by which the Indemnified Party's Losses would have been less had such Claims Notice been timely delivered; PROVIDED, HOWEVER, that, notwithstanding the foregoing, the failure to deliver a Claims Notice with respect to an Asserted Liability within twenty (20) Business Days of the Indemnified Party's receipt of written notice of such Asserted

Liability shall be deemed to be a waiver of the Indemnified Party's right to indemnification hereunder for Losses in connection with such Asserted Liability.

          (b) Subject to Section 10.04 hereof, the Indemnifying Party shall have the right, upon written notice to the Indemnified Party, to investigate, contest, defend or settle any Asserted Liability that may result in a Loss with respect to which the Indemnified Party is entitled to indemnification pursuant to Section 10.01 hereof; provided, that the Indemnified Party may, at its option and at its own expense, participate in the investigation, contesting, defense or settlement of any such Asserted Liability through representatives and counsel of its own choosing; and, provided further, that the Indemnifying Party shall not settle any Asserted Liability unless (i) such settlement is on exclusively monetary terms or (ii) the Indemnified Party shall have consented to the terms of such settlement, which consent shall not unreasonably be withheld. The failure of the Indemnifying Party to provide the above-mentioned written notice to the Indemnified Party within thirty (30) days after receipt of a Claims Notice with respect to an Asserted Liability shall be deemed an election not to defend the same. Unless and until the Indemnifying Party elects to defend the Asserted Liability, the Indemnified Party shall have the right, at its option and at the Indemnifying Party's expense, to do so in such manner as it deems appropriate; PROVIDED, HOWEVER, that the Indemnified Party shall not settle or compromise any Asserted Liability for which it seeks indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld) during the thirty (30) day period referred to above.

          (c) The Indemnifying Party shall be entitled to participate in (but not to control) the defense of any Asserted Liability which it has elected, or is deemed to have elected, not to defend, or as to which it does not have the right to defend under
Section 10.03(b) or 10.04(a), with its own counsel and at its own expense. If the Indemnifying Party seeks to question (i) the manner in which the Indemnified Party defended an Asserted Liability with respect to which the Indemnifying Party elected, or is deemed to have elected, not to defend or (ii) the amount or nature of any settlement entered into by the Indemnified Party in connection with such Asserted Liability, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such Asserted Liability in a reasonably prudent manner.

          (d) Except as provided in the first sentence of Section 10.03(b), and subject to the provisions of Section 10.04 hereof, the Indemnifying Party shall bear all costs of defending any Asserted Liability and shall indemnify and hold the Indemnified Party harmless against and from all costs, fees and expenses incurred in connection with defending such Asserted Liability.

          (e) Purchaser and Seller shall, and Purchaser shall cause Newco to, make mutually available to each other all non-privileged relevant information in their possession relating to any Asserted Liability and shall cooperate with each other in the defense thereof.

          Section 10.04. SECTION 10.01(a)(ii) INDEMNIFICATION. Notwithstanding any contrary provision in Section 10.03 and except as provided in subsection
(a)(iii) of this Section 10.04, the provisions of this Section 10.04 shall govern the procedures by which Purchaser and/or Newco shall seek indemnification under Section 10.01(a)(ii) with respect to Employer Claims and IRS Claims.

          (a) (i) In the event that any Contractholder asserts a claim against Purchaser and/or Newco or indicates to Purchaser and/or Newco that it believes that the IRS may assert a Tax liability against such Contractholder (or against one or more participants or holders of certificates under the relevant Transferred Contract) (an "Employer Claim"), Purchaser shall deliver to Seller a written notice with respect thereto no later than ten (10) Business Days after such Employer Claim is actually known to (A) Purchaser, in the case of an Employer Claim against Purchaser, (B) Newco, in the case of an Employer Claim against Newco, or (C) the first of Purchaser and Newco to have such actual knowledge, in the case of an Employer Claim against both Purchaser and Newco, specifying the facts constituting the basis for, and the amount, if known, of such Employer Claim. Failure to deliver such written notice with respect to an Employer Claim in a timely manner as specified in the preceding sentence shall not be deemed a waiver of Purchaser's and/or Newco's right to indemnification hereunder for Losses in connection with such Employer Claim, but the amount of reimbursement to which Purchaser and/or Newco is entitled shall be reduced by the amount, if any, by which Purchaser's and/or Newco's Losses would have been less had such written notice been timely delivered; PROVIDED, HOWEVER, that, notwithstanding the foregoing, the failure to deliver such written notice with respect to an Employer Claim within twenty
(20) Business Days of (x) Purchaser's receipt, in the case of an Employer Claim against Purchaser, (y) Newco's receipt, in the case of an Employer Claim against Newco, or (z) the first of Purchaser's receipt or Newco's receipt, in the case of an Employer Claim against both Purchaser and Newco, of written notice of such Employer Claim shall be deemed a waiver of Purchaser's or Newco's, as applicable, right to indemnification hereunder for Losses in connection with such Employer Claim. Seller shall be entitled to participate in (but not control) the investigation of any Employer Claim, with its own counsel and at its own expense. Purchaser or Newco, as applicable, shall have the right, but not the obligation, to investigate and to settle on, with respect to Seller, exclusively monetary terms, any such Employer Claim without the consent of Seller, either by making the settlement payment to the relevant Contractholder, participant or holders of certificates or by making such payment directly to the IRS. In the event that Losses incurred by Purchaser and/or Newco in connection with the settlement of any such Employer Claim do not exceed $250,000, Purchaser shall provide written notice (the "Settlement Notice") to Seller within ten (10) Business Days of the making of such payment by Purchaser or Newco, which Settlement Notice shall set forth in reasonable detail the amount of Losses incurred by Purchaser and/or Newco in connection with the settlement of such Employer Claim and the portion thereof for which Purchaser and/or Newco seeks indemnification. Seller shall either pay in full the amount for which Purchaser and/or Newco seeks indemnification or request arbitration in accordance with
Section 10.04(a)(ii). If Seller neither pays in full the amount for which Purchaser and/or Newco seeks indemnification nor requests arbitration in accordance with the provisions of Section 10.04(a)(ii) within thirty (30) days of the date on which Seller received such Settlement Notice, Purchaser shall be entitled to request arbitration in accordance with Section 10.04(a)(ii). In the event that Losses in connection with any settlement of an Employer Claim exceed $250,000, or in the event that any such Losses, when added to other Losses as to which Purchaser or Newco has entered into settlements in accordance with this
Section 10.04(a)(i) or the corresponding provision of the First UNUM Agreement during the same calendar year, would exceed $2,500,000 in the aggregate, neither Purchaser nor Newco shall be entitled to seek indemnification under, and such Losses shall not count towards the $500,000 threshold set forth in, Section 10.01(a)(ii).

           (ii)  (A)     In the event that an arbitration proceeding is
commenced in accordance with the provisions of subsection (a)(i) of this Section 10.04, the party requesting the arbitration shall have the right to arbitrate, pursuant to the procedures specified below, with regard to (i) whether the relevant Losses were based upon any breach of or inaccuracy in the representations and warranties of Seller contained in Section 3.10(c) hereof or the covenants and agreements of Seller contained in Section 5.28(a), (b) or (c) hereof, (ii) the reasonableness of the amount of the settlement entered into by Purchaser and/or Newco and (iii) the reasonableness of any proposed allocation of settlement between Purchaser and/or Newco on the one hand and Seller on the other hand. In any such arbitration proceeding, Purchaser shall have the burden to prove by a preponderance of the evidence the matters set forth in clauses (i) and (iii) of the preceding sentence. In the event that the arbitrators rule in favor of Purchaser as to such matters, Seller shall have the burden to prove by a preponderance of the evidence that Purchaser and/or Newco did not settle such Employer Claim in a reasonable manner. In the event that the arbitrators rule in favor of Seller on the issue of the reasonableness of the settlement, they shall be entitled to determine a lesser amount to be indemnified by Seller.

                    (B) In the event that Seller wishes to exercise its right to seek arbitration with respect to an Employer Claim that has been settled, it shall deliver a written notice of exercise to Purchaser within thirty (30) days of the date on which Seller received the Settlement Notice with respect to such settlement. In the event that Seller neither requests arbitration in accordance with the foregoing sentence nor pays in full the amount for which Purchaser and/or Newco seeks indemnification within thirty (30) days of the date on which Seller received the applicable Settlement Notice and Purchaser wishes to exercise its right to seek arbitration,

Purchaser shall deliver a written notice of exercise to Seller within ten (10) Business Days of the expiration of such 30-day period. The arbitration panel shall consist of three attorneys widely recognized as having expertise in matters relating to ERISA and section 403(b) of the Code; PROVIDED, HOWEVER, that there shall be excluded from the arbitration panel the following individuals: (x) any attorney who worked on this Agreement, any Ancillary Agreement or any of the transactions contemplated hereby or thereby; (y) any attorney employed by or partner of the firm with which any attorney described in clause (x) is affiliated as of the date hereof or as of the Closing Date; and
(z) any attorney employed by or partner of any firm advising either party with respect to any matter at the time of such arbitration. Seller shall appoint one such arbitrator and Purchaser shall appoint the second arbitrator. Such arbitrators shall then select the third arbitrator before arbitration commences. Should either Seller or Purchaser decline to appoint an arbitrator, or should the two arbitrators be unable to agree upon the choice of a third, such arbitrator shall be appointed in accordance with the rules of the American Arbitration Association. The arbitration shall be held in New York, New York, as soon as possible after the arbitrators are appointed. Each party will have the opportunity to present evidence and to cross-examine witnesses. Discovery shall be limited to the production of written documents and the taking of depositions, in each case as found by the arbitrators to be directly relevant to, and reasonably necessary to the resolution of, the issues in the arbitration, and such other discovery as the arbitrators may order. Decisions of the arbitrators shall be by majority vote. Each party shall bear its own costs and those of its counsel in connection with any such arbitration, but the costs of arbitration, including the fees of the arbitrators, shall be shared equally by the parties. Judgment upon any award of the arbitrators may be entered in a Federal court of competent jurisdiction located in the City, County and State of New York. Any out-of-pocket expenses incurred by Purchaser or Newco in connection with the enforcement of any such decision shall be reimbursed by Seller (but shall not be included in determining the limitations on Seller's liability under Section 10.01(c)).

               (iii) In the event that neither Purchaser nor Newco settles an Employer Claim under Section 10.04(a)(i), Purchaser shall be entitled to deliver a Claims Notice to Seller with respect to such Employer Claim at any time provided that neither Purchaser nor Newco has made any pleading or other filing in any court or other tribunal with respect to such Employer Claim and that Seller receives such Claims Notice at least twenty (20) days prior to the date upon which any such filing is due in response to a complaint or other filing made by the IRS or the relevant Contractholder. In the event that Purchaser delivers a Claims Notice to Seller with respect to such an Employer Claim, the provisions of Section 10.03 shall apply to such Employer Claim; provided, that the requirement that Claims Notices with respect to Asserted Liabilities be delivered within ten (10) Business Days after the Asserted Liability is actually known to the Indemnified Party shall not be applicable.

          (b) (i) In the event that the IRS asserts a claim against Purchaser and/or Newco or indicates to Purchaser and/or Newco that it may assert a Tax liability against one or more Contractholders (an "IRS Claim"), Purchaser shall deliver to Seller written notice with respect thereto no later than ten (10) Business Days after such IRS Claim is actually known to (A) Purchaser, in the case of an IRS Claim against Purchaser, (B) Newco, in the case of an IRS Claim against Newco, or (C) the first of Purchaser and Newco to have such actual knowledge, in the case of an IRS Claim against both Purchaser and Newco, specifying the basis for and the amount, if known, of such IRS Claim, and Purchaser and/or Newco, on the one hand, and Seller, on the other hand, shall jointly investigate, contest, defend or settle such IRS Claim. In any such joint defense, Purchaser and/or Newco, on the one hand, and Seller, on the other hand, shall cooperate in good faith. In the event that Purchaser and/or Newco, on the one hand, and Seller, on the other hand, agree to a settlement with the IRS and to an allocation of the settlement between Purchaser and/or Newco, on the one hand, and Seller, on the other hand, the amount of (A) Seller's allocable share (as determined by Purchaser and/or Newco, on the one hand, and Seller, on the other hand) of the settlement and of the legal fees and other expenses incurred by Purchaser and/or Newco in connection with the IRS Claim and (B) the legal fees and other expenses incurred by Seller in connection with the IRS Claim shall be paid by Seller. In the event that a settlement offer is made by the IRS and either Purchaser and/or Newco, on the one hand, or Seller, on the other hand, wishes to accept the offer, the other party shall not unreasonably withhold its consent to the settlement. If Seller rejects the offer but Purchaser or Newco, as applicable, nonetheless agrees to the settlement, or if Seller wishes to accept the offer but Purchaser or Newco, as applicable, does not agree to the settlement, the procedures set forth in Section 10.04(b)(ii) shall apply.

               (ii) (A) In the event that the amount of Losses sought by Purchaser and/or Newco in connection with a settlement offer rejected by Seller in connection with an IRS Claim is $1,000,000 or less, Purchaser shall have the right to arbitrate the reasonableness of Seller's rejection of such offer. The arbitrators shall be selected in accordance with the procedures set forth in
Section 10.04(a)(ii)(B) except as specifically provided in this
Section 10.04(b)(ii)(A). The arbitrators shall determine (i) whether and the extent to which the IRS Claim was based upon any breach of or inaccuracy in the representations and warranties of Seller contained in Section 3.10(c) hereof or the covenants and agreements of Seller contained in Section 5.28(a), (b) or (c) hereof, (ii) the reasonableness of the amount of the settlement offer in light of their determination as to the question set forth in clause (i) of this sentence and (iii) the reasonableness of any proposed allocation of settlement between Purchaser and/or Newco, on the one hand, and Seller, on the other hand. In any such arbitration proceeding, Purchaser shall have the burden to prove by a preponderance of the evidence the matters set forth in clauses (i) and (iii) of the preceding sentence. In the event that the arbitrators rule in favor of Purchaser as to such matters, Seller shall have the burden to prove by a preponderance of the evidence that its rejection of the settlement offer was reasonable. In the event that the arbitrators rule that Seller's rejection of the settlement was unreasonable, Seller shall indemnify Purchaser and/or Newco for Seller's allocable share of Losses based upon the IRS Claim (allocated based on Seller's liability, on the one hand, and Purchaser's and/or Newco's liability, on the other hand, with respect to such IRS Claim), and for out-of-pocket expenses incurred by Purchaser in connection with the arbitration. In the event that the arbitrators rule that Seller's rejection of the settlement was reasonable, the arbitrators shall be entitled to determine a lesser amount to be indemnified by Seller. Judgment upon any award of the arbitrators may be entered in a Federal court of competent jurisdiction located in the City, County and State of New York. Any out-of-pocket expenses incurred by Purchaser in connection with the enforcement of any such decision shall be reimbursed by Seller (but shall not be included in determining the limitations on Seller's liability under Section 10.01(c)).

               (B) In the event that the amount of Losses sought by Purchaser and/or Newco in connection with a settlement offer rejected by Seller in connection with an IRS Claim is greater than $1,000,000, Purchaser or Newco, as applicable, shall have the right to bring an action in any court of competent jurisdiction to seek resolution of the matters set forth in clauses (i) and (ii) of Section 10.04(b)(ii)(A). In the event that the court rules that Seller's rejection of the settlement was unreasonable, Seller shall indemnify Purchaser and/or Newco for Seller's allocable share of Losses based upon the IRS Claim (allocated based on Seller's liability, on the one hand, and Purchaser's and/or Newco's liability, on the other hand, with respect to such IRS Claim), and for out-of-pocket expenses incurred by Purchaser or Newco, as applicable, in connection with the litigation (which shall not be included in determining the limitations on Seller's liability under Section 10.01(c)). In the event that the court rules that Seller's rejection of the settlement was reasonable, the court shall be entitled to determine a lesser amount to be indemnified by Seller.

          (C) In the event that the amount of Losses allocable to Seller in connection with a settlement offer rejected by Purchaser and/or Newco in connection with an IRS Claim is $1,000,000 or less, Seller shall have the right to arbitrate the reasonableness of Purchaser's and/or Newco's rejection of such offer. The arbitrators shall be selected in accordance with the procedures set forth in Section 10.04(a)(ii)(B) except as specifically provided in this
Section 10.04(b)(ii)(C). The arbitrators shall determine the reasonableness of the amount of the settlement offer. Purchaser shall have the burden to prove, by a preponderance of the evidence, that its and/or Newco's rejection of the settlement offer was reasonable. In the event that the arbitrators rule that Purchaser's and/or Newco's rejection of the settlement was unreasonable,

Purchaser shall indemnify Seller for out-of-pocket expenses incurred by Seller in connection with the arbitration and Seller's aggregate indemnification obligation under Section 10.01(a)(ii), if any, arising from such IRS Claim and from any subsequent IRS Claim or Employer Claim relating to the issue or issues that (x) were the subject of the IRS Claim in question and (y) would have been resolved by the relevant settlement offer (regardless of whether such IRS Claim or Employer Claim arises out of the identical Insurance Contract or Insurance Contracts) shall be limited, in the aggregate, to the portion of such IRS Claim in question that is allocable to Seller (as determined by the arbitrators and specified in written findings of the arbitrators). Judgment upon any award of the arbitrators may be entered in a Federal court of competent jurisdiction located in the City, County and State of New York. Any out-of-pocket expenses incurred by Seller in connection with the enforcement of any such decision shall be reimbursed by Purchaser (but shall not be included in determining the limitations on Purchaser's liability under Section 10.01(c)).

               (D) In the event that the amount of Losses allocable to Seller in connection with a settlement offer rejected by Purchaser and/or Newco in connection with an IRS Claim is greater than $1,000,000, Seller shall have the right to bring an action in any court of competent jurisdiction to seek resolution of the reasonableness of the amount of the settlement offer. In the event that the court rules that Purchaser's and/or Newco's rejection of the settlement was unreasonable, Seller's aggregate indemnification obligation under
Section 10.01(a)(ii), if any, arising from such IRS Claim and from any subsequent IRS Claim or Employer Claim relating to the issue or issues that (x) were the subject of the IRS Claim in question and (y) would have been resolved by the relevant settlement offer (regardless of whether such IRS Claim or Employer Claim arises out of the identical Insurance Contract or Insurance Contracts) shall be limited, in the aggregate, to the portion of such IRS Claim in question that is allocable to Seller (as determined by the court). In addition, Purchaser shall indemnify Seller for out-of-pocket expenses incurred by Seller in connection with the litigation (which shall not be included in determining the limitations on Purchaser's liability under
Section 10.01(c)).

          (c) The parties intend that in determining whether a settlement or a settlement offer pursuant to this Section 10.04 was reasonable, arbitrators or a court, as applicable, shall consider the factors typically considered by insurers in settling claims of policyholders and contractholders including, but not be limited to, (i) whether Purchaser and/or Newco acted in good faith in settling an Employer Claim, or a portion of an IRS Claim allocable to Seller (in the event of a settlement by Purchaser and/or Newco) and (ii) the likely results of litigation had the Employer Claim, or a portion of an IRS Claim allocable to Seller, been litigated to a final judgment before a court of competent jurisdiction (in the event of a settlement by Purchaser and/or Newco or a settlement offer rejected by Seller or Purchaser and/or Newco), (iii) the potential costs of litigation, (iv) the potential for additional claims to develop in the course of litigation or continued settlement negotiations, (v) adverse publicity that would result from litigation and (vi) the potential for the establishment of adverse legal precedent in a court proceeding, in each case, as such may be applicable; PROVIDED, HOWEVER, that in determining any such reasonableness, the arbitrators shall consider the future business interests of Purchaser and/or Newco with respect to the Contractholders only to the extent that such business interests are included within the factors specifically referred to above in clauses (i) through (vi); and,

PROVIDED FURTHER, that, with respect to an IRS Claim, the arbitrators shall consider solely the factors specifically referred to above in clauses (i) through (vi) and whether the settlement of Seller's allocable portion of the IRS Claim would have been reasonable had such allocable portion been the sole subject of the IRS Claim.

          (d) Unless and until Purchaser or Seller shall have commenced an arbitration or judicial proceeding against the other party pursuant to the provisions hereof, Purchaser and Seller shall, and Purchaser shall cause Newco to, make mutually available to each other all non-privileged relevant information in their possession relating to any Employer Claim or IRS Claim and shall cooperate with each other in the investigation or defense thereof.

          Section 10.05. INDEMNIFICATION PAYMENTS. Subject to a party's right to defend pursuant to Section 10.03 or Section 10.04 hereof, an Indemnifying Party hereunder shall make a required indemnification payment with respect to a Loss promptly after a Claims Notice is received. All such payments shall be made by wire transfer of immediately available funds to such account or accounts as the Indemnified Party shall designate to the Indemnifying Party in writing.


                                   ARTICLE XI

                          TERMINATION PRIOR TO CLOSING

          Section 11.01. TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

          (a) by Seller in writing, if Purchaser shall (i) fail to perform in any material respect its agreements contained herein or in the First UNUM Agreement required to be performed on or prior to the Closing Date or (ii) breach any of its representations, warranties, covenants or agreements contained herein, which breach would, individually or in the aggregate, materially and adversely affect the ability of Purchaser to consummate the transactions contemplated hereby or (after giving effect to the Closing) the ability of Purchaser and Newco to conduct the Business, which failure or breach is not cured within ten (10) days after Seller has notified Purchaser of its intent to terminate this Agreement pursuant to this
Section 11.01(a);

          (b) by Purchaser in writing, if Seller shall (i) fail to perform in any material respect its agreements contained herein or in the First UNUM Agreement required to be performed on or prior to the Closing Date or (ii) breach any of its representations, warranties, covenants or agreements contained herein, which breach would, individually or in the aggregate, have a Material Adverse Effect on the Business or materially and adversely affect the ability of Seller to consummate the transactions contemplated hereby, which failure or breach is not cured within ten (10) days after Purchaser has notified Seller of its intent to terminate this Agreement pursuant to this Section 11.01(b);

          (c) by Seller or Purchaser in writing, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Purchaser and/or Seller, which prohibits or restrains Purchaser and/or Seller from consummating the transactions contemplated hereby; PROVIDED, that Purchaser and/or Seller, as the case may be, shall have used its best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted by December 15, 1996;

          (d) by either of Seller or Purchaser in writing, if the Closing has not occurred on or prior to December 15, 1996 unless the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to materially perform each of its obligations under this Agreement required to be performed by it on or prior to the Closing Date;

          (e) at any time on or prior to the Closing Date, by mutual written consent of Seller and Purchaser; and

          (f)  by Seller in writing if, at any time prior to the Closing Date,
(i) the ratings of Purchaser shall become lower than the ratings specified in
Section 7.08 hereof or (ii) Purchaser shall be placed on credit watch with an indication of a reduction in rating to a rating lower than the ratings so specified and Purchaser is not removed from credit watch within fourteen (14) days after being so placed on credit watch.

          Section 11.02. BREAK-UP FEE. (a) In the event that Seller or Purchaser shall terminate this Agreement pursuant to Section 11.01(a) or (b) hereof or otherwise fail to close this Agreement in accordance with the terms hereof, other than a failure to close this Agreement in accordance with Section 11.01(c), (d) or (e), in addition to any other remedy available to the non-breaching party at law or equity, the breaching party shall pay to the non-breaching party, within ten (10) Business Days of such termination, the sum of $2 million, as well as all out-of-pocket fees and expenses incurred by the non-breaching party in connection with the negotiation and preparation of this Agreement and the Ancillary Agreements.

          (b) In the event that Seller shall terminate this Agreement pursuant to Section 11.01(f) hereof, Purchaser shall pay to Seller, within ten (10) Business Days of such termination, the sum of $2 million, as well as all out-of-pocket fees and expenses incurred by Seller in connection with the negotiation and preparation of this Agreement and the Ancillary Agreements.


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

          (c) The parties recognize that this Section 11.02 shall not apply if this Agreement fails to close solely due to the failure of Purchaser to satisfy by December 15, 1996 the condition to close set forth in Section 7.09 hereof, provided that Purchaser shall not have failed to perform its covenants contained in Section 5.22 hereof.

          (d) The parties recognize that this Section 11.02 shall not apply if this Agreement fails to close solely due to the failure of Seller to satisfy the condition to close set forth in Section 6.12 hereof.

          Section 11.03. SURVIVAL. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become null and void and of no further force and effect, except for (a) the provisions of this Agreement relating to the obligations of the parties hereto to keep confidential and not to use certain information and data obtained from the other parties hereto and (b) the provisions of Sections 5.09, 11.02, 12.01 and this Section 11.03.


                                   ARTICLE XII

                                  MISCELLANEOUS

          Section 12.01. PUBLICITY. Except as may otherwise be required by law, no release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by Seller and Purchaser. The parties hereto shall cooperate with each other in making any release or announcement.

          Section 12.02. CONFIDENTIALITY. The parties agree that, other than as agreed or as required to implement the transactions contemplated hereby, the parties will keep confidential the terms and conditions of this Agreement and the Ancillary Agreements, including, without


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

limitation, the Schedules hereto and thereto, except as otherwise required by law (including, without limitation, pursuant to any federal or state securities laws or pursuant to any legal, regulatory or legislative proceedings).

          Section 12.03. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid and return receipt requested. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails, as follows:

          (i)  if to Purchaser:

               The Lincoln National Life Insurance Company
               1300 South Clinton Street
               P.O. Box 1110
               Fort Wayne, Indiana  48601-1110
               Attention:  Carl L. Baker
               Telecopier No.:  (219) 455-5135

               With a concurrent copy to:

               Sutherland, Asbill & Brennan
               1275 Pennsylvania Avenue, N.W.
               Washington, D.C.  20004
               Attention:  David A. Massey
               Telecopier No.:  (202) 637-3593

          (ii) If to Seller:

               UNUM Life Insurance Company of America
               2211 Congress Street
               Portland, Maine  04122
               Attention:  Kevin J. Tierney
               Telecopier No.:  (207) 770-4377

               With a concurrent copy to:

               LeBoeuf, Lamb, Greene & MacRae, L.L.P.
               125 West 55th Street
               New York, New York  10019-5389
               Attention:  Donald B. Henderson, Jr.
               Telecopier No.:  (212) 424-8500

          Any party may, by notice given in accordance with this Section 12.02 to the other parties, designate another address or person for receipt of notices hereunder provided that notice of such a change shall be effective upon receipt.

          Section 12.04. ENTIRE AGREEMENT. This Agreement (including the Ancillary Agreements, the other agreements contemplated hereby and thereby, the Exhibits and the Schedules hereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto; PROVIDED, HOWEVER, that the Confidentiality Agreement entered into between Seller and Purchaser dated September 19, 1995 shall remain in full force and effect in accordance with its terms both prior to and subsequent to the Closing (except, following Closing, as to the utilization of Books and Records and the hiring of Seller's employees as provided for in this Agreement).

          Section 12.05. WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party on exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

          Section 12.06. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          Section 12.07. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by any party (in whole or in part) without the prior written consent of the other party hereto; PROVIDED, that Seller and Purchaser agree that Newco shall enter into the Newco Assumption Reinsurance Agreement, the Newco Indemnity Reinsurance Agreement, the Newco Trust Agreement and a Custodian Agreement, as contemplated herein, with respect to Insurance Contracts issued to residents of the State of New York.

          Section 12.08. INTERPRETATION. (a) Notwithstanding anything in this Agreement to the contrary, no term or condition of this Agreement shall be construed to supersede, restrict or otherwise limit any term or condition set forth in the Indemnity Reinsurance Agreements or in the Assumption Reinsurance Agreements.

          (b) Except as otherwise provided in Section 10.04 hereto, the parties acknowledge and agree that they may pursue judicial remedies at law or equity in the event of a dispute with respect to the interpretation or construction of this Agreement. In the event that an alternative dispute resolution procedure is provided for in any of the Ancillary Agreements or any other agreement contemplated hereby or thereby, and there is a dispute with respect to the construction or interpretation of such Ancillary Agreement, the dispute resolution procedure provided for in such Ancillary Agreement shall be the procedure that shall apply with respect to the resolution of such dispute.

          (c) For purposes of this Agreement, the words "hereof," "herein," "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

          Section 12.09. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended or shall be construed to give any Person (including, but not limited to, the employees of Seller), other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          Section 12.10. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

          Section 12.11. OTHER AGREEMENTS, EXHIBITS AND SCHEDULES. The Exhibits and the Schedules are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, subsections, paragraphs, subparagraphs, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

          Section 12.12. HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

          Section 12.13. DOLLAR REFERENCES. All dollar references in this Agreement are to the currency of the United States.

          Section 12.14. NEWCO SIGNATURE PAGE. Prior to the Closing Date, Purchaser shall cause Newco to execute a signature page to this Agreement in substantially the form of Exhibit L hereto, and Newco shall thereafter be deemed to be a party to this Agreement for all purposes as if it had executed this Agreement concurrently with Seller and Purchaser.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                    UNUM LIFE INSURANCE COMPANY OF AMERICA

                    By:       /s/ Kevin J. Tierney
                         -------------------------------
                         Name:    Kevin J. Tierney
                         Title:   Senior Vice President
                                    and General Counsel


                    THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                    By:       /s/ Kelly D. Clevenger
                         -------------------------------
                         Name:    Kelly D. Clevenger
                         Title:   Vice President




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